LINCOLN BENEFIT LIFE COMPANY

Supplement Dated May 1, 2014

To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED MAY 1, 2014

CONSULTANT I PROSPECTUS DATED MAY 1, 2014

LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004

CONSULTANT II PROSPECTUS DATED MAY 1, 2004

PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004

The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

SUPPLEMENTAL INFORMATION

ABOUT LINCOLN BENEFIT LIFE COMPANY

Item 3(c). Risk Factors

Lincoln Benefit Life Risk Factors

This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below, which apply to us as an insurer and a provider of other products and financial services. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the SEC or in materials incorporated therein by reference.

Changes in actual experience could materially affect the profitability of our business

Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency and operating costs and expenses of our business. We establish target returns for each product based upon these factors and the average amount of capital that we must hold to support in-force contracts taking into account rating agencies and regulatory requirements. Profitability emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions. Additionally, many of our products have fixed or guaranteed terms that limit our ability to increase revenues or reduce benefits, including credited interest, once the product has been issued.

Our profitability depends on the adequacy of investment spreads, the management of market and credit risks associated with investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies to ensure recovery of acquisition expenses, and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect the profitability of our business.

Changes in reserve estimates may adversely affect our operating results

The reserve for life-contingent contract benefits is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, persistency and expenses. We periodically review the adequacy of these reserves on an aggregate basis and if future experience differs significantly from assumptions, adjustments to reserves may be required which could have a material effect on our operating results.

Changes in market interest rates may lead to a significant decrease in the profitability of our spread-based products

Our ability to manage our fixed annuities is dependent upon maintaining profitable spreads between investment yields and interest crediting rates. When market interest rates decrease or remain at relatively low levels, proceeds from investments that have matured or have been prepaid or sold may be reinvested at lower yields, reducing investment spread. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by market conditions, regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields. Decreases in the interest crediting rates offered on products could make those products less attractive, leading to changes in the level of policy loans, surrenders and withdrawals. Non-parallel shifts in interest rates, such as increases in short-term rates without accompanying increases in medium- and long-term rates, can influence customer demand for fixed annuities, which could impact the level and profitability of new customer deposits. Increases in market interest rates can also have negative effects on our business, for example by increasing the attractiveness of other investments to our customers, which can lead to increased surrenders at a time when our fixed income investment asset values are lower as a result of the increase in interest rates. This could lead to the sale of fixed income securities at a loss. For certain products, principally fixed annuity and interest-sensitive life products, the earned rate on assets could lag behind rising market yields. We may react to market conditions by increasing crediting rates, which could narrow spreads and reduce profitability on our business.

Changes in estimates of profitability on interest-sensitive life, fixed annuities and other investment products may adversely affect our profitability and financial condition through the amortization of DAC

DAC related to interest-sensitive life, fixed annuities and other investment contracts is amortized in proportion to actual historical gross profits and estimated future gross profits (“EGP”) over the estimated lives of the contracts. The principal assumptions for determining the amount of EGP are mortality, persistency, expenses, investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of any hedges. Updates to these assumptions (commonly referred to as “DAC unlocking”) could adversely affect our profitability and financial condition.

We may not be able to mitigate the capital impact associated with statutory reserving requirements, potentially resulting in a return on equity below priced levels

To support statutory reserves for certain term and universal life insurance products with secondary guarantees, we currently utilize reinsurance and capital markets solutions for financing a portion of our statutory reserve requirements deemed to be non-economic. If we are not able to maintain sufficient financing as a result of market conditions or otherwise, this could result in a return on equity below priced levels.

Changes in tax laws may decrease the profitability of our products

Under current federal and state income tax law, certain of our products, primarily life insurance and annuities, receive favorable tax treatment. This favorable treatment may give certain of our products a competitive advantage over noninsurance products. Congress and various state legislatures from time to time consider legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance and annuities. Congress and various state legislatures also consider proposals to reduce the taxation of certain products or investments that may compete with life insurance or annuities. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of our products making them less competitive. Such proposals, if adopted, could have a material effect on our profitability and financial condition and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

Our recent acquisition and further acquisitions by Resolution Life, Inc. could be disruptive to our operations

On April 1, 2014, Resolution Life, Inc. acquired all of our outstanding common stock from Allstate Life Insurance Company. The acquisition could subject our operations to risks and uncertainties that could have a material adverse effect on our financial condition and results of operations. Resolution Life, Inc. intends to acquire additional runoff books of business from unrelated insurers and may seek to combine portions of the related operations with ours to recognize efficiencies. The risks and uncertainties related to these transactions include, but are not limited to:

•	unanticipated difficulties and expenditures resulting from the transactions;

•	disruption of current plans and operations caused by the closing of the transactions and the transition to new management and service providers over time;

•	diversion of management time and focus from operating our business to addressing transaction integration challenges; and

•	the response of customers, agents and competitors to the closing of the transactions.

Our failure to address these risks could cause us to incur unanticipated liabilities, impose harmful disruptions to our customer service operations and harm our business generally.

Risks Relating to Investments

We are subject to market risk and declines in credit quality which may adversely affect investment income and cause realized and unrealized losses

We are subject to the risk that we will incur losses due to adverse changes in interest rates or credit spreads. Adverse changes to these rates and spreads may occur due to changes in fiscal policy and the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness and/or risk tolerance.

We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Credit spread is the additional yield on fixed income securities above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. Credit spreads vary (i.e. increase or decrease) in response to the market’s perception of risk and liquidity in a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies. A decline in the quality of our investment portfolio as a result of adverse economic conditions or otherwise could cause additional realized and unrealized losses on securities.

A decline in market interest rates or credit spreads could have an adverse effect on our investment income as we invest cash in new investments that may earn less than the portfolio’s average yield. In a declining interest rate environment, borrowers may prepay or redeem securities more quickly than expected as they seek to refinance at lower rates. An increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

Concentration of our investment portfolio in any particular segment of the economy may have adverse effects on our operating results and financial condition

The concentration of our investment portfolio in any particular industry, collateral type, group of related industries, geographic sector or risk type could have an adverse effect on our investment portfolio and consequently on our results of operations and financial condition. Events or developments that have a negative impact on any particular industry, group of related industries or geographic region may have a greater adverse effect on the investment portfolio to the extent that the portfolio is concentrated rather than diversified.

The determination of the amount of realized capital losses recorded for impairments of our investments is subjective and could materially impact our operating results and financial condition

The determination of the amount of realized capital losses recorded for impairments vary by investment type and is based on our ongoing evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in our results of operations. The assessment of whether other-than-temporary impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in fair value. Our conclusions on such assessments are judgmental and include assumptions and projections of future cash flows which may ultimately prove to be incorrect as assumptions, facts and circumstances change. Furthermore, historical trends may not be indicative of future impairments and additional impairments may need to be recorded in the future.

Deteriorating financial performance impacting securities collateralized by residential and commercial mortgage loans, collateralized corporate loans, and commercial mortgage loans may lead to write-downs and impact our results of operations and financial condition

Changes in residential or commercial mortgage delinquencies, loss severities or recovery rates, declining residential or commercial real estate prices, corporate loan delinquencies or recovery rates, changes in credit or bond insurer strength ratings and the quality of service provided by service providers on securities in our portfolio could lead us to determine that write-downs are necessary in the future.

The impact of our investment strategies may be adversely affected by developments in the financial markets

The impact of our investment management strategies may be adversely affected by unexpected developments in the financial markets. For example, derivative contracts may result in coverage that is not as effective as intended thereby leading to the recognition of losses without the recognition of gains expected to mitigate the losses.

The determination of the fair value of our fixed income and equity securities is subjective and could materially impact our operating results and financial condition

In determining fair values we principally use the market approach which utilizes market transaction data for the same or similar instruments. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information. The fair value of assets may differ from the actual amount received upon sale of an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the assets’ fair values. The difference between amortized cost or cost and fair value, net of deferred income taxes, certain DAC, certain deferred sales inducement costs, and certain reserves for life-contingent contract benefits, is reflected as a component of accumulated other comprehensive income in shareholder’s equity. Changing market conditions could materially affect the determination of the fair value of securities and unrealized net capital gains and losses could vary significantly.

Risks Relating to the Insurance Industry

Difficult conditions in the global economy and capital markets generally could adversely affect our business and operating results and these conditions may not improve in the near future

As with most businesses, we believe difficult conditions in the global economy and capital markets, such as significant negative macroeconomic trends, including relatively high and sustained unemployment, reduced consumer spending, lower residential and commercial real estate prices, substantial increases in delinquencies on consumer debt, including defaults on home mortgages, and the relatively low availability of credit could have an adverse effect on our business and operating results.

Stressed conditions, volatility and disruptions in global capital markets, particular markets or financial asset classes could adversely affect our investment portfolio. Disruptions in one market or asset class can also spread to other markets or asset classes. Although the disruption in the global financial markets has moderated, not all global financial markets are functioning normally, and the rate of recovery from the U.S. recession has been below historic averages. Several governments around the world have announced austerity actions to address their budget deficits that may lead to a decline in economic activity. While European policy makers have developed mechanisms to address funding concerns, risks to the European economy and financial markets remain.

General economic conditions could adversely affect us in the form of consumer behavior and pressure investment results. Holders of some of our interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Our investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in our investment portfolio.

There can be no assurance that actions of the U.S. federal government, Federal Reserve and other regulatory bodies for the purpose of stabilizing the financial markets and stimulating the economy will achieve the intended effect

In response to the financial crises affecting the banking system, the financial markets and the broader economy in recent years, the U.S. federal government, the Federal Reserve and other regulatory bodies have taken actions such as purchasing mortgage-backed and other securities from financial institutions; investing directly in banks, thrifts, and bank and savings and loan holding companies; and increasing federal spending to stimulate the economy. There can be no assurance as to the long term impact such actions will have on the financial markets or on economic conditions, including potential inflationary effects. Continued volatility and any further economic deterioration could materially and adversely affect our business, financial condition and results of operations.

Losses from legal and regulatory actions may be material to our operating results or cash flows

We are involved in various legal actions, including class action litigation challenging a range of company practices and coverage provided by our insurance products, some of which involve claims for substantial or indeterminate amounts. We are also involved in various regulatory actions and inquiries, including market conduct exams by state insurance regulatory agencies. In the event of an unfavorable outcome in one or more of these matters, the ultimate liability may be in excess of amounts currently accrued and may be material to our operating results or cash flows for a particular annual period.

We are subject to extensive regulation and potential further restrictive regulation may increase our operating costs

As an insurance company with separate accounts that are regulated as investment companies, we are subject to extensive laws and regulations. These laws and regulations are complex and subject to change. Changes may sometimes lead to additional expenses and increased legal exposure. Moreover, laws and regulations are administered and enforced by a number of different governmental authorities, each of which exercises a degree of interpretive latitude, including state insurance regulators; state securities administrators; state attorneys general; and federal agencies including the SEC, the FINRA and the U.S. Department of Justice. Consequently, we are subject to the risk that compliance with any particular regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue, particularly when compliance is judged in hindsight. In addition, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue changing, cause us to change our views regarding the actions we need to take from a legal risk management perspective, thus necessitating changes to our practices that may, in some cases, limit our ability to grow or to improve the profitability of our business. Furthermore, in some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. In many respects, these laws and regulations limit our ability to maintain the profitability of our business.

Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business

The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry, including the Federal Insurance Office (“FIO”) established within the Treasury Department.

In recent years, the state insurance regulatory framework has come under public scrutiny, members of Congress have discussed proposals to provide for federal chartering of insurance companies, and the FIO and Financial Stability Oversight Council were established. We can make no assurances regarding the potential impact of state or federal measures that may change the nature or scope of insurance and financial regulation.

These regulatory reforms and any additional legislative change or regulatory requirements imposed upon us in connection with the federal government’s regulatory reform of the financial services industry, and any more stringent enforcement of existing regulations by federal authorities, may make it more expensive for us to conduct our business, or limit our ability to grow.

Reinsurance may be unavailable at current levels and prices

Market conditions beyond our control impact the availability and cost of the reinsurance we may purchase. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available. If we were unable to purchase reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, we may have to accept an increase in risk exposure or seek other alternatives.

Reinsurance subjects us to the credit risk of our reinsurers and may not be adequate to protect us against losses arising from ceded insurance, which could have a material effect on our operating results

The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our ceded insurance risks will include all new business generated in the thirty months following the closing of our acquisition by Resolution Life, Inc., which business will be entirely ceded to Allstate Life Insurance Company. Our inability to collect a material recovery from a reinsurer could have a material effect on our operating results.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs or our ability to obtain credit on acceptable terms

In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. In such circumstances, our ability to obtain capital to fund operating expenses, financing costs, capital expenditures or acquisitions may be limited, and the cost of any such capital may be significant. Our access to additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders’ perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. If a combination of these factors were to occur, our internal sources of liquidity may prove to be insufficient and in such case, we may not be able to successfully obtain additional financing on favorable terms.

A large scale pandemic, the continued threat of terrorism or military actions may have an adverse effect on the level of claim losses we incur, the value of our investment portfolio, our competitive position, marketability of product offerings, liquidity and operating results

A large scale pandemic, the continued threat of terrorism, within the United States and abroad, or military and other actions, and heightened security measures in response to these types of threats, may cause significant volatility and losses in our investment portfolio from interest rate changes, and result in loss of life, disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by reduced economic activity caused by a large scale pandemic or the continued threat of terrorism. Additionally, a large scale pandemic or terrorist act could have a material effect on the sales, profitability, competitiveness, marketability of product offerings, liquidity, and operating results.

Changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our results of operations and financial condition

Our financial statements are subject to the application of generally accepted accounting principles, which are periodically revised, interpreted and/or expanded. Accordingly, we are required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected. For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 2 of the financial statements.

The occurrence of events unanticipated in our disaster recovery systems and management continuity planning or a support failure from external providers during a disaster could impair our ability to conduct business effectively

The occurrence of a disaster such as a natural catastrophe, an industrial accident, a terrorist attack or war, cyber attack, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

We depend heavily upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems could be subject to cyber attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other global companies, we have experienced threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.

Loss of key vendor relationships or failure of a vendor to protect personal information of our customers, claimants or employees could affect our operations

We rely on services and products provided by many vendors in the United States and abroad. These include, for example, vendors of computer hardware and software. In the event that one or more of our vendors suffers a bankruptcy or otherwise becomes unable to continue to provide products or services, or fails to protect personal information of our customers, claimants or employees, we may suffer operational impairments and financial losses.

We may not be able to protect our intellectual property and may be subject to infringement claims

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our intellectual property and to determine its scope, validity or enforceability, which could divert significant resources and prove unsuccessful. An inability to protect our intellectual property could have a material effect on our business.

We may be subject to claims by third parties for patent, trademark or copyright infringement or breach of usage rights. Any such claims and any resulting litigation could result in significant expense and liability. If our third party providers or we are found to have infringed a third-party intellectual property right, either of us could be enjoined from providing certain products or services or from utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly work around. Any of these scenarios could have a material effect on our business and results of our operations.

Item 11(a). Description of Business

Lincoln Benefit Life Company (referred to in this document as “we,” “Lincoln Benefit,” “our,” “us” or the “Company”) was incorporated under the laws of the State of Nebraska in 1938. Lincoln Benefit is a wholly-owned subsidiary of Resolution Life, Inc., a Delaware corporation, which is a wholly-owned, indirect subsidiary of Resolution Life, L.P. (the “Limited Partnership”), a Bermuda limited partnership.

On April 1, 2014, after receiving all required regulatory approvals, Resolution Life, Inc. acquired all the outstanding capital stock in Lincoln Benefit from Allstate Life Insurance Company (“ALIC”) for approximately $587 million. Immediately prior to the closing of the transaction, Lincoln Benefit recaptured certain business previously reinsured to ALIC, including (a) all of the fixed deferred annuity, value adjusted deferred annuity and indexed deferred annuity business written by the Company that was previously reinsured to ALIC, (b) all of the life insurance business written by the Company through independent producers that was previously reinsured to ALIC, other than certain specified life business, and (c) all of the net liability of the Company with respect to the accident and health and long-term care insurance business written by the Company that was previously reinsured to ALIC ((a), (b) and (c) collectively, the “Recaptured Business”). In connection with the closing, Lincoln Benefit and ALIC entered into an Amended and Restated Reinsurance Agreement (the “ARRA”), pursuant to which ALIC continues to reinsure business that was ceded by Lincoln Benefit to ALIC before the closing, with the exception of the Recaptured Business (the “ALIC Reinsured Business”). The business reinsured under the ARRA is administered by ALIC pursuant to a new Administrative Services Agreement entered into between Lincoln Benefit and ALIC in connection with the closing (the “ASA”).

In our reports, we occasionally refer to statutory financial information. All domestic United States insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not subject to the requirement to prepare financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”). We frequently use industry publications containing statutory financial information to assess our competitive position.

We provide interest-sensitive, traditional and variable life insurance products through exclusive financial specialists. Prior to July 18, 2013, we sold interest-sensitive traditional and variable life insurance and fixed annuities, including deferred and immediate, through independent master brokerage agencies. Effective January 1, 2014, we no longer offer fixed annuities such as deferred and immediate annuities.

We compete on a wide variety of factors, including product offerings, brand recognition, financial strength and ratings, prices, distribution and the level of customer service. The market for life insurance companies continues to be highly fragmented and competitive. As of December 31, 2012, there were approximately 420 groups of life insurance companies in the United States, most of which offered one or more similar products.

We have reinsurance agreements whereby certain premiums, contract charges, interest credited to contractholder funds, contract benefits and expenses are ceded to ALIC, Lincoln Benefit Reinsurance Company (“LB Re”) and other non-affiliated reinsurers.

Lincoln Benefit is subject to extensive regulation, primarily at the state level. The method, extent and substance of such regulation varies by state but generally has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to a state agency. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer solvency, reserve adequacy, insurance company licensing and examination, agent licensing, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting methods, trade practices, and corporate governance. For a discussion of statutory financial information, see Note 11 of the financial statements. For a discussion of regulatory contingencies, see Note 9 of the financial statements. Notes 9 and 11 are incorporated in this Item 11(a) by reference.

In recent years, the state insurance regulatory framework has come under increased federal scrutiny. As part of an effort to strengthen the regulation of the financial services market, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) was enacted in 2010. Many regulations required pursuant to this law must still be finalized, and we cannot predict what the final regulations will require but do not expect a material impact on Lincoln Benefit’s operations. Dodd-Frank also created the Federal Insurance Office (“FIO”) within the Treasury Department. The FIO monitors the insurance industry, provides advice to the Financial Stability Oversight Council, represents the U.S. on international insurance matters and studies the current regulatory system. FIO submitted a report to Congress in December 2013 addressing how to improve and modernize the system of insurance regulation. In addition, state legislators and insurance regulators continue to examine the appropriate nature and scope of state insurance regulation. We cannot predict whether any specific state or federal measures will be adopted to change the nature or scope of the regulation of insurance or what effect any such measures would have on Lincoln Benefit.

Item 11(b). Description of Property

Lincoln Benefit occupies office space in Lincoln, Nebraska and Northbrook, Illinois that is owned by Allstate Insurance Company. Expenses associated with these facilities are allocated to us on a direct basis.

Item 11(c). Legal Proceedings

Information required for Item 11(c) is incorporated by reference to the discussion under the heading “Regulation and Compliance” in Note 9 of the financial statements.

Item 11(e). Financial Statements and Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

Lincoln Benefit Life Company

Lincoln, Nebraska

We have audited the accompanying Statements of Financial Position of Lincoln Benefit Life Company (the “Company”), an affiliate of The Allstate Corporation, as of December 31, 2013 and 2012, and the related Statements of Operations and Comprehensive Income, Shareholder’s Equity, and Cash Flows for each of the three years in the period ended December 31, 2013. Our audits also included Schedule I–Summary of Investments–Other than Investments in Related Parties and Schedule IV–Reinsurance. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Lincoln Benefit Life Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Schedule I–Summary of Investments–Other than Investments in Related Parties and Schedule IV–Reinsurance, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Chicago, Illinois

February 28, 2014

LINCOLN BENEFIT LIFE COMPANY

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended December 31,
($ in thousands)	2013	2012	2011
Revenues
Net investment income	$10,935	$11,590	$11,836
Realized capital gains and losses	—	626	2,075

Income from operations before income tax expense	10,935	12,216	13,911
Income tax expense	3,825	4,273	4,861

Net income	7,110	7,943	9,050

Other comprehensive (loss) income, after-tax
Change in unrealized net capital gains and losses	(9,933)	247	3,411

Comprehensive (loss) income	$(2,823)	$8,190	$12,461

See notes to financial statements.

LINCOLN BENEFIT LIFE COMPANY

STATEMENTS OF FINANCIAL POSITION

	December 31,
($ in thousands, except par value data)	2013	2012
Assets
Investments
Fixed income securities, at fair value (amortized cost $284,928 and $309,324)	$290,882	$330,559
Short-term, at fair value (amortized cost $55,959 and $24,202)	55,959	24,203

Total investments	346,841	354,762
Cash	5,100	13,073
Reinsurance recoverable from Allstate Life Insurance Company and affiliate	14,518,174	15,553,945
Reinsurance recoverable from non-affiliates	2,190,417	2,147,496
Receivable from affiliates, net	66	—
Other assets	83,669	87,044
Separate Accounts	1,700,566	1,625,669

Total assets	$18,844,833	$19,781,989

Liabilities
Contractholder funds	$13,124,115	$14,255,844
Reserve for life-contingent contract benefits	3,557,411	3,424,679
Unearned premiums	11,916	13,410
Deferred income taxes	2,564	7,990
Payable to affiliates, net	—	17,189
Current income taxes payable	3,906	4,158
Other liabilities and accrued expenses	100,660	86,532
Separate Accounts	1,700,566	1,625,669

Total liabilities	18,501,138	19,435,471

Commitments and Contingent Liabilities (Note 9)

Shareholder’s Equity
Common stock, $100 par value, 30 thousand shares authorized, 25 thousand shares issued and outstanding	2,500	2,500
Additional capital paid-in	180,000	180,000
Retained income	157,325	150,215
Accumulated other comprehensive income:
Unrealized net capital gains and losses	3,870	13,803

Total accumulated other comprehensive income	3,870	13,803

Total shareholder’s equity	343,695	346,518

Total liabilities and shareholder’s equity	$18,844,833	$19,781,989

See notes to financial statements.

LINCOLN BENEFIT LIFE COMPANY

STATEMENTS OF SHAREHOLDER’S EQUITY

	Year Ended December 31,
($ in thousands)	2013	2012	2011
Common stock	$2,500	$2,500	$2,500

Additional capital paid-in	180,000	180,000	180,000

Retained income
Balance, beginning of year	150,215	142,272	133,222
Net income	7,110	7,943	9,050

Balance, end of year	157,325	150,215	142,272

Accumulated other comprehensive income
Balance, beginning of year	13,803	13,556	10,145
Change in unrealized net capital gains and losses	(9,933)	247	3,411

Balance, end of year	3,870	13,803	13,556

Total shareholder’s equity	$343,695	$346,518	$338,328

See notes to financial statements.

LINCOLN BENEFIT LIFE COMPANY

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
($ in thousands)	2013	2012	2011
Cash flows from operating activities
Net income	$7,110	$7,943	$9,050
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and other non-cash items	630	781	1,175
Realized capital gains and losses	—	(626)	(2,075)
Changes in:
Policy benefits and other insurance reserves	(6,147)	14,398	(22,072)
Income taxes	(329)	(516)	476
Receivable from/payable to affiliates, net	(17,255)	25,752	(13,494)
Other operating assets and liabilities	16,007	(32,761)	37,802

Net cash provided by operating activities	16	14,971	10,862

Cash flows from investing activities
Proceeds from sales of fixed income securities	9,170	25,367	44,880
Collections on fixed income securities	53,475	29,154	25,268
Purchases of fixed income securities	(38,896)	(51,209)	(77,175)
Change in short-term investments, net	(31,738)	(11,216)	(1,379)

Net cash used in investing activities	(7,989)	(7,904)	(8,406)

Net (decrease) increase in cash	(7,973)	7,067	2,456
Cash at beginning of year	13,073	6,006	3,550

Cash at end of year	$5,100	$13,073	$6,006

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

1. General

Basis of presentation

The accompanying financial statements include the accounts of Lincoln Benefit Life Company (the “Company”), a wholly owned subsidiary of Allstate Life Insurance Company (“ALIC”), which is wholly owned by Allstate Insurance Company (“AIC”). All of the outstanding common stock of AIC is owned by Allstate Insurance Holdings, LLC, a wholly owned subsidiary of The Allstate Corporation (the “Corporation”). These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

To conform to the current year presentation, certain amounts in the prior year notes to financial statements have been reclassified.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Pending change in ownership

On July 17, 2013, ALIC entered into a definitive agreement with Resolution Life Holdings, Inc. to sell the Company, the Company’s life insurance business generated through independent master brokerage agencies, and all of the Company’s deferred fixed annuity and long-term care insurance business. The transaction is subject to regulatory approvals and other customary closing conditions. The Company expects the closing to occur in April 2014. On or before closing, the Company also expects to recapture the business being sold that was ceded to ALIC, subject to regulatory approval.

Nature of operations

The Company sells interest-sensitive, traditional and variable life insurance products through Allstate exclusive agencies and exclusive financial specialists. Prior to July 18, 2013, the Company sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate through independent master brokerage agencies. Effective January 1, 2014, the Company no longer offers fixed annuities such as deferred and immediate annuities.

The Company is authorized to sell life insurance and retirement products in all states except New York, as well as in the District of Columbia, the U.S. Virgin Islands and Guam. For 2013, the top geographic locations for statutory premiums and annuity considerations were California, Texas and Florida. No other jurisdiction accounted for more than 5% of statutory premiums and annuity considerations. All statutory premiums and annuity considerations are ceded under reinsurance agreements.

The Company has exposure to market risk as a result of its investment portfolio. Market risk is the risk that the Company will incur realized and unrealized net capital losses due to adverse changes in interest rates and credit spreads. The Company also has certain exposures to changes in equity prices in its equity-indexed annuities and separate accounts liabilities, which are transferred to ALIC in accordance with reinsurance agreements. Interest rate risk is the risk that the Company will incur a loss due to adverse changes in interest rates relative to the interest rate characteristics of its interest bearing assets. This risk arises from the Company’s investment in interest-sensitive assets. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields. Credit spread risk is the risk that the Company will incur a loss due to adverse changes in credit spreads. This risk arises from the Company’s investment in spread-sensitive fixed income assets.

The Company monitors economic and regulatory developments that have the potential to impact its business. Federal and state laws and regulations affect the taxation of insurance companies and life insurance and annuity products. Congress and various state legislatures from time to time consider legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance and annuities. Congress and various state legislatures also consider proposals to reduce the taxation of certain products or investments that may compete with life insurance or annuities. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of the Company’s products making them less competitive. Such proposals, if adopted, could have an adverse effect on the Company’s financial position or ability to sell such products and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

2. Summary of Significant Accounting Policies

Investments

Fixed income securities include bonds, residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”). Fixed income securities, which may be sold prior to their contractual maturity, are designated as available for sale and are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income. Cash received from calls, principal payments and make-whole payments is reflected as a component of proceeds from sales and cash received from maturities and pay-downs, including prepayments, is reflected as a component of investment collections within the Statements of Cash Flows.

Short-term investments, including money market funds, commercial paper and other short-term investments, are carried at fair value.

Investment income primarily consists of interest and is recognized on an accrual basis using the effective yield method. Interest income for RMBS and CMBS is determined considering estimated pay-downs, including prepayments, obtained from third party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. For RMBS and CMBS of high credit quality with fixed interest rates, the effective yield is recalculated on a retrospective basis. For all others, the effective yield is recalculated on a prospective basis. Accrual of income is suspended for other-than-temporarily impaired fixed income securities when the timing and amount of cash flows expected to be received is not reasonably estimable.

Realized capital gains and losses include gains and losses on investment sales and write-downs in value due to other-than-temporary declines in fair value. Realized capital gains and losses on investment sales, including principal payments, are determined on a specific identification basis.

Recognition of premium revenues and contract charges, and related benefits and interest credited

The Company has reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC, Lincoln Benefit Reinsurance Company (“LB Re”, an affiliate of the Company) and non-affiliated reinsurers (see Notes 3 and 8). Amounts reflected in the Statements of Operations and Comprehensive Income are presented net of reinsurance.

Traditional life insurance products consist principally of products with fixed and guaranteed premiums and benefits, primarily term and whole life insurance products. Premiums from these products are recognized as revenue when due from policyholders. Benefits are reflected in contract benefits and recognized in relation to premiums, so that profits are recognized over the life of the policy.

Immediate annuities with life contingencies provide insurance protection over a period that extends beyond the period during which premiums are collected. Premiums from these products are recognized as revenue when received at the inception of the contract. Benefits and expenses are recognized in relation to premiums. Profits from these policies come from investment income, which is recognized over the life of the contract.

Interest-sensitive life contracts, such as universal life and single premium life, are insurance contracts whose terms are not fixed and guaranteed. The terms that may be changed include premiums paid by the contractholder, interest credited to the contractholder account balance and contract charges assessed against the contractholder account balance. Premiums from these contracts are reported as contractholder fund deposits. Contract charges consist of fees assessed against the contractholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the contract prior to contractually specified dates. These contract charges are recognized as revenue when assessed against the contractholder account balance. Contract benefits include life-contingent benefit payments in excess of the contractholder account balance.

Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. Fixed annuities, including market value adjusted annuities, equity-indexed annuities and immediate annuities without life contingencies, are considered investment contracts. Consideration received for such contracts is reported as contractholder fund deposits. Contract charges for investment contracts consist of fees assessed against the contractholder account balance for maintenance, administration and surrender of the contract prior to contractually specified dates, and are recognized when assessed against the contractholder account balance.

Interest credited to contractholder funds represents interest accrued or paid on interest-sensitive life and investment contracts. Crediting rates for certain fixed annuities and interest-sensitive life contracts are adjusted periodically by the Company to reflect current market conditions subject to contractually guaranteed minimum rates. Crediting rates for indexed life and annuities are generally based on an equity index, such as the Standard & Poor’s (“S&P”) 500 Index.

Contract charges for variable life and variable annuity products consist of fees assessed against the contractholder account balances for contract maintenance, administration, mortality, expense and surrender of the contract prior to contractually specified dates. Contract benefits incurred for variable annuity products include guaranteed minimum death, income, withdrawal and accumulation benefits.

Reinsurance

The Company has reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC, LB Re and non-affiliated reinsurers (see Notes 3 and 8). Reinsurance recoverables and the related reserve for life-contingent contract benefits and contractholder funds are reported separately in the Statements of Financial Position. Reinsurance does not extinguish the Company’s primary liability under the policies written. Therefore, the Company regularly evaluates the financial condition of its reinsurers and establishes allowances for uncollectible reinsurance as appropriate.

Investment income earned on the assets that support contractholder funds and the reserve for life-contingent contract benefits is not included in the Company’s financial statements as those assets are owned and managed by ALIC under the terms of the reinsurance agreements.

Income taxes

The income tax provision is calculated under the liability method. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities at the enacted tax rates. The principal assets and liabilities giving rise to such differences are unrealized capital gains and losses, accrued expenses and reinsurance recoverables. A deferred tax asset valuation allowance is established when there is uncertainty that such assets will be realized.

Reserve for life-contingent contract benefits

The reserve for life-contingent contract benefits payable under insurance policies, including traditional life insurance and life-contingent immediate annuities, is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, policy terminations and expenses. These assumptions, which for traditional life insurance are applied using the net level premium method, include provisions for adverse deviation and generally vary by characteristics such as type of coverage, year of issue and policy duration.

Contractholder funds

Contractholder funds represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. Contractholder funds primarily comprise cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses. Contractholder funds also include reserves for secondary guarantees on interest-sensitive life insurance and certain fixed annuity contracts and reserves for certain guarantees on variable annuity contracts.

Separate accounts

Separate accounts assets are carried at fair value. The assets of the separate accounts are legally segregated and available only to settle separate account contract obligations. Separate accounts liabilities represent the contractholders’ claims to the related assets and are carried at an amount equal to the separate accounts assets. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and therefore are not included in the Company’s Statements of Operations and Comprehensive Income. Deposits to and surrenders and withdrawals from the separate accounts are reflected in separate accounts liabilities and are not included in cash flows.

Absent any contract provision wherein the Company provides a guarantee, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts’ funds may not meet their stated investment objectives. The risk and associated cost of these contract guarantees are ceded to ALIC in accordance with the reinsurance agreements.

Adopted accounting standard

Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income

In February 2013, the Financial Accounting Standards Board issued guidance requiring expanded disclosures about the amounts reclassified out of accumulated other comprehensive income by component. The guidance requires the presentation of significant amounts reclassified out of accumulated other comprehensive income by income statement line item but only if the amount reclassified is required under accounting principles generally accepted in the United States of America (“GAAP”) to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under GAAP to be reclassified in their entirety to net income, cross-reference to other disclosures that provide additional detail about those amounts is required. The Company adopted the new guidance in 2013. The new guidance affects disclosures only and therefore had no impact on the Company’s results of operations or financial position.

3. Related Party Transactions

Business operations

The Company uses services performed by its affiliates, AIC, ALIC and Allstate Investments LLC, and business facilities owned or leased and operated by AIC in conducting its business activities. In addition, the

Company shares the services of employees with AIC. The Company reimburses its affiliates for the operating expenses incurred on behalf of the Company. The Company is charged for the cost of these operating expenses based on the level of services provided. Operating expenses allocated to the Company were $249.7 million, $241.8 million and $204.8 million in 2013, 2012 and 2011, respectively. Of these costs, the Company retains investment related expenses on the invested assets that are not transferred under the reinsurance agreements. All other costs are ceded to ALIC under the reinsurance agreements.

Broker-Dealer agreements

The Company has a service agreement with Allstate Distributors, LLC (“ADLLC”), a broker-dealer company owned by ALIC, whereby ADLLC promotes and markets products sold by the Company. In return for these services, the Company recorded expense of $71 thousand, $80 thousand and $7.2 million in 2013, 2012 and 2011, respectively, that was ceded to ALIC under the terms of the reinsurance agreements.

The Company receives distribution services from Allstate Financial Services, LLC, an affiliated broker-dealer company, for certain annuity and variable life insurance contracts sold by Allstate exclusive agencies. For these services, the Company incurred commission and other distribution expenses of $7.7 million, $6.4 million and $7.5 million in 2013, 2012 and 2011, respectively, that were ceded to ALIC.

Reinsurance

The following table summarizes amounts that were ceded to ALIC under reinsurance agreements and reported net in the Statements of Operations and Comprehensive Income.

($ in thousands)	2013	2012	2011
Premiums and contract charges	$962,576	$908,459	$833,149
Interest credited to contractholder funds, contract benefits and expenses	1,505,010	1,369,305	1,408,953

Reinsurance recoverables due from ALIC totaled $14.52 billion and $15.55 billion as of December 31, 2013 and 2012, respectively.

In September 2012, the Company entered into a coinsurance reinsurance agreement with LB Re to cede certain interest-sensitive life insurance policies to LB Re. Reinsurance recoverables due from LB Re totaled $1.9 million and $2.0 million as of December 31, 2013 and 2012, respectively.

Income taxes

The Company is a party to a federal income tax allocation agreement with the Corporation (see Note 10).

Intercompany loan agreement

The Company has an intercompany loan agreement with the Corporation. The amount of intercompany loans available to the Company is at the discretion of the Corporation. The maximum amount of loans the Corporation will have outstanding to all its eligible subsidiaries at any given point in time is limited to $1 billion. The Corporation may use commercial paper borrowings, bank lines of credit and securities lending to fund intercompany borrowings. The Company had no amounts outstanding under the intercompany loan agreement as of December 31, 2013 or 2012.

4. Investments

Fair values

The amortized cost, gross unrealized gains and losses and fair value for fixed income securities are as follows:

	Amortized cost	Gross unrealized		Fair value
($ in thousands)		Gains	Losses
December 31, 2013
U.S. government and agencies	$70,790	$3,113	$(57)	$73,846
Municipal	2,499	270	—	2,769
Corporate	190,186	5,784	(3,993)	191,977
Foreign government	4,999	165	—	5,164
RMBS	13,866	584	—	14,450
CMBS	2,588	88	—	2,676

Total fixed income securities	$284,928	$10,004	$(4,050)	$290,882

December 31, 2012
U.S. government and agencies	$86,428	$5,659	$—	$92,087
Municipal	2,499	401	—	2,900
Corporate	178,824	13,173	(29)	191,968
Foreign government	4,999	265	—	5,264
RMBS	28,239	1,498	—	29,737
CMBS	8,335	268	—	8,603

Total fixed income securities	$309,324	$21,264	$(29)	$330,559

Scheduled maturities

The scheduled maturities for fixed income securities are as follows as of December 31, 2013:

($ in thousands)	Amortized cost	Fair value
Due in one year or less	$35,518	$35,883
Due after one year through five years	110,661	116,264
Due after five years through ten years	111,316	111,036
Due after ten years	10,979	10,573

	268,474	273,756
RMBS and CMBS	16,454	17,126

Total	$284,928	$290,882

Actual maturities may differ from those scheduled as a result of calls and make-whole payments by the issuers. RMBS and CMBS are shown separately because of the potential for prepayment of principal prior to contractual maturity dates.

Net investment income

Net investment income for the years ended December 31 is as follows:

($ in thousands)	2013	2012	2011
Fixed income securities	$11,545	$12,138	$12,133
Short-term investments	23	20	11

Investment income, before expense	11,568	12,158	12,144
Investment expense	(633)	(568)	(308)

Net investment income	$10,935	$11,590	$11,836

Realized capital gains and losses

Realized capital gains and losses netted to zero in 2013 with gains from sales offsetting impairment write-downs. The Company recognized realized capital gains of $626 thousand and $2.1 million in 2012 and 2011, respectively. Realized capital gains and losses in 2013, 2012 and 2011 included $2 thousand, $19 thousand and $12 thousand, respectively, of other-than-temporary impairment losses related to RMBS, none of which were included in other comprehensive income. No other-than-temporary impairment losses were included in accumulated other comprehensive income as of December 31, 2013 or 2012.

Gross gains of $3 thousand, $645 thousand and $1.9 million and gross losses of $1 thousand, zero and $3 thousand were realized on sales of fixed income securities during 2013, 2012 and 2011, respectively.

Unrealized net capital gains and losses

Unrealized net capital gains and losses included in accumulated other comprehensive income are as follows:

	Fair Value	Gross unrealized		Unrealized net gains
($ in thousands)		Gains	Losses
December 31, 2013
Fixed income securities	$290,882	$10,004	$(4,050)	$5,954
Short-term investments	55,959	1	(1)	—

Unrealized net capital gains and losses, pre-tax				5,954
Deferred income taxes				(2,084)

Unrealized net capital gains and losses, after-tax				$3,870

	Fair value	Gross unrealized		Unrealized net gains
December 31, 2012		Gains	Losses
Fixed income securities	$330,559	$21,264	$(29)	$21,235
Short-term investments	24,203	1	—	1

Unrealized net capital gains and losses, pre-tax				21,236
Deferred income taxes				(7,433)

Unrealized net capital gains and losses, after-tax				$13,803

Change in unrealized net capital gains and losses

The change in unrealized net capital gains and losses for the years ended December 31 is as follows:

($ in thousands)	2013	2012	2011
Fixed income securities	$(15,281)	$380	$5,247
Short-term investments	(1)	1	—

Total	(15,282)	381	5,247
Deferred income taxes	5,349	(134)	(1,836)

(Decrease) increase in unrealized net capital gains and losses, after-tax	$(9,933)	$247	$3,411

Portfolio monitoring

The Company has a comprehensive portfolio monitoring process to identify and evaluate each fixed income security whose carrying value may be other-than-temporarily impaired.

For each fixed income security in an unrealized loss position, the Company assesses whether management with the appropriate authority has made the decision to sell or whether it is more likely than not the Company will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security’s decline in fair value is considered other than temporary and is recorded in earnings.

If the Company has not made the decision to sell the fixed income security and it is not more likely than not the Company will be required to sell the fixed income security before recovery of its amortized cost basis, the Company evaluates whether it expects to receive cash flows sufficient to recover the entire amortized cost basis of the security. The Company calculates the estimated recovery value by discounting the best estimate of future cash flows at the security’s original or current effective rate, as appropriate, and compares this to the amortized cost of the security. If the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of the fixed income security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors recognized in other comprehensive income.

The Company’s portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential other-than-temporary impairment using all reasonably available information relevant to the collectability or recovery of the security. Inherent in the Company’s evaluation of other-than-temporary impairment for these fixed income securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value is other than temporary are: 1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; 2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and 3) the length of time and extent to which the fair value has been less than amortized cost.

The following table summarizes the gross unrealized losses and fair value of fixed income securities by the length of time that individual securities have been in a continuous unrealized loss position.

	Less than 12 months			12 months or more			Total unrealized losses
($ in thousands)	Number of issues	Fair value	Unrealized losses	Number of issues	Fair value	Unrealized losses
December 31, 2013
U.S. government and agencies	1	$4,942	$(57)	—	$—	$—	$(57)
Corporate	23	75,754	(3,795)	1	1,770	(198)	(3,993)

Total	24	$80,696	$(3,852)	1	$1,770	$(198)	$(4,050)

December 31, 2012
Corporate	1	$1,936	$(29)	—	$—	$—	$(29)

Total	1	$1,936	$(29)	—	$—	$—	$(29)

As of December 31, 2013, $4.1 million of unrealized losses are related to investment grade securities with an unrealized loss position less than 20% of amortized cost, the degree of which suggests that these securities do not pose a high risk of being other-than-temporarily impaired. Investment grade is defined as a security having a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from S&P, Fitch, Dominion, Kroll or Realpoint, a rating of aaa, aa, a or bbb from A.M. Best, or a comparable internal rating if an externally provided rating is not available. Unrealized losses on investment grade securities are principally related to increasing risk-free interest rates or widening credit spreads since the time of initial purchase.

As of December 31, 2013, the Company has not made the decision to sell and it is not more likely than not the Company will be required to sell fixed income securities with unrealized losses before recovery of the amortized cost basis.

Municipal bonds

All of the municipal bond issuers represented in the Company’s municipal bond portfolio were in Washington as of both December 31, 2013 and 2012.

Concentration of credit risk

As of December 31, 2013, the Company is not exposed to any credit concentration risk of a single issuer and its affiliates greater than 10% of the Company’s shareholder’s equity.

Other investment information

As of December 31, 2013, fixed income securities and short-term investments with a carrying value of $9.4 million were on deposit with regulatory authorities as required by law.

5. Fair Value of Assets and Liabilities

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Assets and liabilities recorded on the Statements of Financial Position at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:

Level 1:	Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.

Level 2:	Assets and liabilities whose values are based on the following:

(a)	Quoted prices for similar assets or liabilities in active markets;
(b)	Quoted prices for identical or similar assets or liabilities in markets that are not active; or
(c)	Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

Level 3:	Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company’s estimates of the assumptions that market participants would use in valuing the assets and liabilities.

The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. The Company performs ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

The Company has two types of situations where investments are classified as Level 3 in the fair value hierarchy. The first is where quotes continue to be received from independent third-party valuation service providers and all significant inputs are market observable; however, there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity such that the degree of market observability has declined to a point where categorization as a Level 3 measurement is considered appropriate. The indicators considered in determining whether a significant decrease in the volume and level of activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, the level of credit spreads over historical levels, applicable bid-ask spreads, and price consensus among market participants and other pricing sources.

The second situation where the Company classifies securities in Level 3 is where specific inputs significant to the fair value estimation models are not market observable. This primarily occurs in the Company’s use of broker quotes to value certain securities where the inputs have not been corroborated to be market observable, and the use of valuation models that use significant non-market observable inputs.

In determining fair value, the Company principally uses the market approach which generally utilizes market transaction data for the same or similar instruments. To a lesser extent, the Company uses the income approach which involves determining fair values from discounted cash flow methodologies. For the majority of Level 2 and Level 3 valuations, a combination of the market and income approaches is used.

Summary of significant valuation techniques for assets and liabilities measured at fair value on a recurring basis

Level 1 measurements

•	Fixed income securities: Comprise certain U.S. Treasuries. Valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

•	Short-term: Comprise actively traded money market funds that have daily quoted net asset values for identical assets that the Company can access.

•

Separate account assets: Comprise actively traded mutual funds that have daily quoted net asset values for identical assets that the Company can access. Net asset values for the actively traded mutual funds in which the separate account assets are invested are obtained daily from the fund managers.

Level 2 measurements

•	Fixed income securities:

U.S. government and agencies: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Municipal: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Corporate, including privately placed: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Also included are privately placed securities valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer.

Foreign government: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

RMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads.

CMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, collateral performance and credit spreads.

•

Short-term: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. For certain short-term investments, amortized cost is used as the best estimate of fair value.

Level 3 measurements

•	Fixed income securities:

Corporate: Valued based on models that are widely accepted in the financial services industry with certain inputs to the valuation model that are significant to the valuation, but are not market observable.

•

Contractholder funds: Derivatives embedded in certain life and annuity contracts are valued internally using models widely accepted in the financial services industry that determine a single best estimate of fair value for the embedded derivatives within a block of contractholder liabilities. The models primarily use stochastically determined cash flows based on the contractual elements of embedded derivatives, projected option cost and applicable market data, such as interest rate yield curves and equity index volatility assumptions. These are categorized as Level 3 as a result of the significance of non-market observable inputs.

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2013. There are no assets or liabilities measured at fair value on a non-recurring basis as of December 31, 2013.

($ in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Balance as of December 31, 2013
Assets:
Fixed income securities:
U.S. government and agencies	$27,520	$46,326	$—	$73,846
Municipal	—	2,769	—	2,769
Corporate	—	191,977	—	191,977
Foreign government	—	5,164	—	5,164
RMBS	—	14,450	—	14,450
CMBS	—	2,676	—	2,676

Total fixed income securities	27,520	263,362	—	290,882
Short-term investments	20,764	35,195	—	55,959
Separate account assets	1,700,566	—	—	1,700,566

Total assets at fair value	$1,748,850	$298,557	$—	$2,047,407

% of total assets at fair value	85.4%	14.6%	—%	100.0%

Liabilities:
Contractholder funds: Derivatives embedded in life and annuity contracts	$—	$—	$(267,859)	$(267,859)

Total liabilities at fair value	$—	$—	$(267,859)	$(267,859)

% of total liabilities at fair value	—%	—%	100.0%	100.0%

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2012. There are no assets or liabilities measured at fair value on a non-recurring basis as of December 31, 2012.

($ in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Balance as of December 31, 2012
Assets:
Fixed income securities:
U.S. government and agencies	$34,303	$57,784	$—	$92,087
Municipal	—	2,900	—	2,900
Corporate	—	191,656	312	191,968
Foreign government	—	5,264	—	5,264
RMBS	—	29,737	—	29,737
CMBS	—	8,603	—	8,603

Total fixed income securities	34,303	295,944	312	330,559
Short-term investments	18,793	5,410	—	24,203
Separate account assets	1,625,669	—	—	1,625,669

Total assets at fair value	$1,678,765	$301,354	$312	$1,980,431

% of total assets at fair value	84.7%	15.2%	0.1%	100.0%

Liabilities:
Contractholder funds: Derivatives embedded in life and annuity contracts	$—	$—	$(314,926)	$(314,926)

Total liabilities at fair value	$—	$—	$(314,926)	$(314,926)

% of total liabilities at fair value	—%	—%	100.0%	100.0%

The following table summarizes quantitative information about the significant unobservable inputs used in Level 3 fair value measurements.

($ in thousands)	Fair value	Valuation technique	Unobservable input	Range	Weighted average
December 31, 2013
Derivatives embedded in life and annuity contracts—Equity-indexed and forward starting options	$(258,415)	Stochastic cash flow model	Projected option cost	1.0 – 2.0%	1.91%

December 31, 2012
Derivatives embedded in life and annuity contracts—Equity-indexed and forward starting options	$(295,305)	Stochastic cash flow model	Projected option cost	1.0 – 2.0%	1.96%

If the projected option cost increased (decreased), it would result in a higher (lower) liability fair value.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2013.

($ in thousands)		Total gains (losses) included in:
	Balance as of December 31, 2012	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Assets
Fixed income securities:
Corporate	$312	$—	$—	$—	$—

Total recurring Level 3 assets	$312	$—	$—	$—	$—

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$(314,926)	$43,244	$—	$—	$—

Total recurring Level 3 liabilities	$(314,926)	$43,244	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2013
Assets
Fixed income securities:
Corporate	$—	$—	$—	$(312)	$—

Total recurring Level 3 assets	$—	$—	$—	$(312)	$—

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$—	$—	$(6,621)	$10,444	$(267,859)

Total recurring Level 3 liabilities	$—	$—	$(6,621)	$10,444	$(267,859)

(1)

The amount attributable to derivatives embedded in life and annuity contracts is reported as follows: $33.0 million in interest credited to contractholder funds and $10.2 million in contract benefits. These amounts are ceded in accordance with the Company’s reinsurance agreements.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2012.

($ in thousands)		Total gains (losses) included in:
	Balance as of December 31, 2011	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Assets
Fixed income securities:
Corporate	$598	$—	$—	$—	$—
RMBS	2,321	—	—	—	(2,321)

Total recurring Level 3 assets	$2,919	$—	$—	$—	$(2,321)

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$(506,678)	$131,054	$—	$—	$—

Total recurring Level 3 liabilities	$(506,678)	$131,054	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2012
Assets
Fixed income securities:
Corporate	$—	$—	$—	$(286)	$312
RMBS	—	—	—	—	—

Total recurring Level 3 assets	$—	$—	$—	$(286)	$312

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$—	$—	$(11,024)	$71,722	$(314,926)

Total recurring Level 3 liabilities	$—	$—	$(11,024)	$71,722	$(314,926)

(2)

The amount attributable to derivatives embedded in life and annuity contracts is reported as follows: $125.9 million in interest credited to contractholder funds and $5.1 million in contract benefits. These amounts are ceded in accordance with the Company’s reinsurance agreements.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2011.

($ in thousands)		Total gains (losses) included in:
	Balance as of December 31, 2010	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Assets
Fixed income securities:
Corporate	$852	$—	$199	$—	$(10,199)
RMBS	6,880	(4)	(108)	—	(3,577)
CMBS	1,916	—	(49)	—	(1,867)

Total recurring Level 3 assets	$9,648	$(4)	$42	$—	$(15,643)

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$(494,149)	$(110,951)	$—	$—	$—

Total recurring Level 3 liabilities	$(494,149)	$(110,951)	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2011
Assets
Fixed income securities:
Corporate	$10,000	$—	$—	$(254)	$598
RMBS	—	—	—	(870)	2,321
CMBS	—	—	—	—	—

Total recurring Level 3 assets	$10,000	$—	$—	$(1,124)	$2,919

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$—	$—	$(55,559)	$153,981	$(506,678)

Total recurring Level 3 liabilities	$—	$—	$(55,559)	$153,981	$(506,678)

(1)

The amount attributable to fixed income securities is reported in the Statements of Operations and Comprehensive Income as net investment income. The amount attributable to derivatives embedded in life and annuity contracts is reported as follows: $(106.6) million in interest credited to contractholder funds and $(4.3) million in contract benefits. These amounts are ceded in accordance with the Company’s reinsurance agreements.

Transfers between level categorizations may occur due to changes in the availability of market observable inputs, which generally are caused by changes in market conditions such as liquidity, trading volume or bid-ask spreads. Transfers between level categorizations may also occur due to changes in the valuation source. For example, in situations where a fair value quote is not provided by the Company’s independent third-party valuation service provider and as a result the price is stale or has been replaced with a broker quote whose inputs have not been corroborated to be market observable, the security is transferred into Level 3. Transfers in and out of level categorizations are reported as having occurred at the beginning of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized and changes in unrealized gains and losses in the quarter of transfer are reflected in the Level 3 rollforward table.

There were no transfers between Level 1 and Level 2 during 2013, 2012 or 2011.

During 2011, certain RMBS and CMBS were transferred into Level 2 from Level 3 as a result of increased liquidity in the market and a sustained increase in market activity for these assets.

During 2011, a corporate fixed income security was transferred into Level 2 from Level 3 due to a change in the valuation model to use primarily market observable inputs. Transfers out of Level 3 during 2012 and 2011 included situations where a broker quote was used in the prior period and a fair value quote became available from the Company’s independent third-party valuation service provider in the current period. A quote utilizing the new pricing source was not available as of the prior period, and any gains or losses related to the change in valuation source for individual securities were not significant.

The following table provides the change in unrealized gains and losses included in net income for Level 3 assets and liabilities held as of December 31.

($ in thousands)	2013	2012	2011
Assets
Fixed income securities:
Corporate	$—	$—	$(2)
RMBS	—	—	(5)

Total recurring Level 3 assets	$—	$—	$(7)

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$43,244	$131,054	$(110,951)

Total recurring Level 3 liabilities	$43,244	$131,054	$(110,951)

The amounts in the table above represent the change in unrealized gains and losses included in net income for the period of time that the asset or liability was determined to be in Level 3. The amounts attributable to fixed income securities are reported in net investment income. The amount attributable to derivatives embedded in life and annuity contracts is reported as follows: $33.0 million in interest credited to contractholder funds and $10.2 million in contract benefits in 2013, $125.9 million in interest credited to contractholder funds and $5.1 million in contract benefits in 2012 and $(106.6) million in interest credited to contractholder funds and $(4.3) million in contract benefits in 2011. These amounts are ceded in accordance with the Company’s reinsurance agreements.

As of December 31, 2013 and 2012, financial instruments not carried at fair value included contractholder funds on investment contracts. The carrying value and fair value of contractholder funds on investment contracts were $7.76 billion and $7.66 billion, respectively, as of December 31, 2013 and were $9.16 billion and $9.14 billion, respectively, as of December 31, 2012. The fair value of contractholder funds on investment contracts is based on the terms of the underlying contracts utilizing prevailing market rates for similar contracts adjusted for the Company’s own credit risk. Deferred annuities included in contractholder funds are valued using discounted cash flow models which incorporate market value margins, which are based on the cost of holding economic capital, and the Company’s own credit risk. Immediate annuities without life contingencies are valued at the present value of future benefits using market implied interest rates which include the Company’s own credit risk. The fair value measurements for contractholder funds on investment contracts are categorized as Level 3.

6. Derivative Financial Instruments

The Company has derivatives embedded in non-derivative host contracts that are required to be separated from the host contracts and accounted for at fair value. The Company’s embedded derivatives are equity options in life and annuity product contracts, which provide equity returns to contractholders, and guaranteed minimum accumulation and withdrawal benefits in variable annuity contracts. The Company does not use derivatives for speculative purposes.

The following table provides a summary of the volume and fair value positions of embedded derivative financial instruments. None of these derivatives are designated as accounting hedging instruments and all are gross liabilities reported in contractholder funds.

($ in thousands)	December 31, 2013		December 31, 2012
	Volume - Notional amount	Fair value	Volume - Notional amount	Fair value
Equity-indexed and forward starting options in life and annuity product contracts	$2,591,090	$(258,415)	$3,098,496	$(295,305)
Guaranteed accumulation benefits	152,936	(8,970)	174,791	(18,047)
Guaranteed withdrawal benefits	22,199	(474)	25,186	(1,574)

Total derivatives	$2,766,225	$(267,859)	$3,298,473	$(314,926)

Gains and losses from valuation and settlements of embedded derivative financial instruments were reported as $36.9 million in interest credited to contractholder funds and $10.2 million in contract benefits in 2013, and $186.6 million in interest credited to contractholder funds and $5.1 million in contract benefits in 2012, which in turn were ceded to ALIC.

Off-balance-sheet financial instruments

There were no off-balance-sheet financial instruments as of December 31, 2013 or 2012.

7. Reserve for Life-Contingent Contract Benefits and Contractholder Funds

As of December 31, the reserve for life-contingent contract benefits consists of the following:

($ in thousands)	2013	2012
Traditional life insurance	$1,548,134	$1,519,650
Immediate fixed annuities	676,565	677,986
Accident and health insurance	1,324,268	1,217,648
Other	8,444	9,395

Total reserve for life-contingent contract benefits	$3,557,411	$3,424,679

The following table highlights the key assumptions generally used in calculating the reserve for life-contingent contract benefits:

Product	Mortality	Interest rate	Estimation method
Traditional life insurance	Actual company experience plus loading	Interest rate assumptions range from 2.5% to 8.0%	Net level premium reserve method using the Company’s withdrawal experience rates; includes reserves for unpaid claims

Immediate fixed annuities	1983 individual annuity mortality table with internal modifications; 1983 individual annuity mortality table; Annuity 2000 mortality table with internal modifications	Interest rate assumptions range from 0% to 8.8%	Present value of expected future benefits based on historical experience

Accident and health insurance	Actual company experience plus loading	Interest rate assumptions range from 4.0% to 5.3%	Unearned premium; additional contract reserves for mortality risk and unpaid claims

Other: Variable annuity guaranteed minimum death benefits	Annuity 2000 mortality table with internal modifications	Interest rate assumptions range from 4.0% to 5.8%	Projected benefit ratio applied to cumulative assessments

As of December 31, contractholder funds consist of the following:

($ in thousands)	2013	2012
Interest-sensitive life insurance	$5,020,265	$4,814,410
Investment contracts:
Fixed annuities	7,803,892	9,201,641
Other investment contracts	299,958	239,793

Total contractholder funds	$13,124,115	$14,255,844

The following table highlights the key contract provisions relating to contractholder funds:

Product	Interest rate	Withdrawal/surrender charges

Interest-sensitive life insurance	Interest rates credited range from 0% to 10.0% for equity-indexed life (whose returns are indexed to the S&P 500) and 2.6% to 6.0% for all other products	Either a percentage of account balance or dollar amount grading off generally over 20 years

Fixed annuities	Interest rates credited range from 0% to 8.8% for immediate annuities; 0% to 7.0% for equity-indexed annuities (whose returns are indexed to the S&P 500); and 1.0% to 6.0% for all other products	Either a declining or a level percentage charge generally over ten years or less. Additionally, approximately 18.7% of fixed annuities are subject to market value adjustment for discretionary withdrawals.

Other investment contracts:

Guaranteed minimum income, accumulation and withdrawal benefits on variable and fixed annuities and secondary guarantees on interest-sensitive life insurance and fixed annuities

	Interest rates used in establishing reserves range from 1.7% to 10.3%	Withdrawal and surrender charges are based on the terms of the related interest-sensitive life insurance or fixed annuity contract

Contractholder funds activity for the years ended December 31 is as follows:

($ in thousands)	2013	2012	2011
Balance, beginning of year	$14,255,844	$15,489,624	$17,247,071
Deposits	1,109,108	1,070,374	1,007,316
Interest credited	524,801	406,805	576,331
Benefits	(353,687)	(473,329)	(459,991)
Surrenders and partial withdrawals	(1,880,495)	(1,703,966)	(2,412,295)
Contract charges	(601,609)	(558,519)	(513,068)
Net transfers from separate accounts	18,477	16,463	18,935
Other adjustments	51,676	8,392	25,325

Balance, end of year	$13,124,115	$14,255,844	$15,489,624

The table below presents information regarding the Company’s variable annuity contracts with guarantees. The Company’s variable annuity contracts may offer more than one type of guarantee in each contract; therefore, the sum of amounts listed exceeds the total account balances of variable annuity contracts’ separate accounts with guarantees.

	December 31,
($ in millions)	2013	2012
In the event of death
Separate account value	$877.0	$926.1
Net amount at risk(1)	$63.2	$101.6
Average attained age of contractholders	59 years	59 years

At annuitization (includes income benefit guarantees)
Separate account value	$170.5	$168.1
Net amount at risk(2)	$16.6	$29.6
Weighted average waiting period until annuitization options available	None	1 year

For cumulative periodic withdrawals
Separate account value	$21.8	$24.8
Net amount at risk(3)	$0.1	$0.2

Accumulation at specified dates
Separate account value	$151.1	$172.0
Net amount at risk(4)	$7.3	$13.7
Weighted average waiting period until guarantee date	6 years	7 years

(1)	Defined as the estimated current guaranteed minimum death benefit in excess of the current account balance as of the balance sheet date.
(2)	Defined as the estimated present value of the guaranteed minimum annuity payments in excess of the current account balance.
(3)	Defined as the estimated current guaranteed minimum withdrawal balance (initial deposit) in excess of the current account balance as of the balance sheet date.
(4)	Defined as the estimated present value of the guaranteed minimum accumulation balance in excess of the current account balance.

As of December 31, 2013, liabilities for guarantees included reserves for variable annuity death benefits of $8.4 million, variable annuity income benefits of $8.7 million, variable annuity accumulation benefits of $9.0 million, variable annuity withdrawal benefits of $0.5 million and interest-sensitive life and fixed annuity guarantees of $281.8 million. As of December 31, 2012, liabilities for guarantees included reserves for variable annuity death benefits of $9.4 million, variable annuity income benefits of $19.5 million, variable annuity accumulation benefits of $18.0 million, variable annuity withdrawal benefits of $1.6 million and interest-sensitive life and fixed annuity guarantees of $200.7 million.

8. Reinsurance

The Company has reinsurance agreements under which it reinsures all of its business to ALIC, LB Re or non-affiliated reinsurers. Under the agreements, premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are reinsured. The Company purchases reinsurance to limit aggregate and single losses on large risks. The Company cedes a portion of the mortality risk on certain life policies under coinsurance agreements to a pool of twelve non-affiliated reinsurers.

As of December 31, 2013, 86.9% of the total reinsurance recoverables were related to ALIC and 13.1% were related to non-affiliated reinsurers. As of December 31, 2013 and 2012, 95% and 98%, respectively, of the Company’s non-affiliated reinsurance recoverables are due from companies rated A- or better by S&P.

The effects of reinsurance on premiums and contract charges for the years ended December 31 are as follows:

($ in thousands)	2013	2012	2011
Direct	$1,331,597	$1,298,864	$1,266,264
Assumed	6,830	6,784	7,057
Ceded:
Affiliate	(962,576)	(908,459)	(833,149)
Non-affiliate	(375,851)	(397,189)	(440,172)

Premiums and contract charges, net of reinsurance	$—	$—	$—

The effects of reinsurance on interest credited to contractholder funds, contract benefits and expenses for the years ended December 31 are as follows:

($ in thousands)	2013	2012	2011
Direct	$1,938,015	$1,882,714	$1,893,124
Assumed	8,180	9,167	7,337
Ceded:
Affiliate	(1,505,010)	(1,369,305)	(1,408,953)
Non-affiliate	(441,185)	(522,576)	(491,508)

Interest credited to contractholder funds, contract benefits and expenses, net of reinsurance	$—	$—	$—

9. Guarantees and Contingent Liabilities

Guarantees

In the normal course of business, the Company provides standard indemnifications to contractual counterparties in connection with numerous transactions, including acquisitions and divestitures. The types of indemnifications typically provided include indemnifications for breaches of representations and warranties, taxes and certain other liabilities, such as third party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the maximum amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.

The aggregate liability balance related to all guarantees was not material as of December 31, 2013.

Regulation and Compliance

The Company is subject to changing social, economic and regulatory conditions. From time to time, regulatory authorities or legislative bodies seek to impose additional regulations regarding agent and broker compensation, regulate the nature of and amount of investments, and otherwise expand overall regulation of insurance products and the insurance industry. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company’s business, if any, are uncertain.

The Company is currently being examined by certain states for compliance with unclaimed property laws. It is possible that this examination may result in additional payments of abandoned funds to states and to changes in the Company’s practices and procedures for the identification of escheatable funds, which could impact benefit payments and reserves, among other consequences; however, it is not likely to have a material effect on the financial statements of the Company.

10. Income Taxes

The Company joins the Corporation and its other subsidiaries (the “Allstate Group”) in the filing of a consolidated federal income tax return and is party to a federal income tax allocation agreement (the “Allstate Tax Sharing Agreement”). Under the Allstate Tax Sharing Agreement, the Company pays to or receives from the Corporation the amount, if any, by which the Allstate Group’s federal income tax liability is affected by virtue of inclusion of the Company in the consolidated federal income tax return. The Company also has a supplemental tax sharing agreement with respect to reinsurance ceded to ALIC to allocate the tax benefits and costs related to such reinsurance. Effectively, these agreements result in the Company’s annual income tax provision being computed, with adjustments, as if the Company filed a separate return, adjusted for the reinsurance ceded to ALIC.

The Internal Revenue Service (“IRS”) is currently examining the Allstate Group’s 2011 and 2012 federal income tax returns. The IRS has completed its examination of the Allstate Group’s 2009 and 2010 federal income tax returns and issued a Revenue Agent’s Report on April 15, 2013. The Allstate Group protested certain of the adjustments contained in the report and the case was forwarded to Appeals on June 13, 2013. The IRS has also completed its examinations of the Allstate Group’s federal income tax returns for the years 2005-2008 and a final settlement for those years has been approved by the Joint Committee on Taxation. The Allstate Group’s tax years prior to 2005 have been examined by the IRS and the statute of limitations has expired on those years. Any adjustments that may result from IRS examinations of tax returns are not expected to have a material effect on the results of operations, cash flows or financial position of the Company.

The Company had no liability for unrecognized tax benefits as of December 31, 2013, 2012 or 2011, and believes it is reasonably possible that the liability balance will not significantly increase within the next twelve months. No amounts have been accrued for interest or penalties.

The components of the deferred income tax assets and liabilities as of December 31 are as follows:

($ in thousands)	2013	2012
Deferred assets
Reinsurance recoverables	$497	$—
Other assets	4	—

Total deferred assets	501	—

Deferred liabilities
Unrealized net capital gains	(2,084)	(7,433)
Accrued expenses	(981)	(524)
Other liabilities	—	(33)

Total deferred liabilities	(3,065)	(7,990)

Net deferred liability	$(2,564)	$(7,990)

The components of income tax expense for the years ended December 31 are as follows:

($ in thousands)	2013	2012	2011
Current	$3,902	$4,145	$4,802
Deferred	(77)	128	59

Total income tax expense	$3,825	$4,273	$4,861

The Company paid income taxes of $4.2 million, $4.8 million and $4.4 million in 2013, 2012 and 2011, respectively.

A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the years ended December 31 is as follows:

	2013	2012	2011
Statutory federal income tax rate	35.0%	35.0%	35.0%
Other	—	—	(0.1)

Effective income tax rate	35.0%	35.0%	34.9%

11. Statutory Financial Information and Dividend Limitations

The Company prepares its statutory-basis financial statements in conformity with accounting practices prescribed or permitted by the State of Nebraska. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

The State of Nebraska requires insurance companies domiciled in its state to prepare statutory-basis financial statements in conformity with the NAIC Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the State of Nebraska Insurance Commissioner. Statutory accounting practices differ from GAAP primarily since they require charging policy acquisition and certain sales inducement costs to expense as incurred, establishing life insurance reserves based on different actuarial assumptions, and valuing certain investments and establishing deferred taxes on a different basis.

Statutory net income was $7.7 million, $8.5 million and $8.6 million in 2013, 2012 and 2011, respectively. Statutory capital and surplus was $332.5 million and $323.9 million as of December 31, 2013 and 2012, respectively.

Dividend Limitations

The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends by the Company without the prior approval of the Nebraska Department of Insurance (“NE DOI”) is limited to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. The Company did not pay any dividends in 2013. The maximum amount of dividends the Company can pay without prior NE DOI approval during 2014 is $33.2 million. Any dividend must be paid out of unassigned surplus excluding unrealized appreciation from investments, which totaled $159.2 million as of December 31, 2013, and cannot result in capital and surplus being less than the minimum amount required by law.

Under state insurance laws, insurance companies are required to maintain paid up capital of not less than the minimum capital requirement applicable to the types of insurance they are authorized to write. Insurance companies are also subject to risk-based capital (“RBC”) requirements adopted by state insurance regulators. A company’s “authorized control level RBC” is calculated using various factors applied to certain financial balances and activity. Companies that do not maintain statutory capital and surplus at a level in excess of the company action level RBC, which is two times authorized control level RBC, are required to take specified actions. Company action level RBC is significantly in excess of the minimum capital requirements. Total statutory capital and surplus and authorized control level RBC of the Company were $332.5 million and $61.9 million, respectively, as of December 31, 2013.

12. Other Comprehensive Income

The components of other comprehensive (loss) income on a pre-tax and after-tax basis for the years ended December 31 are as follows:

	2013
($ in thousands)	Pre-tax	Tax	After-tax
Unrealized net holding losses arising during the period	$(15,281)	$5,349	$(9,932)
Less: reclassification adjustment of realized capital gains and losses	1	—	1

Unrealized net capital gains and losses	(15,282)	5,349	(9,933)

Other comprehensive loss	$(15,282)	$5,349	$(9,933)

	2012
	Pre-tax	Tax	After-tax
Unrealized net holding gains arising during the period	$977	$(343)	$634
Less: reclassification adjustment of realized capital gains and losses	596	(209)	387

Unrealized net capital gains and losses	381	(134)	247

Other comprehensive income	$381	$(134)	$247

	2011
	Pre-tax	Tax	After-tax
Unrealized net holding gains arising during the period	$7,322	$(2,562)	$4,760
Less: reclassification adjustment of realized capital gains and losses	2,075	(726)	1,349

Unrealized net capital gains and losses	5,247	(1,836)	3,411

Other comprehensive income	$5,247	$(1,836)	$3,411

LINCOLN BENEFIT LIFE COMPANY

SCHEDULE I—SUMMARY OF INVESTMENTS

OTHER THAN INVESTMENTS IN RELATED PARTIES

DECEMBER 31, 2013

($ in thousands)	Amortized cost	Fair value	Amount at which shown in the Balance Sheet
Type of investment
Fixed maturities:
Bonds:
United States government, government agencies and authorities	$70,790	$73,846	$73,846
States, municipalities and political subdivisions	2,499	2,769	2,769
Foreign governments	4,999	5,164	5,164
Public utilities	14,960	15,994	15,994
All other corporate bonds	175,226	175,983	175,983
Residential mortgage-backed securities	13,866	14,450	14,450
Commercial mortgage-backed securities	2,588	2,676	2,676

Total fixed maturities	284,928	290,882	290,882
Short-term investments	55,959	55,959	55,959

Total investments	$340,887	$346,841	$346,841

LINCOLN BENEFIT LIFE COMPANY

SCHEDULE IV—REINSURANCE

($ in thousands)	Gross amount	Ceded to other companies(1)	Assumed from other companies	Net amount	Percentage of amount assumed to net
Year ended December 31, 2013
Life insurance in force	$389,941,404	$395,421,202	$5,479,798	$—	—%

Premiums and contract charges:
Life and annuities	$1,250,623	$1,257,453	$6,830	$—	—%
Accident and health insurance	80,974	80,974	—	—	—%

	$1,331,597	$1,338,427	$6,830	$—	—%

Year ended December 31, 2012
Life insurance in force	$378,467,115	$384,205,939	$5,738,824	$—	—%

Premiums and contract charges:
Life and annuities	$1,201,592	$1,208,376	$6,784	$—	—%
Accident and health insurance	97,272	97,272	—	—	—%

	$1,298,864	$1,305,648	$6,784	$—	—%

Year ended December 31, 2011
Life insurance in force	$364,469,564	$370,439,179	$5,969,615	$—	—%

Premiums and contract charges:
Life and annuities	$1,156,434	$1,163,491	$7,057	$—	—%
Accident and health insurance	109,830	109,830	—	—	—%

	$1,266,264	$1,273,321	$7,057	$—	—%

(1)	No reinsurance or coinsurance income was netted against premiums ceded in 2013, 2012 or 2011.

Item 11(f). Selected Financial Data

5-YEAR SUMMARY OF SELECTED FINANCIAL DATA

($ in thousands)	2013	2012	2011	2010	2009
Operating results
Net investment income	$10,935	$11,590	$11,836	$12,067	$11,783
Realized capital gains and losses	—	626	2,075	694	1,480
Total revenues	10,935	12,216	13,911	12,761	13,263
Net income	7,110	7,943	9,050	8,310	8,629

Financial position
Investments	$346,841	$354,762	$346,614	$332,049	$316,900
Total assets	18,844,833	19,781,989	20,863,567	22,729,575	22,932,908
Reserve for life-contingent contract benefits and contractholder funds	16,681,526	17,680,523	18,689,114	20,258,388	20,438,414
Shareholder’s equity	343,695	346,518	338,328	325,867	312,973

Item 11(h). Management’s Discussion and Analysis of Financial Condition and Results of Operations

OVERVIEW

The following discussion highlights significant factors influencing the financial position and results of operations of Lincoln Benefit. It should be read in conjunction with the financial statements and related notes found under Item 11(e) contained herein. We operate as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

The most important factors we monitor to evaluate the financial condition and performance of our company include:

•	For operations: premiums and contract charges ceded to ALIC and other reinsurers, and invested assets.

•

For investments: exposure to market risk, credit quality/experience, net investment income, cash flows, realized capital gains and losses, unrealized capital gains and losses, stability of long-term returns, and asset duration.

•	For financial condition: financial strength ratings and capital position.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the financial statements. The most critical estimates include those used in determining:

•	Fair value of financial assets

•	Impairment of fixed income securities

In making these determinations, management makes subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to our business and operations. It is reasonably likely that changes in these estimates could occur from period to period and result in a material impact on our financial statements.

A brief summary of each of these critical accounting estimates follows. For a more detailed discussion of the effect of these estimates on our financial statements, and the judgments and assumptions related to these estimates, see the referenced sections of this document. For a complete summary of our significant accounting policies, see the notes to the financial statements.

Fair value of financial assets Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We are responsible for the determination of fair value of financial assets and the supporting assumptions and methodologies. We use independent third-party valuation service providers, broker quotes and internal pricing methods to determine fair values. We obtain or calculate only one single quote or price for each financial instrument.

Valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of proprietary models, produce valuation information in the form of a single fair value for individual securities for which a fair value has been requested under the terms of our agreements. The inputs used by the valuation service providers include, but are not limited to, market prices from recently completed transactions and transactions of comparable securities, interest rate yield curves, credit spreads, liquidity spreads, currency rates, and other information, as applicable. Credit and liquidity spreads are typically implied from completed transactions and transactions of comparable securities. Valuation service providers also use proprietary discounted cash flow models that are widely accepted in the financial services industry and similar to those used by other market participants to value the same financial instruments. The valuation models take into account, among other things, market observable information as of the measurement date, as described above, as well as the specific attributes of the security being valued including its term, interest rate, credit rating, industry sector, and where applicable, collateral quality and other issue or issuer specific information. Executing valuation models effectively requires seasoned professional judgment and experience. In cases where market transactions or other market observable data is limited, the extent to which judgment is applied varies inversely with the availability of market observable information.

For certain of our financial assets measured at fair value, where our valuation service providers cannot provide fair value determinations, we obtain a single non-binding price quote from a broker familiar with the security who, similar to our valuation service providers, may consider transactions or activity in similar securities among other information. The brokers providing price quotes are generally from the brokerage divisions of leading financial institutions with market making, underwriting and distribution expertise regarding the security subject to valuation.

The fair value of certain financial assets, including privately placed corporate fixed income securities, for which our valuation service providers or brokers do not provide fair value determinations, is determined using valuation methods and models widely accepted in the financial services industry. Our internal pricing methods are primarily based on models using discounted cash flow methodologies that develop a single best estimate of fair value. Our models generally incorporate inputs that we believe are representative of inputs other market participants would use to determine fair value of the same instruments, including yield curves, quoted market prices of comparable securities, published credit spreads, and other applicable market data as well as instrument-specific characteristics that include, but are not limited to, coupon rates, expected cash flows, sector of the issuer, and call provisions. Judgment is required in developing these fair values. As a result, the fair value of these financial assets may differ from the amount actually received to sell an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the financial assets’ fair values.

For most of our financial assets measured at fair value, all significant inputs are based on or corroborated by market observable data and significant management judgment does not affect the periodic determination of fair value. The determination of fair value using discounted cash flow models involves management judgment when significant model inputs are not based on or corroborated by market observable data. However, where market observable data is available, it takes precedence, and as a result, no range of reasonably likely inputs exists from which the basis of a sensitivity analysis could be constructed.

We gain assurance that our financial assets are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, our processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, we assess the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. We perform procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, we may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. We perform ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, we validate them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

We also perform an analysis to determine whether there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity, and if so, whether transactions may not be orderly. Among the indicators we consider in determining whether a significant decrease in the volume and level of market activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, level of credit spreads over historical levels, bid-ask spread, and price consensuses among market participants and sources. If evidence indicates that prices are based on transactions that are not orderly, we place little, if any, weight on the transaction price and will estimate fair value using an internal model. As of December 31, 2013 and 2012, we did not alter fair values provided by our valuation service providers or brokers or substitute them with an internal model for such securities.

The following table identifies fixed income securities and short-term investments as of December 31, 2013 by source of fair value determination.

($ in thousands)	Fair value	Percent to total
Fair value based on internal sources	$12,570	3.6%
Fair value based on external sources(1)	334,271	96.4

Total	$346,841	100.0%

(1)	None are valued using broker quotes.

For additional detail on fair value measurements, see Note 5 of the financial statements.

Impairment of fixed income securities For fixed income securities classified as available for sale, the difference between fair value and amortized cost, net of deferred income taxes, is reported as a component of accumulated other comprehensive income on the Statements of Financial Position and is not reflected in the operating results of any period until reclassified to net income upon the consummation of a transaction with an unrelated third party or when a write-down is recorded due to an other-than-temporary decline in fair value. We have a comprehensive portfolio monitoring process to identify and evaluate each fixed income security whose carrying value may be other-than-temporarily impaired.

For each fixed income security in an unrealized loss position, we assess whether management with the appropriate authority has made the decision to sell or whether it is more likely than not we will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security’s decline in fair value is considered other than temporary and is recorded in earnings.

If we have not made the decision to sell the fixed income security and it is not more likely than not we will be required to sell the fixed income security before recovery of its amortized cost basis, we evaluate whether we expect to receive cash flows sufficient to recover the entire amortized cost basis of the security. We use our best estimate of future cash flows expected to be collected from the fixed income security, discounted at the security’s original or current effective rate, as appropriate, to calculate a recovery value and determine whether a credit loss exists. The determination of cash flow estimates is inherently subjective and methodologies may vary depending on facts and circumstances specific to the security. All reasonably available information relevant to the collectability of the security, including past events, current conditions, and reasonable and supportable assumptions and forecasts, are considered when developing the estimate of cash flows expected to be collected. That information generally includes, but is not limited to, the remaining payment terms of the security, prepayment speeds, foreign exchange rates, the financial condition and future earnings potential of the issue or issuer, expected defaults, expected recoveries, the value of underlying collateral, vintage, geographic concentration, available reserves or escrows, current subordination levels, third party guarantees and other credit enhancements. Other information, such as industry analyst reports and forecasts, sector credit ratings, financial condition of the bond insurer for insured fixed income securities, and other market data relevant to the realizability of contractual cash flows, may also be considered. The estimated fair value of collateral will be used to estimate recovery value if we determine that the security is dependent on the liquidation of collateral for ultimate settlement. If the estimated recovery value is less than the amortized cost of the security, a credit loss exists and an other-than-temporary impairment for the difference between the estimated recovery value and amortized cost is recorded in earnings. The portion of the unrealized loss related to factors other than credit remains classified in accumulated other comprehensive income. If we determine that the fixed income security does not have sufficient cash flow or other information to estimate a recovery value for the security, we may conclude that the entire decline in fair value is deemed to be credit related and the loss is recorded in earnings.

Once assumptions and estimates are made, any number of changes in facts and circumstances could cause us to subsequently determine that a fixed income security is other-than-temporarily impaired, including: 1) general economic conditions that are worse than previously forecasted or that have a greater adverse effect on a particular issuer or industry sector than originally estimated; 2) changes in the facts and circumstances related to a particular issue or issuer’s ability to meet all of its contractual obligations; and 3) changes in facts and circumstances that result in changes to management’s intent to sell or result in our assessment that it is more likely than not we will be required to sell before recovery of the amortized cost basis. Changes in assumptions, facts and circumstances could result in additional charges to earnings in future periods to the extent that losses are realized. The charge to earnings, while potentially significant to net income, would not have a significant effect on shareholder’s equity, since our securities are designated as available for sale and carried at fair value and as a result, any related unrealized loss, net of deferred income taxes, would already be reflected as a component of accumulated other comprehensive income in shareholder’s equity.

The determination of the amount of other-than-temporary impairment is an inherently subjective process based on periodic evaluations of the factors described above. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in results of operations as such evaluations are revised. The use of different methodologies and assumptions in the determination of the amount of other-than-temporary impairments may have a material effect on the amounts presented within the financial statements.

For additional detail on investment impairments, see Note 4 of the financial statements.

OPERATIONS

Overview and strategy We provide interest-sensitive, traditional and variable life insurance products through exclusive financial specialists. Prior to July 18, 2013, we sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate through independent master brokerage agencies. Effective January 1, 2014, we no longer offer fixed annuities such as deferred and immediate annuities.

On April 1, 2014, all of the capital stock in Lincoln Benefit was acquired by Resolution Life, Inc., pursuant to a Stock Purchase Agreement by and among ALIC, Resolution Holdings, Inc. (“Resolution Holdings”) and the Limited Partnership. Immediately prior to that closing, Lincoln Benefit signed a Partial Commutation Agreement with ALIC (the “Partial Commutation Agreement”), whereby we recaptured certain business previously reinsured to ALIC, including (a) all of the fixed deferred annuity, value adjusted deferred annuity and indexed deferred annuity business written by the Company that was previously reinsured to ALIC, (b) all of the life insurance business written by the Company through independent producers that was previously reinsured to ALIC, other than certain specified life business, and (c) all of the net liability of the Company with respect to the accident and health and long-term care insurance business written by the Company that was previously reinsured to ALIC.

The primary impacts related to the commutation of the reinsurance agreement with ALIC were the receipt of investments, the reduction of the related reinsurance recoverable and the reestablishment of deferred acquisition costs. Based on estimates at February 28, 2014, the Company’s assets increased by $1.3 billion, liabilities increased by $0.2 billion and shareholder’s equity increased by $1.1 billion. The statutory capital of the Company subsequent to the recapture and prior to the sale closing is estimated to have increased by approximately $99 million from $332.5 million at December 31, 2013.

Immediately after the announcement of the execution of the Purchase Agreement, we ceased soliciting and selling new policies through our independent agent channel. We continued to sell new policies provided through the Allstate exclusive agency channel for a transitional period following the execution of the Purchase Agreement. ALIC continues to reinsure the ALIC Reinsured Business pursuant to the ARRA or certain existing reinsurance agreements. In addition, ALIC continues to administer the ALIC Reinsured Business pursuant to the ASA or certain existing administrative service agreements.

In connection with the acquisition, Resolution Life, Inc. and ALIC entered into a Transition Services Agreement (the “TSA”), pursuant to which ALIC will continue to provide certain administrative services for the Recaptured Business for a period of twelve to twenty-four months after the closing. Following termination of the TSA, we plan to outsource the administration of the Recaptured Business to third-party administrators. In particular, we expect to outsource the long-term administration of our deferred annuity business to se2, an unaffiliated third-party service provider. We expect this transition to third-party administrators to be completed within twelve months of the closing.

At the closing, Lincoln Benefit entered into two transactions with Hannover Re. The first transaction provided financing for a portion of our statutory reserves associated with our universal life business with no-lapse guarantees and our level premium term life business (the “AXXX/XXX Financing”). The second transaction involved a reinsurance agreement with Hannover Re, structured on a combined modified coinsurance and monthly renewable term reinsurance basis.

Following the closing, Resolution Life, Inc., as sole shareholder of Lincoln Benefit, acted by written consent to appoint W. Weldon Wilson, Clive Cowdery, Jonathan Hack, Ann Frohman, Robert Stein, Grace Vandecruze and Richard Carbone as new directors of Lincoln Benefit (the “Board”). Pursuant to a meeting of the Board held on April 1, 2014, the Board appointed W. Weldon Wilson as CEO and Secretary, Keith Gubbay as President and Chief Actuarial Officer, Robyn Wyatt as Chief Financial Officer, Executive Vice President and Treasurer, Karl Chappell as Managing Director, Investments & Mergers and Acquisitions and Simon Packer as Chief Transformation Officer.

Our parent company, Resolution Life, Inc., is focused on the management of in-force policies of life insurance companies. Pursuant to this strategy, Resolution Life, Inc. intends to acquire additional life insurance companies or runoff blocks of business from unrelated insurers. Resolution Life, Inc. may seek to combine portions of its acquired businesses in order to recognize efficiencies.

Net income Net income for the years ended December 31 is presented in the following table.

($ in thousands)	2013	2012	2011
Net investment income	$10,935	$11,590	$11,836
Realized capital gains and losses	—	626	2,075
Income tax expense	(3,825)	(4,273)	(4,861)

Net income	$7,110	$7,943	$9,050

We have reinsurance agreements whereby certain premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC, LB Re and other non-affiliated reinsurers, and are reflected net of such reinsurance in the Statements of Operations and Comprehensive Income. Our results of operations include net investment income and realized capital gains and losses recognized in connection with the assets that are not transferred under the reinsurance agreements.

Net income decreased 10.5% in 2013 compared to 2012 due to lower net investment income and the absence of net realized capital gains in 2013. Net income decreased 12.2% in 2012 compared to 2011 due to lower net realized capital gains.

Financial Position The financial position as of December 31 is presented in the following table.

($ in thousands)	2013	2012
Fixed income securities(1)	$290,882	$330,559
Short-term investments(2)	55,959	24,203

Total investments	$346,841	$354,762

Cash	$5,100	$13,073
Reinsurance recoverable from ALIC and affiliate	14,518,174	15,553,945
Reinsurance recoverable from non-affiliates	2,190,417	2,147,496
Contractholder funds	13,124,115	14,255,844
Reserve for life-contingent contract benefits	3,557,411	3,424,679
Separate accounts assets and liabilities	1,700,566	1,625,669
Shareholder’s equity	343,695	346,518

(1)	Fixed income securities are carried at fair value. Amortized cost basis for these securities was $284.9 million and $309.3 million as of December 31, 2013 and 2012, respectively.
(2)	Short-term investments are carried at fair value. Amortized cost basis for these investments was $56.0 million and $24.2 million as of December 31, 2013 and 2012, respectively.

Total investments decreased to $346.8 million as of December 31, 2013, from $354.8 million as of December 31, 2012, primarily due to lower fixed income valuations.

Fixed income securities by type are listed in the following table.

($ in thousands)	Fair value as of December 31, 2013	Percent to total investments	Fair value as of December 31, 2012	Percent to total investments
U.S. government and agencies	$73,846	21.3%	$92,087	26.0%
Municipal	2,769	0.8	2,900	0.8
Corporate	191,977	55.3	191,968	54.1
Foreign government	5,164	1.5	5,264	1.5
Residential mortgage-backed securities (“RMBS”)	14,450	4.2	29,737	8.4
Commercial mortgage-backed securities (“CMBS”)	2,676	0.8	8,603	2.4

Total fixed income securities	$290,882	83.9%	$330,559	93.2%

As of December 31, 2013, all of the fixed income securities portfolio was rated investment grade, which is defined as a security having a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from Standard & Poor’s (“S&P”), Fitch, Dominion, Kroll or Realpoint, a rating of aaa, aa, a or bbb from A.M. Best, or a comparable internal rating if an externally provided rating is not available. All of our fixed income securities are rated by third party credit rating agencies, the National Association of Insurance Commissioners (“NAIC”), and/or are internally rated. Our initial investment decisions and ongoing monitoring procedures for fixed income securities are based on a thorough due diligence process which includes, but is not limited to, an assessment of the credit quality, sector, structure, and liquidity risks of each issue.

The following table summarizes the fair value and unrealized net capital gains and losses for fixed income securities by credit rating as of December 31, 2013.

	Aaa		Aa		A
($ in thousands)	Fair value	Unrealized gain/(loss)	Fair value	Unrealized gain/(loss)	Fair value	Unrealized gain/(loss)
U.S. government and agencies	$73,846	$3,056	$—	$—	$—	$—
Municipal	—	—	2,769	270	—	—
Corporate
Public	1,527	30	25,324	403	84,637	2,378
Privately placed	14,866	(132)	2,015	16	—	—
Foreign government	—	—	5,164	165	—	—
RMBS
U.S. government sponsored entities (“U.S. Agency”)	10,644	510	—	—	—	—
Prime residential mortgage-backed securities (“Prime”)	827	11	—	—	345	6
Alt-A residential mortgage-backed securities (“Alt-A”)	—	—	—	—	—	—
CMBS	590	4	—	—	—	—

Total fixed income securities	$102,300	$3,479	$35,272	$854	$84,982	$2,384

	Baa		Total
	Fair value	Unrealized gain/(loss)	Fair value	Unrealized gain/(loss)
U.S. government and agencies	$—	$—	$73,846	$3,056
Municipal	—	—	2,769	270
Corporate
Public	57,830	(653)	169,318	2,158
Privately placed	5,778	(251)	22,659	(367)
Foreign government	—	—	5,164	165
RMBS
U.S. Agency	—	—	10,644	510
Prime	1,165	18	2,337	35
Alt-A	1,469	39	1,469	39
CMBS	2,086	84	2,676	88

Total fixed income securities	$68,328	$(763)	$290,882	$5,954

RMBS and CMBS are structured securities that are primarily collateralized by residential and commercial real estate loans. The cash flows from the underlying collateral paid to the securitization trust are generally applied in a pre-determined order and are designed so that each security issued by the trust, typically referred to as a “class”, qualifies for a specific original rating. For example, the “senior” portion or “top” of the capital structure, or rating class, which would originally qualify for a rating of Aaa typically has priority in receiving principal repayments on the underlying collateral and retains this priority until the class is paid in full. In a sequential structure, underlying collateral principal repayments are directed to the most senior rated Aaa class in the structure until paid in full, after which principal repayments are directed to the next most senior Aaa class in the structure until it is paid in full. Senior Aaa classes generally share any losses from the underlying collateral on a pro-rata basis after losses are absorbed by classes with lower original ratings. The payment priority and class subordination included in these securities serves as credit enhancement for holders of the senior or top portions of the structures. These securities continue to retain the payment priority features that existed at the origination of the securitization trust. Other forms of credit enhancement may include structural features embedded in the securitization trust, such as overcollateralization, excess spread and bond insurance. The underlying collateral can have fixed interest rates, variable interest rates (such as adjustable rate mortgages) or may contain features of both fixed and variable rate mortgages.

RMBS totaled $14.5 million as of December 31, 2013, with an unrealized net capital gain of $584 thousand. The RMBS portfolio is subject to interest rate risk, but unlike other fixed income securities, is additionally subject to significant prepayment risk from the underlying residential mortgage loans. RMBS consists of a U.S. Agency portfolio having collateral issued or guaranteed by U.S. government agencies and a non-agency portfolio consisting of securities collateralized by Prime and Alt-A loans. The non-agency portfolio totaled $3.8 million as of December 31, 2013, with an unrealized net capital gain of $74 thousand.

CMBS totaled $2.7 million as of December 31, 2013, with an unrealized net capital gain of $88 thousand. The CMBS portfolio is subject to credit risk and has a sequential paydown structure. All of the CMBS investments are traditional conduit transactions collateralized by commercial mortgage loans, broadly diversified across property types and geographical area.

Short-term investments Our short-term investment portfolio was $56.0 million as of December 31, 2013.

Unrealized net capital gains totaled $6.0 million as of December 31, 2013 compared to $21.2 million as of December 31, 2012. The decline was primarily due to increasing risk-free interest rates. The following table presents unrealized net capital gains and losses as of December 31.

($ in thousands)	2013	2012
U.S. government and agencies	$3,056	$5,659
Municipal	270	401
Corporate	1,791	13,144
Foreign government	165	265
RMBS	584	1,498
CMBS	88	268

Fixed income securities	5,954	21,235
Short-term investments	—	1

Unrealized net capital gains and losses, pre-tax	$5,954	$21,236

The unrealized net capital gain for the fixed income portfolio totaled $6.0 million and comprised $10.0 million of gross unrealized gains and $4.1 million of gross unrealized losses as of December 31, 2013. This is compared to an unrealized net capital gain for the fixed income portfolio totaling $21.2 million, comprised of $21.3 million of gross unrealized gains and $29 thousand of gross unrealized losses as of December 31, 2012.

Gross unrealized gains and losses on fixed income securities by type and sector as of December 31, 2013 are provided in the following table.

($ in thousands)	Amortized cost	Gross unrealized		Fair value
		Gains	Losses
Corporate:
Consumer goods (cyclical and non-cyclical)	$51,443	$1,834	$(1,665)	$51,612
Capital goods	26,938	383	(917)	26,404
Technology	19,870	179	(503)	19,546
Communications	7,005	—	(299)	6,706
Basic industry	15,974	353	(230)	16,097
Banking	14,482	782	(47)	15,217
Financial services	10,311	647	(38)	10,920
Energy	11,073	446	—	11,519
Utilities	14,960	1,034	—	15,994
Transportation	8,130	126	—	8,256
Other	10,000	—	(294)	9,706

Total corporate fixed income portfolio	190,186	5,784	(3,993)	191,977

U.S. government and agencies	70,790	3,113	(57)	73,846
Municipal	2,499	270	—	2,769
Foreign government	4,999	165	—	5,164
RMBS	13,866	584	—	14,450
CMBS	2,588	88	—	2,676

Total fixed income securities	$284,928	$10,004	$(4,050)	$290,882

The consumer goods, capital goods and technology sectors had the highest concentration of gross unrealized losses in our corporate fixed income securities portfolio as of December 31, 2013. In general, the gross unrealized losses are principally related to increasing risk-free interest-rates or widening credit spreads remain since the time of initial purchase.

Net investment income The following table presents net investment income for the years ended December 31.

($ in thousands)	2013	2012	2011
Fixed income securities	$11,545	$12,138	$12,133
Short-term investments	23	20	11

Investment income, before expense	11,568	12,158	12,144
Investment expense	(633)	(568)	(308)

Net investment income	$10,935	$11,590	$11,836

Net investment income decreased 5.7% or $655 thousand in 2013 compared to 2012, after decreasing 2.1% or $246 thousand in 2012 compared to 2011. The decline in both years was due to lower yields.

Realized capital gains and losses Realized capital gains and losses netted to zero in 2013 with gains from sales offsetting impairment write-downs. We recognized realized capital gains of $626 thousand and $2.1 million in 2012 and 2011, respectively, primarily related to sales of investments.

Cash As of December 31, 2013, our cash balance was $5.1 million compared to $13.1 million as of December 31, 2012. Fluctuations in our cash flows generally result from differences in the timing of reinsurance payments to and from ALIC and payments to affiliates.

Reinsurance recoverable, contractholder funds and reserve for life-contingent contract benefits Under GAAP, when reinsurance contracts do not relieve the ceding company of legal liability to contractholders, the ceding company is required to report reinsurance recoverables arising from these contracts separately as assets. The liabilities for the contracts are reported as contractholder funds, reserve for life-contingent contract benefits, or separate accounts liabilities depending on the characteristics of the contracts. We reinsure certain reserve liabilities with ALIC, LB Re or non-affiliated reinsurers. Reinsurance recoverables and the related reserve for life-contingent contract benefits and contractholder funds are reported separately in the Statements of Financial Position, while the assets which support the separate accounts liabilities are reflected as separate accounts assets.

As of December 31, 2013, contractholder funds decreased to $13.12 billion from $14.26 billion as of December 31, 2012 as a result of new and additional deposits on fixed annuities and interest-sensitive life policies and interest credited to contractholder funds being more than offset by surrenders, withdrawals, benefit payments and related contract charges. The reserve for life-contingent contract benefits increased to $3.56 billion as of December 31, 2013 from $3.42 billion as of December 31, 2012 primarily due to increases in long-term care insurance reserves and sales of traditional life insurance, partially offset by benefits paid and policy lapses. Reinsurance recoverables from ALIC and affiliates decreased by $1.04 billion and reinsurance recoverables from non-affiliates increased $42.9 million.

We purchase reinsurance after evaluating the financial condition of the reinsurer, as well as the terms and price of coverage. As of December 31, 2013, 95% of reinsurance recoverables due from non-affiliated companies were reinsured under uncollateralized reinsurance agreements with companies that had a financial strength rating of A- or above, as measured by S&P. In certain cases, these ratings refer to the financial strength of the affiliated group or parent company of the reinsurer. We continuously monitor the creditworthiness of reinsurers in order to determine our risk of recoverability on an individual and aggregate basis, and a provision for uncollectible reinsurance is recorded if needed. No amounts have been deemed unrecoverable in the three years ended December 31, 2013.

MARKET RISK

Market risk is the risk that we will incur losses due to adverse changes in interest rates and credit spreads. We also have certain exposures to changes in equity prices in our equity-indexed annuities and separate accounts liabilities.

Overview In formulating and implementing guidelines for investing funds, we seek to earn returns that contribute to attractive and stable profits and long-term capital growth.

We use quantitative and qualitative market-based approaches to measure, monitor and manage market risk. We evaluate our exposure to market risk through the use of multiple measures including but not limited to duration, value-at-risk, scenario analysis and sensitivity analysis. Duration measures the price sensitivity of assets to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. Value-at-risk is a statistical estimate of the probability that the change in fair value of a portfolio will exceed a certain amount over a given time horizon. Scenario analysis estimates the potential changes in the fair value of a portfolio that could occur under different hypothetical market conditions defined by changes to multiple market risk factors: interest rates and credit spreads. Sensitivity analysis estimates the potential changes in the fair value of a portfolio that could occur under different hypothetical shocks to a market risk factor. In general, we establish investment portfolio asset allocation and market risk limits based upon a combination of duration, value-at-risk, scenario analysis and sensitivity analysis. The asset allocation limits place restrictions on the total funds that may be invested within an asset class. Comprehensive day-to-day management of market risk within defined tolerance ranges occurs as portfolio managers buy and sell within their respective markets based upon the acceptable boundaries established by investment policies.

Interest rate risk is the risk that we will incur a loss due to adverse changes in interest rates relative to the characteristics of our interest bearing assets. This risk arises from our investment in interest-sensitive assets. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields.

One of the measures used to quantify interest rate exposure is duration. To calculate duration, we project asset cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at alternative interest rates and determining the percentage change in aggregate fair value. The projections include assumptions (based upon historical market experience and our experience) that reflect the effect of changing interest rates on the prepayment, lapse, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to mortgage-backed securities, and municipal and corporate obligations. Our asset duration was 3.87 and 3.88 as of December 31, 2013 and 2012, respectively.

Based upon the information and assumptions used in the duration calculation, and interest rates in effect as of December 31, 2013, we estimate that a 100 basis point immediate, parallel increase in interest rates (“rate shock”) would decrease the net fair value of the assets by $11.2 million, compared to $12.4 million as of December 31, 2012. The selection of a 100 basis point immediate, parallel change in interest rates should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume that the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates and/or large changes in interest rates.

Credit spread risk is the risk that we will incur a loss due to adverse changes in credit spreads (“spreads”). This risk arises from our investment in spread-sensitive fixed income assets.

We manage the spread risk in our assets. One of the measures used to quantify this exposure is spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%.

Spread duration is calculated similarly to interest rate duration. As of December 31, 2013, the spread duration of assets was 3.98, compared to 3.86 as of December 31, 2012. Based upon the information and assumptions we use in this spread duration calculation, and spreads in effect as of December 31, 2013, we estimate that a 100 basis point immediate, parallel increase in spreads across all asset classes, industry sectors and credit ratings (“spread shock”) would decrease the net fair value of the assets by $10.6 million, compared to $10.9 million as of December 31, 2012. The selection of a 100 basis point immediate parallel change in spreads should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

Equity price risk is the risk that we will incur losses due to adverse changes in the general levels of the equity markets. As of December 31, 2013 and 2012, we had separate accounts assets related to variable annuity and variable life contracts with account values totaling $1.70 billion and $1.63 billion, respectively. Equity risk exists for contract charges based on separate account balances and guarantees for death and/or income benefits provided by our variable products. All variable life and annuity contract charges and fees, liabilities and benefits, including guarantees for death and/or income benefits, are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial Inc. and therefore mitigated this aspect of ALIC’s risk. The Company was not a direct participant of this agreement and its reinsurance agreements with ALIC remain unchanged.

As of December 31, 2013 and 2012 we had $2.26 billion and $2.85 billion, respectively, in equity-indexed annuity liabilities that provide customers with interest crediting rates based on the performance of the S&P 500. All contract charges and fees, and liabilities and benefits related to the equity-indexed annuity liabilities are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure.

CAPITAL RESOURCES AND LIQUIDITY

Capital resources consist of shareholder’s equity. The following table summarizes our capital resources as of December 31.

($ in thousands)	2013	2012	2011
Common stock, retained income and additional capital paid-in	$339,825	$332,715	$324,772
Accumulated other comprehensive income	3,870	13,803	13,556

Total shareholder’s equity	$343,695	$346,518	$338,328

Shareholder’s equity decreased in 2013 due to decreased unrealized net capital gains, partially offset by net income. Shareholder’s equity increased in 2012 due to net income and increased unrealized net capital gains.

Financial ratings and strength Prior to the July 17, 2013 announcement of the pending sale of Lincoln Benefit to Resolution Life Holdings, Inc, we shared the insurance financial strength ratings of our parent, ALIC, as the majority of our business is reinsured to ALIC. ALIC’s financial strength ratings as of December 31, 2013 are A+ from A.M. Best Company, Inc., A+ from Standard & Poor’s Ratings Services, and A1 from Moody’s Investors Service, Inc. ALIC’s ratings are influenced by many factors including operating and financial performance, asset quality, liquidity, asset/liability management, overall portfolio mix, financial leverage (i.e., debt), exposure to risks, the current level of operating leverage and Allstate Insurance Company’s ratings.

Subsequent to the announcement of the pending sale of Lincoln Benefit, the rating agencies initiated reviews of Lincoln Benefit’s ratings and outlook. Moody’s downgraded Lincoln Benefit from A1 to Baa1 and revised the rating outlook from stable to negative. Both the rating and outlook will be finalized after the transaction closes. S&P downgraded Lincoln Benefit from A+ to BBB+ and placed LBL on CreditWatch negative. Both the rating and CreditWatch will be finalized after the transaction closes. A.M. Best placed Lincoln Benefit’s rating under review with negative implications, pending a final determination on both the rating and outlook after the transaction closes.

The NAIC has developed a set of financial relationships or tests known as the Insurance Regulatory Information System to assist state regulators in monitoring the financial condition of insurance companies and identifying companies that require special attention or actions by insurance regulatory authorities. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with defined “usual ranges”. Generally, regulators will begin to monitor an insurance company if its ratios fall outside the usual ranges for four or more of the ratios. If an insurance company has insufficient capital, regulators may act to reduce the amount of insurance it can issue. Our ratios are within these ranges.

Liquidity sources and uses Our potential sources of funds principally include the following.

•	Receipt of insurance premiums

•	Contractholder fund deposits

•	Reinsurance recoveries

•	Receipts of principal and interest on investments

•	Sales of investments

•	Intercompany loans

•	Capital contributions from parent

Our potential uses of funds principally include the following.

•	Payment of contract benefits, surrenders and withdrawals

•	Reinsurance cessions and payments

•	Operating costs and expenses

•	Purchase of investments

•	Repayment of intercompany loans

•	Dividends to parent

•	Tax payments/settlements

Cash flows As reflected in our Statements of Cash Flows, net cash provided by operating activities was $16 thousand, $15.0 million and $10.9 million in 2013, 2012 and 2011, respectively. Fluctuations in net cash provided by operating activities primarily occur as a result of changes in net investment income and differences in the timing of reinsurance payments to and from ALIC and payments to affiliates.

Under the terms of reinsurance agreements, all premiums and deposits, excluding variable annuity and life contract deposits allocated to separate accounts and those reinsured to non-affiliated reinsurers, are transferred to ALIC, which maintains the investment portfolios supporting our products. Payments of contractholder claims, benefits, contract surrenders and withdrawals and certain operating costs (excluding investment-related expenses), are reimbursed by ALIC, under the terms of the reinsurance agreements. We continue to have primary liability as a direct insurer for risks reinsured. Our ability to meet liquidity demands is dependent on reinsurers’ ability to meet those obligations under the reinsurance programs.

Our ability to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends without the prior approval of the state insurance regulator is limited by Nebraska law to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. The maximum amount of dividends that we can pay during 2014 without prior approval of the Nebraska Department of Insurance is $33.2 million.

Contractual obligations Due to the reinsurance agreements that we have in place, certain contractual obligations are ceded to ALIC, LB Re and other non-affiliated reinsurers.

REGULATION AND LEGAL PROCEEDINGS

We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 9 of the financial statements.

PENDING ACCOUNTING STANDARDS

There are several pending accounting standards that we have not implemented because the implementation date has not yet occurred. For a discussion of these pending standards, see Note 2 of the financial statements.

The effect of implementing certain accounting standards on our financial results and financial condition is often based in part on market conditions at the time of implementation of the standard and other factors we are unable to determine prior to implementation. For this reason, we are sometimes unable to estimate the effect of certain pending accounting standards until the relevant authoritative body finalizes these standards or until we implement them.

Item 11(i). Changes in or disagreements with accountants

(none)

Item 11(j). Quantitative and Qualitative Disclosures About Market Risk

Information required for Item 11(j) is incorporated by reference to the material under the caption “Market Risk” in Item 11(h) of this report.

Item 11(k). Directors and executive officers

The directors of Lincoln Benefit are elected at each annual meeting of shareholders, for a term of one year. The biographies of each of the directors and executive officers as of April 4, 2014 are included below.

Clive Cowdery, 50, has been a director since April 2014. Mr. Cowdery is also a director and President of Resolution Life GP Ltd and a director of both Resolution Life Holdings, Inc. and Resolution Life, Inc. He is the founder of The Resolution Group and a director of Resolution Limited. Before founding Resolution in 2003, Mr. Cowdery served as Chairman and Chief Executive of GE Insurance Holdings. Mr. Cowdery currently serves as a director of Friends Life Group PLC and Prospect Publishing Limited, and he is the founder and chairman of the Resolution Foundation, a charitable organization dedicated to improving living standards for the 15 million people in Britain on low and middle incomes.

Jon Hack, 46, has been a director since April 2014. Mr. Hack is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. He currently serves as the Managing Partner for The Resolution Group. Prior to joining Resolution in 2009, Mr. Hack was a Managing Director and Head of European Financial Institutions Group for Lazard. Mr. Hack qualified as a chartered accountant in 1992 and is a member of The Institute of Chartered Accountants in England & Wales.

Ann Frohman, 50, has been a director since April 2014. Ms. Frohman is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. Ms. Frohman is currently self-employed at Frohman Law Office LLC, a law and government relations firm. From December 2010 to March 2012, Ms. Frohman served as Senior Vice President, Government and Industry for Physicians Mutual and Physicians Life Insurance Companies. Prior to that, Ms. Frohman held a number of leadership positions with the Nebraska Department of Insurance, including Director. Ms. Frohman is a licensed attorney with the Nebraska State Bar Association. Ms. Frohman has advised Resolution on issues of Nebraska law from time to time and expects to do so in the future.

Robert Stein, 65, has been a director since April 2014. Mr. Stein is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. From November 1976 to September 2011, Mr. Stein held various positions at Ernst & Young, including Partner. He currently serves on the boards of directors of Assurant, Inc. and Aviva plc. Mr. Stein is an actuary and a Certified Public Accountant. He is a Fellow of the Society of Actuaries and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Grace Vandecruze, 50, has been a director since April 2014. Ms. Vandecruze is also a director of Resolution Holdings, Inc. and Resolution Life, Inc. Since 2006, Ms. Vandecruze has been employed with Grace Global Capital LLC, where she currently serves as Managing Director. Prior to that, she served as Managing Director at Fox-Pitt, Kelton and Vice President at Head & Company LLC. Ms. Vandecruze is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Richard Carbone, 66, has been a director since April 2014. Mr. Carbone is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. Prior to joining Lincoln Benefit, Mr. Carbone served as Executive Vice President and Chief Financial Officer at Prudential Financial, Inc. and The Prudential Insurance Company of America. He also served as Senior Vice President and Chief Financial Officer of Prudential Financial, Inc. from November 2001 to January 2008 and Senior Vice President and Chief Financial Officer of The Prudential Insurance Company of America from July 1997 to January 2008. Prior to that, Mr. Carbone held various leadership roles at Salomon, Inc., Bankers Trust New York Corporation and Bankers Trust Company. Mr. Carbone is a member of the board of directors for E*Trade Financial Corporation.

W. Weldon Wilson, 53, has been a director, Chief Executive Officer and Secretary since 2014. Mr. Wilson also serves as a director, Chief Executive Officer and Secretary for Resolution Life Holdings, Inc. and Resolution Life, Inc. He is currently self-employed with Wilson Roberts Consulting, Inc. From July 1991 to December 2009, Mr. Wilson held various positions at Swiss Reinsurance Company, including Chief Executive Officer, President and Director of Swiss Re Life & Health America, Inc. Mr. Wilson also serves as a director of the American Council of Life Insurers. He is a licensed attorney with the State Bar of Texas.

Robyn Wyatt, 49, has been Executive Vice President, Chief Financial Officer and Treasurer since 2014. Ms. Wyatt also serves as Executive Vice President, Chief Financial Officer and Treasurer of both Resolution Life Holdings, Inc. and Resolution Life, Inc. From March 2002 to September 2013, Ms. Wyatt held positions with various affiliates of Swiss Reinsurance Company, including Managing Director and Chief Financial Officer of Swiss Re Life & Health America Inc. Prior to that, she served as Vice President and Chief Accountant of Manulife Financial Corporation. Ms. Wyatt is a member of the Institute of Chartered Accountants in Australia and The Canadian Institute of Chartered Accountants.

Item 11(l). Executive Compensation

Compensation Discussion and Analysis (“CD&A”)

Prior to the transaction with Resolution, executive officers of Lincoln Benefit also served as officers of other subsidiaries of The Allstate Corporation (“Allstate”) and received no compensation directly from Lincoln Benefit. They were employees of an Allstate subsidiary. Allocations were made for each named executive based on the amount of the named executive’s compensation allocated to Lincoln Benefit under the Amended and Restated Service and Expense Agreement among Allstate Insurance Company, Allstate, and certain affiliates, as amended effective January 1, 2009 (the “Service and Expense Agreement”). Those allocations are reflected in the Summary Compensation Table set forth below and in this disclosure, except where noted. The named executives may have received additional compensation for services rendered to other Allstate subsidiaries, and those amounts are not reported.

Named Executives

This CD&A describes the executive compensation program at Allstate and specifically describes total 2013 compensation for the following named executives of Lincoln Benefit:

•	Don Civgin—Chairman of the Board and Chief Executive Officer (CEO)

•	Jesse E. Merten—Senior Vice President and Chief Financial Officer (CFO)

•	Anurag Chandra—Former Executive Vice President(1)

•	Lawrence W. Dahl—Former President and Chief Operating Officer(2)

•	Wilford J. Kavanaugh—Senior Vice President

•	Harry R. Miller—Senior Vice President and Chief Risk Officer

(1)

Mr. Chandra served as Executive Vice President through October 4, 2013, at which time Mr. Chandra assumed a non-executive position within Allstate. Mr. Chandra’s employment terminated on March 31, 2014, in accordance with the Voluntary Separation Agreement and Release dated October 17, 2013 (Mr. Chandra’s “Separation Agreement”).

(2)	Mr. Dahl’s employment with Allstate terminated on August 31, 2013, in accordance with the Voluntary Separation Agreement and Release dated August 1, 2013 (Mr. Dahl’s “Separation Agreement”).

Elements of 2013 Executive Compensation Program Design

The following table lists the elements of target direct compensation for Allstate’s 2013 executive compensation program. The program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual and long-term incentives. Allstate’s incentives are designed to drive overall corporate performance, specific business unit strategies, and individual performance using performance and operational measures that Allstate correlates to stockholder value, and these incentives align with Allstate’s strategic vision and operating priorities. The Compensation and Succession Committee (the “Committee”) of the Allstate Board of Directors establishes the performance measures and ranges of performance for the variable compensation elements for overall company incentive compensation awards. An individual’s participation in Allstate incentives is based on market based compensation levels, leadership responsibilities, and experience.

	Element	Key Characteristics	Why Allstate Pays This Element	How Allstate Determines Amount

Fixed	Base salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Provide a base level of competitive cash compensation for executive talent.	Experience, job scope, market data, and individual performance.

Variable	Annual incentive awards	Variable compensation component payable in cash based on performance against annually established goals and assessment of individual performance.	Motivate and reward executives for performance on key strategic, operational, and financial measures during the year.

A corporate-wide funding pool is based on performance on three measures:

•   Adjusted Operating Income

•   Total Premiums

•   Net Investment

Income Individual awards are based on job scope, market data, and individual performance.

	Restricted stock units	RSUs vest over four years; 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates.	Align the interests of executives with long-term shareholder value and serve to retain executive talent.	Job scope, market data, and individual performance.
	Performance stock awards	PSAs vest on the third anniversary of the grant date.	Align the interests of senior executives with long-term stockholder value and serve to retain executive talent.	Target awards based on job scope, market data, and individual performance. Earned awards based on Allstate performance on Annual Adjusted Operating Income Return on Equity with a requirement of positive Net Income for any payout above target.
	Stock options	Nonqualified stock options that expire in ten years and become exercisable over four years; 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates.	Align the interests of executives with long-term stockholder value and serve to retain executive talent.	Job scope, market data, and individual performance.

Compensation Practices

Peer Benchmarking

Allstate monitors performance toward goals throughout the year and reviews executive compensation program design and executive pay levels annually. As part of that evaluation, Allstate considers available data regarding compensation paid to similarly-situated executives at companies against which it competes for executive talent. With respect to the compensation program for 2013, the Committee considered compensation data for the peer companies listed below for Mr. Civgin as well as compensation information from certain S&P 100 companies with fiscal 2012 revenue of between $15 billion and $60 billion with which Allstate competes for executive talent. The Committee reviews the composition of the peer group annually with the assistance of its compensation consultant, Compensation Advisory Partners. The following table reflects the peer group used for 2013 compensation benchmarking.

PEER INSURANCE COMPANIES(1)

Company Name	Revenue ($ in billions)	Market Cap ($ in billions)	Assets ($ in billions)	Premiums ($ in billions)	Property and Casualty Insurance Products	Life Insurance and Financial Products
ACE Ltd.	19.2	35.2	94.5	16.6	✓
AFLAC Inc.	23.9	30.7	121.3	20.1		✓
The Chubb Corporation	13.9	24.0	50.4	12.1	✓
The Hartford Financial Services Group, Inc.	26.2	16.4	277.9	15.4	✓	✓
Lincoln National Corporation	12.0	13.6	236.9	6.8		✓
Manulife Financial Corporation	16.0	34.3	454.2	16.0		✓
MetLife Inc.	68.2	60.5	885.3	47.1	✓	✓
The Progressive Corporation	18.2	16.2	24.4	17.1	✓
Prudential Financial, Inc.	41.5	42.7	731.8	31.7		✓
The Travelers Companies, Inc.	26.2	32.0	103.8	22.6	✓
Allstate	34.5	24.5	123.5	30.0	✓	✓
Allstate Ranking Relative to Peers:
—Property and Casualty Insurance	2 of 7	4 of 7	3 of 7	2 of 7
—Life Insurance and Financial Products	3 of 7	5 of 7	6 of 7	3 of 7
—All Peer Insurance Companies	3 of 11	7 of 11	6 of 11	3 of 11
(1)	Information as of year-end 2013.

With respect to the named executives other than Mr. Civgin, Allstate management considered compensation surveys that provided information on companies of broadly similar size and business mix as Allstate, as well as companies with a broader market context. The compensation surveys considered include the McLagan Insurance Sales & Marketing Survey, Towers Watson Diversified Insurance Survey, the Towers Watson General Industry Study, and the Frederic W. Cook General Industry Study. The weight given to information obtained from these sources varied depending on the position being evaluated. The Towers Watson Diversified Insurance Survey includes insurance companies with assets greater than $125 billion. The Towers Watson General Industry Study includes companies with revenues greater than $20 billion.

Salary

The salary of Mr. Civgin is set by the Allstate Board of Directors based on the Committee’s recommendations, as was Mr. Chandra’s during his tenure as Executive Vice President of Lincoln Benefit. The salaries of the other named executives are set by Allstate management. In recommending executive base salary levels, Allstate uses the 50th percentile of its peer insurance companies as a guideline for Mr. Civgin and the 50th percentile of insurance and general industry data as a guideline for the other named executives, which enables Allstate to compete effectively for executive talent. Annual merit increases for the named executives are based on evaluations of their performance using the enterprise-wide merit increase budget as a guideline.

•	The average enterprise-wide merit and promotional increases are based on a combination of U.S. general and insurance industry market data and are set at levels intended to be competitive.

•

The base salaries for each named executive were reviewed in February of 2013. Mr. Civgin’s salary was not adjusted. Allstate established a new base salary for each other named executive based on individual performance and in line with the enterprise-wide merit increase.

Annual Cash Incentive Awards

In 2013 named executives could earn an annual cash incentive award based on Allstate’s achievement of performance measures during the year and assessments of individual performance.

For Mr. Civgin, the maximum award that could be earned was an amount equal to 15% of the 162(m) pool (but in no event greater than the $8.5 million maximum set forth in the Annual Executive Incentive Plan). The Committee retained complete discretion to pay less than this maximum amount. None of the named executive other than Mr. Civgin participate in the 162(m) pool. For a description of how the 162(m) pool is calculated, see page 63.

Long-term Equity Incentive Awards

Allstate grants equity awards to executives based on scope of responsibility, consistent with Allstate’s philosophy that a significant amount of executive compensation should be in the form of equity and that a greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for Allstate’s performance. Additionally, from time to time, equity awards are also granted to attract new executives. Allstate annually reviews the mix of equity incentives provided to the named executives. For Messrs. Civgin, and Chandra, beginning with awards made in 2012, the mix of equity incentives changed to 50% performance stock awards and 50% stock options. Allstate believes stock options are a form of performance-based incentive compensation because they require stock price appreciation to deliver any value to an executive, while performance stock awards provide direct alignment with stockholder interests. Other employees eligible for equity incentive awards, including the named executives other than Messrs. Civgin and Chandra, had the choice of receiving the value of their February equity incentive awards in the following proportions between stock options and restricted stock units:

•	25% stock options and 75% restricted stock units;

•	50% stock options and 50% restricted stock units; or

•	75% stock options and 25% restricted stock units.

The elections are reflected in the Grants of Plan-Based Awards at Fiscal Year-End 2013 table.

Timing of Equity Awards and Grant Practices

Typically, the Committee approves grants of equity awards during a meeting in the first fiscal quarter. The timing allows the Committee to align awards with Allstate’s annual performance and business goals. Throughout the year, the Committee may grant equity incentive awards to newly hired or promoted Allstate executive officers.

The Committee approves grants of equity awards to Allstate executive officers. Under authority delegated by Allstate’s Board of Directors and the Committee, an equity award committee may grant to employees other than Allstate executive officers restricted stock units and stock options to newly hired and promoted executives and in recognition of outstanding achievements. At each regularly scheduled meeting the Committee reviews equity awards granted by the equity award committee. The grant date for awards to newly hired or promoted executives is fixed as the first business day of a month following the later of committee action or the date of hire or promotion.

Performance Measures for 2013

Annual Cash Incentive Awards

Since Allstate created a corporate funding pool for annual executive incentive awards in 2011, the Committee has not exercised discretion to increase the amount of the pool beyond the calculated amount. During the first quarter of the year, the Committee establishes the measures that determine the aggregate amount of funds in the pool available to be paid as awards for that year. The Committee used discretion to determine the amount of Mr. Civgin’s award paid from the pool. The amount of the award, if any, paid from the pool to each other named executive was determined by Allstate senior management. Awards are paid in the following year.

The total funding for 2013 annual incentive awards was calculated based on three measures: Adjusted Operating Income, Total Premiums, and Net Investment Income. All of these measures are defined on pages 85-86.

(1)

Percentages are based on compensation of eligible employees in each area of responsibility and 2013 results for each performance measure. For treatment of catastrophe losses in the funding calculation, see discussion of performance measures on pages 85-86.

The Committee set performance measure targets based on Allstate’s 2013 operating plan, after extensive review. Its decisions on threshold and maximum ranges were then informed by probability testing and operational performance scenarios.

In the event of a net loss, the corporate funding pool would have been reduced by 50% of actual performance for Mr. Civgin. For example, if performance measures ordinarily would fund the corporate pool at 60% and there was a net loss then the corporate pool would be funded at 30%. This mechanism would have prevented a misalignment between pay and performance in the event of a natural catastrophe or extreme financial market conditions.

Actual performance on the three performance measures determines the overall funding level of the corporate pool and the aggregate total award budget for eligible employees. Individual awards are based on individual performance in comparison to position-specific compensation targets and overall company performance. The sum of individual awards did not exceed the total corporate pool. (See statement regarding awards in chart on page 63.)

The ranges of performance and 2013 actual results for the three performance measure are shown in the following table.

2013 Annual Cash Incentive Award Performance Measures
Measure	Threshold		Target	Maximum	Actual Results
Adjusted Operating Income (in millions)	$1,500		$1,900	$2,300	$2,315
Total Premiums (in millions)	$29,600		$30,000	$30,400	$30,510
Net Investment Income (in millions)	$3,400		$3,600	$3,750	$3,941
Payout Percentages
CEO	50%	*	100%	200%	200% payout
Other Named Executives	50%	*	100%	250%	250% payout
*	Actual performance below threshold results in a 0% payout.

Performance Stock Awards

In 2013 Allstate granted Messrs. Civgin and Chandra performance stock awards (PSAs), tied to achievement of performance measures, that align compensation with stockholder interests.

In March 2012 and February 2013, Messrs. Civgin and Chandra were awarded a target number of PSAs. The PSAs have a three-year performance cycle. For the 2012-2014 and 2013-2015 performance cycles, the number of PSAs which become earned and vested at the end of each three-year performance cycle depends on Allstate’s annual adjusted operating income return on equity attained during each year of the performance cycle. Annual adjusted operating income return on equity measure (“Adjusted Operating Income ROE”) is defined on page 87. Adjusted Operating Income for PSAs includes a minimum or maximum amount of after-tax catastrophe losses if actual catastrophe losses are less than or exceed those amounts, respectively, which serves to decrease volatility and stabilize the measure by limiting the impact of catastrophe losses. The Committee selected Adjusted Operating Income ROE as the performance measure because it -

•	Measures performance in a way that is tracked and understood by investors.

•	Captures both income and balance sheet impacts, including capital management actions.

•	Provides a useful gauge of overall performance while limiting the effects of factors management cannot influence, such as extreme weather conditions.

•	Correlates to changes in long-term stockholder value.

For the 2012-2014 and 2013-2015 performance cycles, performance is measured in three separate one-year periods. The actual number of PSAs earned for each measurement period varies from 0% to 200% of that period’s target PSAs based on Adjusted Operating Income ROE for the performance cycle and measurement period.

The Committee required positive net income in order for the executives to earn PSAs based on Adjusted Operating Income ROE above target. If Allstate has a net loss in a measurement period, the number of PSAs earned would not exceed target, regardless of the Adjusted Operating Income ROE. This hurdle was included to prevent misalignment between Allstate reported net income and the PSAs earned based on the Adjusted Operating Income ROE result. This situation could occur if, for example, catastrophe losses or capital losses that are not included in Adjusted Operating Income ROE caused Allstate to report a net loss for the period.

At the end of each measurement period, the Committee certifies the level of Allstate’s Adjusted Operating Income ROE achievement, as well as the resulting number of PSAs earned by each named executive for that measurement period. The Committee does not have the discretion to adjust the performance achievement upward for any measurement period. PSAs earned will vest following the end of the three year performance cycle, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change in control).

Adjusted Operating Income ROE is the measure used for PSAs. For a description of how this measure is calculated for each performance cycle, see page 87. The measurement periods and levels of Adjusted Operating Income ROE needed to earn the threshold, target, and maximum number of PSAs for the measurement period as well as actual results are set forth in the table below. The annually increasing performance goals are consistent with Allstate’s return objectives and recognize the inherent earnings volatility of Allstate’s business.

Performance Stock Awards Ranges of Performance
Annual Adjusted Operating Income Return on Equity	Threshold	Target	Maximum	Actual Results
2012-2014 PSA Performance Cycle
Measurement Period 2012	4.0%	10.0%	11.5%	12.3%
Measurement Period 2013	4.5%	10.5%	12.25%	13.1%
Measurement Period 2014	5.0%	11.0%	13.0%	To be determined in 2015
2013-2015 PSA Performance Cycle
Measurement Period 2013	6.0%	11.0%	12.5%	13.4%
Measurement Period 2014	6.0%	12.0%	13.5%	To be determined in 2015
Measurement Period 2015	6.0%	13.0%	14.5%	To be determined in 2016
Payout	0%	100%	200%

		Subject to positive net income hurdle

The following table shows the target number of PSAs granted to Messrs. Civgin, Merten, Chandra, Dahl, Kavanaugh, and Miller for the 2013-2015 and 2012-2014 performance cycles, the target number of PSAs for the 2013 and 2012 measurement periods, and the number of PSAs earned based on achievement of the performance measure.

2012-2014 Performance Cycle
		2012 Measurement Period			2013 Measurement Period			2014 Measurement Period
Named Executive	Target Number of PSAs for 2012-2014 Performance Cycle	Target Number of PSAs	Actual Result	Number of PSAs Earned	Target Number of PSAs	Actual Result	Number of PSAs Earned	Target Number of PSAs	Actual Result	Number of PSAs Earned
Mr. Civgin	8,151	2,717	Maximum	5,434	2,717	Maximum	5,434	To be determined in 2015.
Mr. Merten	N/A
Mr. Chandra	5,342	1,780	Maximum	3,560	1,781	Maximum	3,562	To be determined in 2015.
Mr. Dahl	N/A							0
Mr. Kavanaugh	N/A
Mr. Miller	N/A

2013-2015 Performance Cycle
		2013 Measurement Period			2014 Measurement Period			2015 Measurement Period
Named Executive	Target Number of PSAs for 2013-2015 Performance Cycle	Target Number of PSAs	Actual Result	Number of PSAs Earned	Target Number of PSAs	Actual Result	Number of PSAs Earned	Target Number of PSAs	Actual Result	Number of PSAs Earned
Mr. Civgin	6,124	2,041	Maximum	4,082	To be determined in 2015.			To be determined in 2016.
Mr. Merten	N/A
Mr. Chandra	3,927	1,309	Maximum	2,618	To be determined in 2015.			To be determined in 2016.
Mr. Dahl	N/A						0			0
Mr. Kavanaugh	N/A
Mr. Miller	N/A

Other Elements of Compensation

To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, Allstate offers the benefits listed in the following table.

Benefit or Perquisite	Named Executives	Other Officers and Certain Managers		All Full-time and Regular Part-time Employees
401(k)(1) and defined benefit pension	•	•		•
Supplemental retirement benefit	•	•
Health and welfare benefits(2)	•	•		•
Supplemental long term disability	•	•
Deferred compensation	•	•	(3)
Tax preparation and financial planning services	•	•
Mobile devices, ground transportation, and personal use of aircraft(4)	•	•
(1)	Allstate contributed $.56 for every dollar of basic pre-tax deposits made in 2013 (up to 5% of eligible pay).
(2)	Including medical, dental, vision, life, accidental death and dismemberment, long term disability, and group legal insurance.

(3)	All officers are eligible for tax preparation services. Financial planning services were provided only to Messrs. Civgin and Chandra.
(4)

Ground transportation is available to Mr. Civgin and, during his tenure as Executive Vice President, Mr. Chandra. In limited circumstances approved by Allstate’s CEO, Messrs. Civgin, and Chandra were permitted to use Allstate’s corporate aircraft for personal purposes. Messrs. Civgin and Chandra did not use the corporate aircraft for personal purposes in 2013. Mobile devices are available to Allstate’s senior executives, other officers, and certain managers, and employees depending on their job responsibilities.

Retirement Benefits

Each named executive participates in two different defined benefit pension plans. The Allstate Retirement Plan (ARP) is a tax qualified defined benefit pension plan available to all of Allstate’s regular full-time and regular part-time employees who meet certain age and service requirements. The ARP provides an assured retirement income based on an employee’s level of compensation and length of service at no cost to the employee. As the ARP is a tax qualified plan, federal tax law limits (1) the amount of an individual’s compensation that can be used to calculate plan benefits and (2) the total amount of benefits payable to a plan participant on an annual basis. For certain employees, these limits may result in a lower benefit under the ARP than would have been payable otherwise. Therefore, the Supplemental Retirement Income Plan (SRIP) is used to provide ARP-eligible employees whose compensation or benefit amount exceeds the federal limits with an additional defined benefit in an amount equal to what would have been payable under the ARP if the federal limits did not exist.

Change-in-Control and Post-Termination Benefits

Consistent with Allstate’s compensation objectives, Allstate offers these benefits to attract, motivate, and retain executives. A change-in-control of Allstate could have a disruptive impact on both Allstate and its executives. Change-in-control benefits and post-termination benefits are designed to mitigate that impact and to maintain alignment between the interests of Allstate’s executives and Allstate stockholders.

Mr. Civgin is a participant in Allstate’s change-in-control severance plan (CIC Plan). The other named executives are not participants in the CIC Plan and are not party to change-in-control agreements.

The change-in-control and post-termination arrangements which are described in the Potential Payments as a Result of Termination or Change-in-Control section are not provided exclusively to the named executives. A larger group of management employees is eligible to receive many of the post-termination benefits described in that section.

Equity Ownership Guidelines

Stock ownership guidelines were instituted in 1996 that require each of the named executives to own Allstate common stock worth a multiple of base salary to link management and stockholders’ interests. The guidelines provide that an executive must hold 75% of net after-tax shares received as a result of equity compensation awards until his or her salary multiple guideline is met. The chart below shows the salary multiple guidelines and the equity holdings that count towards the requirement.

Name	Guideline	Status
Mr. Civgin	3x salary	✓ Meets guideline
Mr. Merten	2x salary	Must hold 75% of net after-tax shares until guideline is met
Mr. Chandra	2x salary	Must hold 75% of net after-tax shares until guideline is met(1)
Mr. Dahl	—	—
Mr. Kavanaugh	2x salary	Must hold 75% of net after-tax shares until guideline is met
Mr. Miller	2x salary	✓Meets guideline
(1)	Mr. Chandra was subject to stock ownership guidelines through October 4, 2013.

What Counts Toward the Guideline	What Does Not Count Toward the Guideline
• Allstate shares owned personally	• Unexercised stock options

• Shares held in the Allstate 401(k) Savings Plan	• Performance stock awards

• Restricted stock units

Allstate also has a policy on insider trading that prohibits all officers, directors, and employees from engaging in transactions in securities issued by Allstate or any of its subsidiaries that might be considered speculative or hedging, such as selling short or buying or selling options.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the named executives for all services rendered to Lincoln Benefit for the last three fiscal years, allocated to Lincoln Benefit in a manner consistent with the allocation of compensation under the Service and Expense Agreement.

NAME AND PRINCIPAL POSITION(1)	YEAR	SALARY ($)	BONUS ($)		STOCK AWARDS ($)(2)	OPTION AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)		ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Don Civgin
(Chairman of the
Board and Chief	2013	186,200	—		279,316	279,296	532,000	18,466	(7)	7,422	1,302,700
Executive Officer)	2012	143,520	—		197,594	197,598	416,000	10,105		5,887	970,704
Jesse E. Merten
(Senior Vice President
and Chief Financial	2013	138,303	—		62,577	62,555	338,800	7,926	(8)	9,358	619,519
Officer)	2012	77,526	—		35,032	35,018	96,695	0		14,188	258,459
Anurag Chandra	2013	174,798	149,408		179,110	179,095	0	11,317	(10)	17,602	711,330
(Former Executive Vice	2012	206,140	55,875	(6)	201,159	201,153	402,300	11,798		11,965	1,034,515
President)	2011	178,615	53,750	(6)	135,435	251,552	161,250	0		13,740	794,342
Lawrence W. Dahl	2013	188,462			48,985	49,005	0	0	(11)	720,050	1,006,502
(Former President and	2012	280,000			45,005	44,997	195,888	362,610		19,450	947,950
Chief Operating Officer)	2011	280,000			47,991	47,996	100,000	258,501		15,100	749,588
Wilford J. Kavanaugh	2013	117,128	—		82,911	30,228	146,410	2,352	(12)	9,970	388,999
(Senior Vice President)	2012	47,535	—		16,436	0	43,918	0		14,916	122,805
Harry Miller
(Senior Vice President and Chief Risk Officer)	2013	174,152	—		118,586	39,525	266,200	10,586	(9)	12,643	621,692

(1)	Messrs. Civgin, Merten, and Kavanaugh were not named executives for 2011. Mr. Miller was not a named executive for 2011 or 2012.
(2)

The aggregate grant date fair value of PSAs granted in 2013 and 2012 and restricted stock units awards granted in 2012 and 2011 are computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (ASC 718). The fair value of PSAs and RSUs is based on the final closing price of Allstate’s stock as of the grant date, which in part reflects the payment of expected future dividends. (See note 19 to Allstate’s audited financial statements for 2013.) This amount reflects an accounting expense and does not correspond to actual value that will be realized by the named executives. The value of PSAs is based on the probable satisfaction of the performance conditions. The number of PSAs granted in 2013 to each named executive is provided in the Grants of Plan-Based Awards table. The value of the PSAs granted in 2013 at grant date share price if maximum corporate performance were to be achieved is as follows: Mr. Civgin $558,594 and Mr. Chandra $358,181.

(3)

The aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the grant date using a binomial lattice model and the assumptions (see note 19 to Allstate’s audited financial statements for 2013) as set forth in the following table:

	2013	2012	2011
Weighted average expected term	8.2 years	9.0 years	7.9 years
Expected volatility	19.1 – 48.1%	20.2 – 53.9%	22.1 – 53.9%
Weighted average volatility	31.0%	34.6%	35.1%
Expected dividends	1.9 – 2.2%	2.2 – 3.0%	2.5 – 3.7%
Weighted average expected dividends	2.2%	2.8%	2.7%
Risk-free rate	0.0 – 2.9%	0.0 – 2.2%	0.0 – 3.5%

This amount reflects an accounting expense and does not correspond to actual value that will be realized by the named executives. The number of options granted in 2013 to each named executive is provided in the Grants of Plan-Based Awards table.

(4)

Amounts reflect the aggregate increase in actuarial value of the pension benefits as set forth in the Pension Benefits table, accrued during 2013, 2012, and 2011. These are benefits under the Allstate Retirement Plan (ARP) and the Supplemental Retirement Income Plan (SRIP). Non-qualified deferred compensation earnings are not reflected since

Allstate’s Deferred Compensation Plan does not provide above-market earnings. The pension plan measurement date is December 31. (See note 18 to Allstate’s audited financial statements for 2013.)
(5)	The All Other Compensation for 2013—Supplemental Table provides details regarding the amounts for 2013 for this column.
(6)

Pursuant to the terms of his Separation Agreement, Mr. Chandra received a cash payment in 2014 in lieu of any cash incentive award for which Mr. Chandra otherwise might have been eligible under the Allstate annual incentive plan. Mr. Chandra received a sign-on bonus, of which $53,750 was paid in 2011 and $55,875 was paid in 2012. Mr. Chandra’s start date was January 31, 2011.

(7)	Reflects the increase in the actuarial value of the benefits provided to Mr. Civgin under the ARP and SRIP of $1,448 and $17,018 respectively.
(8)

Reflects the increase in the actuarial value of the benefits provided to Mr. Merten under the ARP and SRIP of $3,237 and $4,689 respectively. As of December 31, 2013, Mr. Merten was not vested in the ARP or SRIP.

(9)

Reflects the increase in the actuarial value of the benefits provided to Mr. Miller under the ARP and SRIP of $3,353 and $7,232 respectively. As of December 31, 2013, Mr. Miller was not vested in the ARP or SRIP.

(10)

Reflects the increase in the actuarial value of the benefits provided to Mr. Chandra under the ARP and SRIP of $1,855 and $9,463 respectively. As of December 31, 2013, Mr. Chandra was not vested in the ARP or SRIP.

(11)	Reflects the increase in the actuarial value of the benefits provided to Mr. Dahl under the ARP and SRIP of ($36,181) and ($10,316) respectively. Mr. Dahl’s employment terminated on August 31, 2013.
(12)

Reflects the increase in the actuarial value of the benefits provided to Mr. Kavanaugh under the ARP and SRIP of $665 and $1,687 respectively. As of December 31, 2013, Mr. Kavanaugh was not vested in the ARP or SRIP.

ALL OTHER COMPENSATION FOR 2013—SUPPLEMENTAL TABLE

(In dollars)

The following table describes the incremental cost of other benefits provided in 2013 that are included in the “All Other Compensation” column.

Name	401(k) Match(1)	Other(2)	Total All Other Compensation
Mr. Civgin	1,899	5,523	7,422
Mr. Merten	3,456	5,902	9,358
Mr. Chandra	2,628	14,975	17,603
Mr. Dahl	0	720,050	720,050
Mr. Kavanaugh	3,456	6,515	9,971
Mr. Miller	3,456	9,187	12,643
(1)

Each of the named executives participated in Allstate’s 401(k) plan during 2013. The amount shown is the amount allocated to their accounts as employer matching contributions. Messrs. Merten, Chandra, Kavanaugh, and Miller will not be vested in the employer matching contribution until they have completed three years of vesting service.

(2)

“Other” consists of premiums for group life insurance and personal benefits and perquisites consisting of tax preparation services, financial planning, ground transportation, and supplemental long-term disability coverage. We provide supplemental long-term disability coverage to all regular full- and part-time employees who participate in the long-term disability plan and whose annual earnings exceed the level which produces the maximum monthly benefit provided by the long-term disability plan. This coverage is self-insured (funded and paid for by Allstate when obligations are incurred). No obligations for the named executives were incurred in 2013, and therefore, no incremental cost is reflected in the table. In addition, Mr. Dahl received a $700,000 severance payment in 2013 in relation to his separation from Allstate. In limited circumstances approved by Allstate’s CEO, Messrs. Civgin and Chandra were permitted to use Allstate’s corporate aircraft for personal purposes. Messrs. Civgin and Chandra did not use the corporate aircraft for personal purposes in 2013.

GRANTS OF PLAN-BASED AWARDS AT FISCAL YEAR-END 2013(1)

The following table provides information about non-equity incentive plan awards and equity awards granted to the named executives during fiscal year 2013 to the extent the expense was allocated to Lincoln Benefit under the Service and Expense Agreement.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock Options (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Shr)(4)	Grant Date Fair Value ($)(5)
Name	Grant Date	Plan Name	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)				Stock Awards	Option Awards
Mr. Civgin	—	Annual cash incentive	116,375	232,750	1,451,961
	2/12/2013	Performance stock awards				0	6,124	12,248				279,316
	2/12/2013	Stock options								23,333	45.61		279,296
Mr. Merten	—	Annual cash incentive	34,576	69,151	172,879
	2/12/2013	Restricted Stock Units							1,372			62,577
	2/12/2013	Stock options								5,226	45.61		62,555
Mr. Chandra	—	Annual cash incentive	57,059	114,117	285,293
	2/12/2013	Performance stock awards(6)				0	3,927	7,854				179,110
	2/12/2013	Stock options(7)								14,962	45.61		179,095
Mr. Dahl		Annual cash incentive	0	0	0
	2/12/2013	Restricted Stock Units							1,074			48,985
	2/12/2013	Stock options								4,094	45.61		49,005
Mr. Kavanaugh	—	Annual cash incentive	29,282	58,564	146,410
	1/2/2013	Restricted Stock Units							94			3,869
	2/12/2013	Restricted Stock Units							1,733			79,042
	1/2/2013	Stock options								326	41.16		3,870
	2/12/2013	Stock options								2,202	45.61		26,358
Mr. Miller	—	Annual cash incentive	43,538	87,076	217,691
	2/12/2013	Restricted Stock Units							2,600			118,586
	2/12/2013	Stock options								3,302	45.61		39,525
(1)	Awards under the Annual executive incentive plans and the 2013 Equity Incentive Plan.
(2)

The amounts in these columns consist of the threshold, target, and maximum annual cash incentive awards for the named executives. The threshold amount for each named executive is 50% of target, as the minimum amount payable if threshold performance is achieved. If threshold is not achieved, the payment to named executives would be zero. The target amount is based upon achievement of the performance measures listed under the Annual Cash Incentive Awards caption on page 60. The maximum amount payable to Mr. Civgin is an amount equal to 15% of an award pool under the Annual Executive Incentive Plan (but in no event greater than the stockholder approved maximum of $8.5 million under such plan). The award pool is equal to 1.0% of Adjusted Operating Income. None of the other named executives participate in the adjusted underlying operating income pool. Adjusted Operating Income is defined on page 86.

(3)

The amounts shown in these columns reflect the threshold, target, and maximum performance stock awards for the named executives who were awarded PSAs. The threshold amount is 0% payout. The target and maximum amounts are based upon achievement of the performance measures listed under the Performance Stock Awards caption on page 60.

(4)

The exercise price of each option is equal to the fair market value of Allstate’s common stock on the grant date. Fair market value is equal to the closing sale price on the grant date or, if there was no such sale on the grant date, then on the last previous day on which there was a sale.

(5)

The aggregate grant date fair value of the February 12, 2013, performance share awards and restricted stock units was $45.61 and the stock option awards was $11.97, computed in accordance with FASB ASC 718. The aggregate grant date fair value of the January 2, 2013, restricted stock units was $41.16 and the stock option awards was $11.87, computed in accordance with FASB ASC 718. The assumptions used in the valuation are discussed in footnotes 2 and 3 to the Summary Compensation Table on page 69.

(6)	Any PSAs awarded to Mr. Chandra were forfeited on March 31, 2014, upon the termination of his employment.
(7)	Mr. Chandra’s unvested options were forfeited on March 31, 2014, upon the termination of his employment.

Stock options

Stock options represent an opportunity to buy shares of Allstate’s stock at a fixed exercise price at a future date. Allstate uses them to align the interests of Allstate’s executives with long-term stockholder value, as the stock price must appreciate from the grant date for the executives to profit. Under Allstate’s stockholder-approved equity incentive plan, the exercise price cannot be less than the fair market value of a share on the grant date. Stock option repricing is not permitted. In other words, without an event such as a stock split, if the Committee cancels an award and substitutes a new award, the exercise price of the new award cannot be less than the exercise price of the cancelled award. All stock option awards have been made in the form of nonqualified stock options. The options granted to the named executives in 2013 become exercisable over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates, and expire in ten years, except in certain change-in-control situations or under other special circumstances approved by the Committee.

Performance stock awards

Performance stock awards (PSAs) represent Allstate’s promise to transfer shares of common stock in the future if certain performance measures are met. Each PSA represents Allstate’s promise to transfer one fully vested share in the future for each PSA that vests. PSAs earned will vest following the end of the three year performance cycle, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change in control). Vested PSAs will be converted into shares of Allstate common stock and dividend equivalents accrued on these shares will be paid in cash. No dividend equivalents will be paid prior to vesting. Performance stock awards were granted to Messrs. Civgin and Chandra.

Restricted stock units

Messrs. Merten, Dahl, Kavanaugh, and Miller received awards of restricted stock units in 2013. Each restricted stock unit represents Allstate’s promise to transfer one fully vested share of stock in the future if and when the restrictions expire (when the unit “vests”). Because restricted stock units are based on and payable in stock, they reinforce the alignment of interests of Allstate’s executives and Allstate’s stockholders. In addition, restricted stock units provide a retention incentive because they have a real, current value that is forfeited in most circumstances if an executive terminates employment before the restricted stock units vest. Under the terms of the restricted stock unit awards, the executives have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares. The restricted stock units granted to Messrs. Merten, Dahl, Kavanaugh, and Miller in 2013 vest over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates, except in certain change-in-control situations or under other special circumstances approved by the Committee. The restricted stock units granted to Messrs. Merten, Dahl, Kavanaugh, and Miller in 2013 include the right to receive previously accrued dividend equivalents when the underlying restricted stock unit vests.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table summarizes the outstanding equity awards of the named executives as of December 31, 2013, allocated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2013. The percentage of each equity award actually allocated to Lincoln Benefit has varied over the years during which these awards were granted depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of such equity awards between Lincoln Benefit and the executive’s Allstate-affiliated employer. Because the aggregate amount of such equity awards attributable to services rendered to Lincoln Benefit by each named executive cannot be calculated without unreasonable effort, the allocated amount of each equity award provided for each named executive in the following table is the amount determined by multiplying each named executive’s equity award for services rendered to Allstate and all of its affiliates by the percentage used for allocating such named executive’s compensation to Lincoln Benefit in 2013 under the Service and Expense Agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2013

Option Awards(1)						Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(5)
Mr. Civgin	Sep. 08, 2008	17,290	0	46.48	Sep. 08. 2018
	Feb. 22, 2010	22,333	7,444	31.41	Feb. 22, 2020	Feb. 22, 2010	1,264	68,939
	Feb. 22, 2011	15,341	15,341	31.74	Feb. 22, 2021	Feb. 22, 2011	2,493	135,968
	Feb. 21, 2012		29,146	31.56	Feb. 21, 2022	Mar. 06, 2012	10,869	592,795	2,717	148,185
	Feb. 12, 2013		23,333	45.61	Feb. 12, 2023	Feb. 12, 2013	4,082	222,632	4,083	222,687
										Aggregate Market Value
										1,391,206
Mr. Merten	Feb. 21, 2012	0	6,908	31.56	Feb. 21, 2022	Feb. 21, 2012	1,898	103,517
	Feb. 12, 2013	0	5,226	45.61	Feb. 12, 2023	Feb. 12, 2013	1,372	74,829
										Aggregate Market Value
										178,346
Mr. Chandra	Feb. 22, 2011	7,556	11,236	31.74	Feb. 22, 2021	Feb. 22, 2011	1,826	99,590
	Feb. 21, 2012	0	19,100	31.56	Feb. 21, 2022	Mar. 06, 2012	7,122	388,434	1,781	97,136
	Feb. 12, 2013	0	14,962	45.61	Feb. 12, 2023	Feb. 12, 2013	2,617	142,731	2,618	142,786
										Aggregate Market Value
										870,677
Mr. Dahl	—	—	—	—	—	—	—	—	—	—
Mr. Kavanaugh						Jun. 01, 2012	805	43,905
	Jan. 02, 2013	0	326	41.16	Jan. 02, 2023	Jan. 02, 2013	94	5,127
	Feb. 12, 2013	0	2,202	45.61	Feb. 12, 2023	Feb. 12, 2013	1,733	94,518
										Aggregate Market Value
										143,550
Mr. Miller	May 02, 2011	1,195	1,196	33.88	May 02, 2021	May 02, 2011	1,072	58,467
	Feb. 21, 2012	0	4,271	31.56	Feb. 21, 2022	Feb. 21, 2012	3,520	191,981
	Feb. 12, 2013	0	3,302	45.61	Feb. 12, 2023	Feb. 12, 2013	2,600	141,804
										Aggregate Market Value
										392,252
(1)

The options granted in 2013, 2012, 2011, and 2010 vest over four years: 50% on the second anniversary date and 25% on each of the third and fourth anniversary dates. The other options vest in four installments of 25% on each of the first four anniversaries of the grant date. The exercise price of each option is equal to the fair market value of Allstate’s common stock on the grant date. For options granted in 2008 and thereafter, fair market value is equal to the closing sale price on the grant date. In each case, if there was no sale on the grant date, fair market value is calculated as of the last previous day on which there was a sale.

(2)

The aggregate value and aggregate number of exercisable in-the-money options as of December 31, 2013, for each of the named executives is as follows: Mr. Civgin $1,005,694 (54,964 aggregate number exercisable), Mr. Merten $0 (0 aggregate number exercisable), Mr. Chandra $172,277 (7,556 aggregate number exercisable), Mr. Kavanaugh $0 (0 aggregate number exercisable), and Mr. Miller $24,689 (1,195 aggregate number exercisable).

(3)

The aggregate value and aggregate number of unexercisable in-the-money options as of December 31, 2013, for each of the named executives is as follows: Mr. Civgin $1,400,093 (75,264 aggregate number unexercisable), Mr. Merten $205,414 (12,134 aggregate number unexercisable), Mr. Chandra $828,709 (45,298 aggregate number unexercisable),

Mr. Kavanaugh $24,026 (2,528 aggregate number unexercisable), and Mr. Miller $152,344 (8,769 aggregate number unexercisable). Those of Mr. Chandra’s options that remained unvested as of March 31, 2014, were forfeited upon the termination of his employment.
(4)

The restricted stock unit awards granted in 2013, 2012, 2011, and 2010 vest over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates. The other restricted stock unit awards vest in one installment on the fourth anniversary of the grant date.

(5)	Amount is based on the closing price of Allstate’s common stock of $54.54 on December 31, 2013.
(6)	The performance stock awards granted in 2013 and 2012 vest in one installment on the third anniversary of the grant date.

Option Exercises and Stock Vested at Fiscal Year-End 2013

The following table summarizes the options exercised by the named executives during 2013 and the restricted stock unit awards that vested during 2013, allocated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2013.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END 2013

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Civgin	53,599	1,740,033	13,188	604,276
Mr. Merten	0	0	0	0
Mr. Chandra	3,680	84,677	1,826	84,855
Mr. Dahl	20,718	190,231	2,678	123,084
Mr. Kavanaugh	0	0	0	0
Mr. Miller	0	0	1,071	51,841

Retirement Benefits

The following table provides information about the pension plans in which the named executives participate. Each of the named executive participates in the Allstate Retirement Plan (ARP) and the Supplemental Retirement Income Plan (SRIP). Pension expense for each named executive under these plans has been accrued annually over the course of the executive’s career with Allstate. The aggregate amount of the annual accrual specifically allocated to Lincoln Benefit over that period of time has varied depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of accrual between Lincoln Benefit and the executive’s Allstate affiliated employer. Because the aggregate amount of such annual accruals earned prior to 2013 attributable to services rendered to Lincoln Benefit by each named executive cannot be calculated without unreasonable effort, the present value of accumulated benefit provided for each named executive in the following table is the amount determined by multiplying the present value of such named executive’s accumulated pension benefit for services rendered to Allstate and all of its affiliates over the course of such named executive’s career with Allstate by the percentage used for allocating such named executive’s compensation to Lincoln Benefit under the Service and Expense Agreement in 2013.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1)(2) ($)	Payments During Last Fiscal Year ($)
Mr. Civgin	ARP	5.3	7,234	0
	SRIP	5.3	39,197	0
Mr. Merten	ARP	2.0	3,237	0
	SRIP	2.0	4,689	0
Mr. Chandra	ARP	3.0	4,781	0
	SRIP	3.0	16,249	0
Mr. Dahl	ARP	26.6	858,831	0
	SRIP	26.6	675,296	0
Mr. Kavanaugh	ARP	1.8	665	0
	SRIP	1.8	1,687	0
Mr. Miller	ARP	2.8	3,767	0
	SRIP	2.8	10,303	0
(1)	The amounts listed in this column are based on the following assumptions:

These amounts are estimates and do not necessarily reflect the actual amounts that will be paid to the named executives, which will be known only at the time they become eligible for payment. The present value of the accumulated benefit was determined using the same measurement date (December 31, 2013) and material assumptions that we use for year-end financial reporting purposes, except that we made no assumptions for early termination, disability, or pre-retirement mortality. Other assumptions include the following:

•	Retirement at the normal retirement age as defined in the plans (age 65).

•	Discount rate of 5.00%.

•	For final average pay formula, 80% paid as a lump sum and 20% paid as an annuity; for cash balance formula, 100% paid as a lump sum.

•	Lump-sum/annuity conversion segmented interest rates of 4.00% for the first five years, 5.75% for the next 15 years, and 6.50% for all years after 20.

•	2014 combined the static Pension Protection Act funding mortality table with a blend of 50% males and 50% females.

•	Post-retirement mortality for annuitants using the 2014 Internal Revenue Service mandated annuitant table.

See note 18 to Allstate’s audited financial statements for 2013 for additional information.

(2)

The following table shows the lump sum present value of the non-qualified pension benefits for each named executive other than Mr. Dahl earned through December 31, 2013, if the named executives’ employment terminated on that date. Mr. Dahl’s non-qualified pension benefit was calculated as of August 31, 2013.

LUMP SUM PRESENT VALUE OF NON-QUALIFIED PENSION BENEFITS

Name	Plan Name	Lump Sum Amount ($)
Mr. Civgin	SRIP	40,371
Mr. Merten	SRIP	4,983
Mr. Chandra	SRIP	17,402
Mr. Dahl	SRIP	918,021
Mr. Kavanaugh	SRIP	1,776
Mr. Miller	SRIP	10,498

The amount shown for all executives other than Mr. Dahl is based on the lump sum methodology used by the Allstate pension plans in 2014, as required under the Pension Protection Act. Specifically, the interest rate for 2014 is based on 100% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2014 is the 2014 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as required under the Internal Revenue Code. The amount shown for Mr. Dahl is based on the lump sum methodology used by the Allstate pension plans in 2013, as required under the Pension Protection Act.

(3)	As of December 31, 2013, Messrs. Chandra, Merten, Kavanaugh, and Miller were not vested in the Allstate Retirement Plan or the Supplemental Retirement Plan.

The benefits and value of benefits shown in the Pension Benefits table are based on the following material factors:

Allstate Retirement Plan (ARP)

Contributions to the ARP are made entirely by Allstate and are paid into a trust fund from which benefits are paid. Before January 1, 2014, ARP participants earned benefits under one of two formulas (final average pay or cash balance) based on their date of hire or their choice at the time Allstate introduced the cash balance formula. In order to better align our pension benefits with market practices, provide future pension benefits more equitably to Allstate employees, and reduce costs, final average pay benefits were frozen as of December 31, 2013. Beginning on January 1, 2014, all eligible participants earn benefits under a new cash balance formula only.

Cash Balance Formula

Messrs. Civgin, Merten, Chandra, Kavanaugh and Miller earned benefits under the cash balance formula. Under this formula, participants receive pay credits while employed at Allstate, based on a percentage of eligible annual compensation and years of service, plus interest credits. Pay credits are allocated to a hypothetical account in an amount equal to 0% to 7% of eligible annual compensation, depending on years of vesting service. Interest credits are allocated to the hypothetical account based on the interest crediting rate in effect for that plan year as published by the Internal Revenue Service. The interest crediting rate is set annually and is currently based on the average yield for 30-year U.S. Treasury securities for August of the prior year.

Final Average Pay Formula

Mr. Dahl earned benefits under the final average pay formula. Benefits under the final average pay formula were earned and are stated in the form of a straight life annuity payable at the normal retirement age of 65. Mr. Dahl earned final average pay benefits equal to the sum of a Base Benefit and an Additional Benefit. The Base Benefit equals 1.55% of the participant’s average annual compensation, multiplied by credited service after 1988 through 2013. The Additional Benefit equals 0.65% of the amount of the participant’s average annual compensation that exceeds the participant’s covered compensation, multiplied by credited service after 1988 through 2013. Covered compensation is the average of the maximum annual salary taxable for Social Security over the 35-year period ending the year the participant would reach Social Security retirement age. Mr. Dahl is eligible for a reduced early retirement benefit which would reduce his Base Benefit by 4.8% for each year of early payment before age 65 and his Additional Benefit by 8% for each year of early payment from age 62 to age 65 and 4% for each year of early payment from age 55 to age 62, prorated on a monthly basis based on age at the date payments begin.

Since Mr. Dahl earned benefits between January 1, 1978, and December 31, 1988, one component of his ARP benefit will be based on the following benefit formula:

1.	Multiply years of credited service from 1978 through 1988 by 2 1/8%.

2.	Then, multiply the percentage from step (1) by

a.	Average annual compensation (five-year average) at December 31, 1988, and by

b.	Estimated Social Security at December 31, 1988.

3.	Then, subtract 2(b) from 2(a). The result is the normal retirement allowance for service from January 1, 1978, through December 31, 1988.

4.	The normal retirement allowance is indexed for final average pay. In addition, there is an adjustment of 18% of the normal retirement allowance as of December 31, 1988, to reflect a conversion to a single life annuity.

Mr. Dahl is eligible for a reduced early retirement benefit, which would reduce his pre-1989 ARP benefit by 4.8% for each year of early payment prior to age 60, prorated on a monthly basis based on his age on the date payment begins.

Supplemental Retirement Income Plan (SRIP)

SRIP benefits are generally determined using a two-step process: (1) determine the amount that would be payable under the ARP formula specified above if Internal Revenue Code limits did not apply, then (2) reduce the amount described in (1) by the amount actually payable under the applicable ARP formula. The normal retirement date under the SRIP is age 65. If eligible for early retirement under the ARP, the employee also is eligible for early retirement under the SRIP. SRIP benefits are not funded and are paid out of Allstate’s general assets.

Credited Service; Other Aspects of the Pension Plans

No additional service credit beyond service with Allstate or its predecessors is granted under the ARP or the SRIP to any named executive.

Under both the ARP and SRIP, eligible compensation consists of salary, annual cash incentive awards, and certain other forms of compensation, but does not include long-term cash incentive awards or income related to equity awards. Compensation used to determine benefits under the ARP is limited in accordance with the Internal Revenue Code. For final average pay benefits, average annual compensation is the average compensation of the five highest consecutive calendar years within the last ten consecutive calendar years through 2013.

Payment options under the ARP include a lump sum, straight life annuity, and various survivor annuity options. The lump sum under the final average pay benefit is calculated in accordance with the applicable interest rate and mortality as required under the Internal Revenue Code. The lump sum payment under the cash balance benefit is generally equal to a participant’s cash balance account balance. Payments from the SRIP are paid in the form of a lump sum using the same interest rate and mortality assumptions used under the ARP.

Timing of Payments

Eligible employees are vested in the normal ARP and SRIP retirement benefits on the earlier of the completion of five years of service or upon reaching age 65 (for participants whose benefits are calculated under the final average pay formula) or the completion of three years of service or upon reaching age 65 (for participants whose benefits are calculated under the cash balance formula).

Final average pay benefits are payable at age 65. A participant with final average pay benefits may be entitled to a reduced early retirement benefit on or after age 55 if he or she terminates employment after completing 20 or more years of vesting service. A participant earning cash balance benefits who terminates employment with at least three years of vesting service is entitled to a lump sum benefit equal to his or her cash balance account balance.

The following SRIP payment dates assume a retirement or termination date of December 31, 2013:

•	Mr. Civgin’s SRIP Benefit would be paid on January 1, 2017, or following death.

•	Mr. Merten’s SRIP benefit is not currently vested, but would become payable following death.

•	Mr. Chandra’s SRIP benefit is not currently vested, but would become payable following death.

•	Mr. Dahl’s SRIP Benefit would be payable on or after January 1, 2015, or following death.

•	Mr. Kavanaugh’s SRIP Benefit is not currently vested, but would become payable following death.

•	Mr. Miller’s SRIP benefit is not currently vested, but would become payable following death.

Non-Qualified Deferred Compensation

The following table summarizes the non-qualified deferred compensation contributions, earnings, and account balances of the named executives in 2013. All amounts relate to The Allstate Corporation Deferred Compensation Plan.

The aggregate amount of the annual accrual specifically allocated to Lincoln Benefit over each named executive’s career with Allstate has varied depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of accrual between Lincoln Benefit and the executive’s Allstate affiliated employer. Because the aggregate earnings and balance attributable to services rendered to Lincoln Benefit by each named executive cannot be calculated without unreasonable effort, the aggregate earnings and aggregate balance provided for each named executive in the following table is the amount determined by multiplying the value of such named executive’s non-qualified deferred compensation benefit for services rendered to Allstate and all of its affiliates over the course of such named executive’s career with Allstate by the percentage used for allocating such named executive’s compensation to Lincoln Benefit under the Service and Expense Agreement in 2013.

NON-QUALIFIED DEFERRED COMPENSATION AT FISCAL YEAR-END 2013

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Mr. Civgin	0	0	0	0	0
Mr. Merten	0	0	0	0	0
Mr. Chandra	0	0	0	0	0
Mr. Dahl	0	0	0	0	0
Mr. Kavanaugh	0	0	0	0	0
Mr. Miller	0	0	0	0	0
(1)	Aggregate earnings were not included in the named executive’s compensation in the last completed fiscal year in the Summary Compensation Table .
(2)	There are no amounts reported in the Aggregate Balance at Last FYE column that previously were reported as compensation in the Summary Compensation Table .

In order to remain competitive with other employers, Allstate allows employees, including the named executives and other employees whose annual compensation exceeds the amount specified in the Internal Revenue Code ($255,000 in 2013), to defer up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds that amount under the Deferred Compensation Plan. Allstate does not match participant deferrals and does not guarantee a stated rate of return.

Deferrals under the Deferred Compensation Plan are credited with earnings or debited for losses based on the results of the investment option or options selected by the participants. The investment options available in 2013 under the Deferred Compensation Plan are: Stable Value, S&P 500, International Equity, Russell 2000, Mid-Cap, and Bond Funds. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or debited for losses based on the funds’ investment returns. Because the rate of return is based on actual investment measures in Allstate’s 401(k) plan, no above market earnings are paid. Allstate’s Deferred Compensation Plan and 401(k) plan allow participants to change their investment elections daily. Investment changes are effective the next business day. The Deferred Compensation Plan is unfunded. This means that Allstate does not set aside funds for the plan in a trust or otherwise. Participants have only the rights of general unsecured creditors and may lose their balances in the event of the company’s bankruptcy. Account balances are 100% vested at all times.

An irrevocable distribution election is required before making any deferrals into the plan. Generally, a named executive may elect to begin receiving a distribution of his or her account balance immediately upon separation from service or in one of the first through fifth years after separation from service. The earliest distribution date for Post 409A balances is six months following separation from service. The named executive may elect to receive payment in a lump sum or in annual cash installment payments over a period of two to ten years. In addition, a named executive may elect an in-service withdrawal of his or her entire Pre 409A balance, subject to forfeiture of 10% of such balance. Upon proof of an unforeseen emergency, a plan participant may be allowed to access certain funds in a deferred compensation account earlier than the dates specified above.

Potential Payments as a Result of Termination or Change-in-Control (CIC)

The following table lists the compensation and benefits that Allstate would provide to the named executives in various scenarios involving a termination of employment, other than compensation and benefits generally available to salaried employees. The table describes equity granting practices for the 2013 equity incentive awards. Relevant prior practices are described in the footnotes.

Compensation Elements
Termination Scenarios	Base Salary	Severance Pay	Annual Incentive(1)	Stock Options(1)(2)	Restricted Stock Units(1)(2)	Performance Stock Awards(1)(2)	Non-Qualified Pension Benefits(3)	Deferred Compensation(4)	Health, Welfare and Other Benefits
Termination(5)	Ceases immediately	None	Forfeited unless terminated on last day of fiscal year	Unvested are forfeited, vested expire at the earlier of three months or normal expiration	Forfeited	Forfeited	Distributions commence per plan	Distributions commence per participant election	None
Retirement	Ceases immediately	None	Prorated for the year and subject to discretionary adjustments(6)	Awards granted more than 12 months before, and pro rata portion of award granted within 12 months of, retirement continue to vest. All expire at earlier of five years or normal expiration.(7)	Awards granted more than 12 months before, and pro rata portion of award granted within 12 months of retirement continue to vest.(7)	Awards granted more than 12 months before, and pro rata portion of awards granted within 12 months of retirement continue to vest and are paid out based on actual performance.(7)	Distributions commence per plan	Distributions commence per participant election	None
Termination due to Change- in-Control(8)	Ceases immediately	Lump sum equal to two times salary and annual incentive at target(9)	Prorated at target (reduced by any actually paid)	Awards vest upon qualifying termination after a CIC.(10)	Awards vest upon qualifying termination after a CIC.(10)	Awards vest based on performance upon a qualifying termination after CIC.(11)	Immediately payable upon a CIC	Immediately payable upon a CIC	Outplacement services provided; lump sum payment equal to additional cost of welfare benefits continuation coverage for 18 months(12)
Death	Ceases immediately	None	Prorated for year and subject to discretionary adjustments	Awards vest immediately and expire at earlier of two years or normal expiration	Awards vest immediately	Awards vest and are payable immediately.(13)	Distributions commence per plan	Payable within 90 days	None
Disability	Ceases immediately	None	Prorated for year and subject to discretionary adjustments	Vest immediately and expire at earlier of two years or normal expiration	Vest immediately(14)	Vests and is payable immediately.(13)	Participant may request payment if age 50 or older	Distributions commence per participant election	Supplemental Long Term Disability benefits if enrolled in basic long term disability plan
(1)

Named executives who receive an equity award or an annual cash incentive award under the Annual Executive Incentive Plan after May 19, 2009, are subject to a non-solicitation covenant while they are employed and for the one-year period following termination of employment. If a named executive violates the non-solicitation covenant, Allstate’s Board of Directors or a committee of Allstate’s Board, to the extent permitted by applicable law, may recover compensation provided to the named executive including cancellation of outstanding awards or recovery of all or a portion of any gain realized upon vesting, settlement, or exercise of an award or recovery of all or a portion of any proceeds resulting from any disposition of shares received pursuant to an award if the vesting, settlement, or exercise of the award or the receipt of the sale proceeds occurred during the 12-month period prior to the violation.
(2)

Named executives who receive an equity award on or after May 21, 2013, that remains subject to a period of restriction or other performance or vesting condition, are subject to a non-compete provision while they are employed and for the one-year period following termination of employment. Named executives who received equity awards granted between February 21, 2012, and May 20, 2013, are subject to a non-compete provision while they are employed and for the two-year period following termination of employment. If a named executive violates the non-competition covenant, Allstate’s Board of Directors or a committee of Allstate’s Board may, to the extent permitted by applicable law, cancel any or all of the named executive’s outstanding awards that remain subject to a period of restriction or other performance or vesting condition as of the date on which the named executive first violated the non-competition provision.

(3)	See the Retirement Benefits section for further detail on non-qualified pension benefits and timing of payments.
(4)	See the Non-Qualified Deferred Compensation section for additional information on the Deferred Compensation Plan and distribution options available.
(5)

Includes both voluntary and involuntary termination. Examples of involuntary termination independent of a change-in-control include performance-related terminations; terminations for employee dishonesty and violation of Allstate rules, regulations, or policies; and terminations resulting from lack of work, rearrangement of work, or reduction in force.

(6)	Retirement for purposes of the Annual Executive Incentive Plan is defined as voluntary termination on or after the date the named executive attains age 55 with at least 20 years of service.
(7)

This description is the treatment of equity awards granted after February 20, 2012. Retirement for purposes of all equity awards granted after February 20, 2012, is age 60 with five years of service or age 55 with 10 years of service.

Historical retirement definitions and treatment for purposes of stock options and restricted stock units is as follows:

		Date of award prior to February 22, 2011	Date of award on or after February 22, 2011 and before February 21, 2012

Early Retirement	Definition	Age 55 with 20 years of service	Age 55 with 10 years of service
	Treatment	Unvested awards are forfeited. Stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.	Prorated portion of unvested awards continue to vest. Stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

Normal Retirement	Definition	Age 60 with at least one year of service	Age 60 with at least one year of service
	Treatment	Unvested awards continue to vest and stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

• Unvested awards not granted within 12 months of retirement continue to vest.

• Prorated portion of unvested awards granted within 12 months of the retirement date continue to vest.

• Stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

(8)

Mr. Civgin is a participant in Allstate’s change-in-control severance plan (CIC Plan). No other named executive is a party to the CIC Plan. In general, a change-in-control is one or more of the following events: (1) any person acquires 30% or more of the combined voting power of Allstate common stock within a 12-month period; (2) any person acquires more than 50% of the combined voting power of Allstate common stock; (3) certain changes are made to the composition of Allstate’s Board of Directors; or (4) the consummation of a merger, reorganization, or similar transaction. These triggers were selected because any of these could cause a substantial change in management in a widely held company the size of Allstate. Effective upon a change-in-control, Mr. Civgin becomes subject to covenants prohibiting solicitation of employees, customers, and suppliers at any time until one year after termination of employment. If Mr. Civgin incurs legal fees or other expenses in an effort to enforce the CIC Plan, Allstate will reimburse him for these expenses unless it is established by a court that he had no reasonable basis for the claim or acted in bad faith.
(9)

For those named executives subject to the CIC Plan, severance benefits would be payable if a named executive’s employment is terminated either by Allstate without cause or by the executive for good reason as defined in the plan during the two years following the change-in-control. Cause means the named executive has been convicted of a felony or other crime involving fraud or dishonesty, has willfully or intentionally breached the restrictive covenants in the CIC Plan, has habitually neglected his or her duties, or has engaged in willful or reckless material misconduct in the performance of his or her duties. Good reason includes a material diminution in a named executive’s base compensation, authority, duties, or responsibilities, a material change in the geographic location where the named executive performs services, or a material breach of the agreement by Allstate.

(10)	This description is the treatment of equity awards granted on or after December 30, 2011. Awards granted prior to December 30, 2011, vest on the date of a change-in-control.
(11)

For completed measurement periods with results certified by the Committee, the earned amount continues to vest. For open cycles, the Committee will determine the number of performance stock awards that continue to vest based on actual performance up to the change-in-control.

(12)

If a named executive’s employment is terminated by reason of death during the two years after the date of a change-in-control, the named executive’s estate or beneficiary will be entitled to survivor and other benefits, including retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to the estates or surviving families of peer executives of Allstate. In the event of termination by reason of disability, Allstate will pay disability and other benefits, including supplemental long-term disability benefits and retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to disabled peer executives.

(13)	For completed measurement periods with results certified by the Committee, the earned amount is paid. For open cycles, the payout is based on target number of performance stock awards.
(14)	If a named executive’s employment is terminated due to disability, restricted stock units granted prior to February 22, 2011, are forfeited.

ESTIMATE OF POTENTIAL PAYMENTS UPON TERMINATION(1)

The table below describes the value of compensation and benefits payable to each named executive upon termination, calculated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2013, that would exceed the compensation or benefits generally available to salaried employees in each termination scenario. The total column in the following table does not reflect compensation or benefits previously accrued or earned by the named executives such as deferred compensation and non-qualified pension benefits. The payment of the 2013 annual cash incentive award and any 2013 salary earned but not paid in 2013 due to Allstate’s payroll cycle are not included in these tables because these are payable regardless of termination, death, or disability. Benefits and payments are calculated assuming a December 31, 2013, employment termination date.

Name	Severance ($)		Stock Options— Unvested and Accelerated ($)		Restricted Stock Units— Unvested and Accelerated ($)		Performance Stock Awards— Unvested and Accelerated ($)		Welfare Benefits and Outplacement Services ($)		Total ($)
Mr. Civgin
Termination/Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	837,900		1,400,093		204,907		1,186,300		9,956	(4)	3,639,156
Death	0		1,400,093		204,907		1,186,300		0		2,791,300
Disability	0		1,400,093		135,968		1,186,300		3,695,289	(5)	6,417,650
Mr. Merten
Termination/Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	0		205,414	(6)	178,346	(6)	0	(6)	0		393,760
Death	0		205,414		178,346		0		0		383,760
Disability	0		205,414		178,346		0		1,982,785	(5)	2,366,545
Mr. Chandra
Termination/Retirement(2)(7)	0		0		0		0		2,824		2,824
Termination due to Change-in-Control(3)	0		828,709	(6)	99,590	(6)	771,087	(6)	0		1,699,386
Death	0		828,709		99,590		771,087		0		1,699,386
Disability	0		828,709		99,590		771,087		0		1,699,386
Mr. Dahl
Termination(7)	700,000	(7)	0		0		0		7,675		707,675
Mr. Kavanaugh
Termination/Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	0		24,026	(6)	143,549	(6)	0	(6)	0		167,575
Death	0		24,026		143,549		0		0		167,575
Disability	0		24,026		143,549		0		901,896	(5)	1,069,471
Mr. Miller
Termination/Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	0		152,344		392,252	(6)	0		0		544,596
Death	0		152,344		392,252		0		0		544,596
Disability	0		152,344		392,252		0		1,230,828	(5)	1,775,424
(1)	A “0” indicates either that there is no amount payable to the named executive, or the amount payable is the same for both the named executives and all salaried employees.
(2)	As of December 31, 2013, none of the named executives are eligible to retire in accordance with Allstate’s policy and the terms of its equity incentive compensation and benefit plans.
(3)

The values in this change-in-control row represent amounts paid if both the change-in-control and qualifying termination occur on December 31, 2013. Performance stock awards are paid out based on actual performance; for the purposes of this table, the 2012-2014 cycle includes two years at maximum and one year at target and the 2013-2015 cycle includes one year at maximum and two years at target. Equity awards granted prior to December 30, 2011, immediately vest upon a change-in-control. The amounts payable to each named executive in the event of a change-in-control would be as follows:

Name	Stock Options— Unvested and Accelerated ($)	Restricted Stock Units— Unvested and Accelerated ($)	Total— Unvested and Accelerated ($)
Mr. Civgin	521,955	204,907	726,862
Mr. Merten	0	0	0
Mr. Chandra	256,181	99,590	355,771
Mr. Kavanaugh	0	0	0
Mr. Miller	24,709	58,467	83,176

Beginning with awards granted in 2012 to all named executives, equity awards do not accelerate in the event of a change-in-control unless also accompanied by a qualifying termination of employment. A change-in-control also would accelerate the distribution of each named executive’s non-qualified deferred compensation and SRIP benefits. Please see the Non-Qualified Deferred Compensation at Fiscal Year End 2013 table and footnote 2 to the Pension Benefits table in the Retirement Benefits section for details regarding the applicable amounts for each named executive.
(4)

The Welfare Benefits and Outplacement Services amount includes the cost to provide certain welfare benefits to the named executive and family during the period the named executive is eligible for continuation coverage under applicable law. The amount shown reflects Allstate’s costs for these benefits or programs assuming an 18-month continuation period. The allocated value of outplacement services is $5,320 for Mr. Civgin. No other named executive is eligible for welfare benefit continuation or outplacement services following a change in control. Messrs. Chandra and Dahl were eligible for outplacement services pursuant to the terms of their respective Separation Agreements.

(5)

The named executives who participate in the long-term disability plan are eligible to participate in Allstate’s supplemental long-term disability plan for employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the long-term disability plan (basic plan). The benefit is equal to 60% of the named executive’s qualified annual earnings divided by twelve and rounded to the nearest $100, reduced by $7,500, which is the maximum monthly benefit payment that can be received under the basic plan. The amount reflected assumes the named executive remains totally disabled until age 65 and represents the present value of the monthly benefit payable until age 65.

(6)

Messrs. Merten, Chandra, Dahl, Kavanaugh, and Miller were not participants in the CIC Plan. However, pursuant to the terms of their equity awards, unvested stock options and restricted stock units would vest immediately upon a qualifying termination following a change-in-control.

(7)

Under the terms of Mr. Dahl’s Separation Agreement, for an eighteenth-month period following his termination of employment, Mr. Dahl is restricted from soliciting Allstate employees or exclusive agents. Under the terms of Mr. Chandra’s Separation Agreement, for a twelve-month period following his termination of employment, Mr. Chandra is restricted from soliciting Allstate employees or exclusive agents and, for a six-month period following termination of his employment, from engaging in certain activities competitive with Allstate activities.

Risk Management and Compensation

A review and assessment of potential compensation-related risks was conducted by Allstate’s chief risk executive and reviewed by the compensation and succession committee of Allstate. Allstate believes that its compensation policies and practices are appropriately structured, and that they avoid providing incentives for employees to engage in unnecessary and excessive risk taking. Allstate believes that executive compensation has to be examined in the larger context of an effective risk management framework and strong internal controls. The Allstate Board and its risk and return committee both play an important role in risk management oversight, including reviewing how management measures, evaluates, and manages the corporation’s exposure to risks posed by a wide variety of events and conditions. In addition, the compensation and succession committee of Allstate employs an independent compensation consultant each year to review and assess Allstate’s executive pay levels, practices, and overall program design.

Performance Measures for 2013

The following are descriptions of the performance measures used for executive incentive compensation. These measures are not GAAP measures. They were developed uniquely for incentive compensation purposes and are not reported items in our financial statements. The Committee has approved the use of non-GAAP measures when appropriate to drive executive focus on particular strategic, operational, or financial factors or to exclude factors over which our executives have little influence or control.

Adjusted Operating Income: This measure is calculated differently for annual cash incentive awards, the 162(m) pool, and each PSA performance cycle.

For each plan, Adjusted Operating Income is equal to net income available to common shareholders adjusted to exclude the after-tax effect of the items indicated below for the respective plan:

Performance Stock Awards
✓ Indicates excluded from Adjusted Operating Income	Annual Cash Incentive Awards	162(m) Pool	2012-2014 Performance Cycle	2013-2015 Performance Cycle
Net income available to common shareholders, excluding:

Realized capital gains and losses (which includes the related effect on amortization of deferred acquisition and deferred sales inducement costs) except for periodic settlements and accruals on certain non-hedge derivative instruments

	✓	✓	✓	✓
Valuation changes on embedded derivatives that are not hedged (which includes the related effect on amortization of deferred acquisition and deferred sales inducement costs)	✓	✓	✓	✓
Business combination expenses and amortization of purchased intangible assets	✓	✓	✓	✓
(Loss) gain on disposition of operations	✓	✓	✓	✓
Restructuring or related charges	✓	✓		✓
Underwriting results of Discontinued Lines and Coverages segment	✓	✓	✓	✓
After-tax prepayment fees			✓
Preferred stock dividends		✓
Loss on extinguishment of debt	✓	✓	✓	✓
Post-retirement benefits curtailment gain	✓	✓	✓	✓
Settlement charge related to employee pension benefit plans	✓
Reduction in pension benefit cost from employee pension plan changes	✓

Adjusted Operating Income before catastrophe adjustment

Adjustment for after tax catastrophe losses	Include planned amount	Exclude actual amount	Adjusted to include a minimum or maximum amount	Adjusted to include a minimum or maximum amount

Adjusted Operating Income

Annual Cash Incentive Award Performance Measures for 2013

Adjusted Operating Income: This measure is used to assess financial performance. For a description of how this measure is calculated, see page 63.

The impact of catastrophe losses on annual cash incentive awards is recognized through a modifier to the Adjusted Operating Income performance measure payout percentage.

Actual After-Tax Catastrophe Losses	Impact to Adjusted Operating Income Payout Percentage
+/- 10% variance to planned catastrophe losses	None
> 10% and < 20% above planned catastrophe losses	Decrease payout by 0% to 20% (interpolated)
≥ 20% above planned catastrophe losses	Decrease payout by 20%
> 10% and < 20% below planned catastrophe losses	Increase payout by 0% to 20% (interpolated)
≥ 20% below planned catastrophe losses	Increase payout by 20%

In 2013, actual after-tax catastrophe losses of $813 million were less than planned after-tax catastrophe losses by more than 20%, which would have triggered a 20% increase in the Adjusted Operating Income performance measure payout percentage. However, the maximum Adjusted Operating Income performance measure payout percentage had been achieved without application of the modifier.

Net Investment Income: This measure is used to assess the financial operating performance provided from investments. It is equal to net investment income as reported in the consolidated statement of operations, adjusted to eliminate the effects of differences between actual monthly average assets under management (actual AUM) and the monthly average assets under management assumed in determining the company’s performance measure target for net investment income (target AUM). In 2013, the AUM adjustment resulted in a decrease to the net investment income measure.

Actual net investment income is adjusted based on the difference between the target and actual amounts of AUM, excluding the difference between target and actual amounts of securities lending assets. Net investment income will be increased using the target portfolio rate if the actual AUM is below the target amounts and decreased using market rates at which new investments were originated during the month if the actual AUM is above the target amount.

Actual AUM equals the average of the 13 month-end total investments, including the beginning and end of the annual period, adjusted to exclude the unrealized gain (loss) for fixed income, equity, and short term securities for each month. Total investments is reported quarterly in the consolidated statement of financial position.

Total Premiums: This measure is used to assess growth within the Allstate Protection and Allstate Financial businesses. It is equal to the sum of Allstate Protection premiums written and Allstate Financial premiums and contract charges as adjusted and described below.

Allstate Protection premiums written is equal to the Allstate Protection segment net premiums written. Allstate Protection premiums written is reported in management’s discussion and analysis in the annual report on Form 10-K.

Allstate Financial premiums and contract charges is equal to life and annuity premiums and contract charges reported in the consolidated statement of operations adjusted to exclude premiums and contract charges related to structured settlement annuities.

Performance Stock Award Performance Measures for the 2012-2014 Performance Cycle and the 2013-2015 Performance Cycle

Annual Adjusted Operating Income Return on Equity: This measure is used to assess financial performance. It is calculated as the ratio of annual Adjusted Operating Income for the applicable PSA performance cycle divided by the average of stockholders’ equity excluding the effects of unrealized net capital gains and losses at the beginning and at the end of the year. For a description of how Adjusted Operating Income is calculated, see page 85.

Adjusted Operating Income is adjusted to include a minimum or maximum amount of catastrophe losses if actual catastrophe losses are less than or exceed those amounts, respectively. In 2013, Adjusted Operating Income was adjusted to include a minimum amount of catastrophe losses.

Net Income: This measure is used to assess Allstate’s financial performance. It is equal to net income available to common shareholders as reported in The Allstate Corporation annual report on Form 10-K.

Item 11(m). Security Ownership of Certain Beneficial Owners and Management.

Security Ownership of Certain Beneficial Owners

The following table shows the number of Lincoln Benefit shares owned by any beneficial owner who owns more than five percent of any class of Lincoln Benefit’s voting securities.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Capital Stock	Resolution Life, Inc. 733 Third Avenue 16th Floor New York, NY 10017	25,000	100%

N/A	Resolution Life Holdings, Inc. 733 Third Avenue 16th Floor New York, NY 10017	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Resolution Life L.P. Canon’s Court 22 Victoria Street Hamilton, HM 12 Bermuda	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Resolution Life GP, Ltd. Canon’s Court 22 Victoria Street Hamilton, HM 12 Bermuda	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Resolution Capital Limited 23 Saville Row London W1S 2ET United Kingdom	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Clive Cowdery 23 Saville Row London W1S 2ET United Kingdom	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

Security Ownership of Directors and Executive Officers

The following table shows the number of shares of stock in Lincoln Benefit or its parents beneficially owned by each director and named executive officer of Lincoln Benefit individually, and by all executive officers and directors of Lincoln Benefit as a group. Shares reported as beneficially owned include certain shares held indirectly, as well as shares subject to stock options exercisable on or prior to April 4, 2014 and restricted stock units for which restrictions expire on or prior to April 4, 2014. The following share amounts are as of April 4, 2014.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Stock in Lincoln Benefit or its Parents (a)	Stock Subject to Options Exercisable and Restrict Stock units for which restrictions expire on or prior to April 4, 2014 – Included in Column (a) (b)	Percent of Class (d)
Clive Cowdery	Lincoln Benefit is an indirect wholly-owned subsidiary of Resolution Life L.P., which is controlled by its general partner Resolution Life GP Ltd. Resolution Life GP Ltd. Is a wholly-owned subsidiary of Resolution Capital limited, which is wholly owned by Mr. Cowdery.	N/A	N/A

Clive Cowdery	Mr. Cowdery has made a $20 million commitment to Resolution Life L.P., which currently accounts for 1.8% of the current total $1.1 billion of commitments.	N/A	N/A

Changes in Control

On December 31, 2013, Resolution Life Holdings, Inc. and Resolution Life, Inc. entered into a Credit Agreement with Royal Bank of Canada (“RBC”), The Royal Bank of Scotland, PLC, RBC Capital Markets, RBS Securities Inc. and Lloyds Securities Inc. (the “Credit Agreement”). On April 1, 2014, Resolution Life Holdings, Inc. and Resolution Life, Inc. entered into a Guarantee and Collateral Agreement with Royal Bank of Canada (the “Guarantee and Collateral Agreement”). Pursuant to the Guarantee and Collateral Agreement, Resolution Life Holdings, Inc. pledged the securities of Resolution Life, Inc. to the Secured Parties (as defined in the Guarantee and Collateral Agreement) in order to secure a term loan to Resolution Life, Inc. for the acquisition of Lincoln Benefit. Pursuant to the Credit Agreement and the Guarantee and Collateral Agreement, Resolution Life, Inc. also pledged the securities of Lincoln Benefit to the Secured Parties (as defined in the Guarantee and Collateral Agreement).

If Resolution Life, Inc. defaults on its obligations under the Credit Agreement, RBC (as collateral agent), will have the option to receive all of the Resolution Life, Inc. and Lincoln Benefit stock pledged the Credit Agreement and Guarantee and Collateral Agreement, including all voting and corporate rights to such stock.

Item 11(n) Transactions with Related Persons, Promoters and Certain Control Persons.

On April 1, 2014, after receiving all required regulatory approvals, all of the capital stock in Lincoln Benefit was acquired by Resolution Life, Inc., pursuant to a Stock Purchase Agreement by and among ALIC, Resolution Holdings, Inc. and the Limited Partnership signed July 17, 2013. Prior to this transaction, Lincoln Benefit was a wholly-owned subsidiary of ALIC.

Transactions with Related Persons

The table below describes certain intercompany agreements involving amounts greater than $120,000, in place before the transaction with Resolution, between Lincoln Benefit and certain of its then affiliates as described below:

•	Allstate Life Insurance Company (“ALIC”), the direct parent of Lincoln Benefit;

•	Allstate Insurance Company (“AIC”), an indirect parent of Lincoln Benefit;

•	The Allstate Corporation (“AllCorp”), the ultimate indirect parent of Lincoln Benefit;

•	Allstate Financial Services, LLC (“AFS”), an affiliate of Lincoln Benefit and a direct subsidiary of AIC;

•	Allstate Life Insurance Company of New York (“ALNY”), an affiliate of Lincoln Benefit and a direct subsidiary of ALIC;

•	Allstate Distributors, LLC (“ADLLC”), an affiliate of Lincoln Benefit and a direct subsidiary of ALIC; and

•	Allstate Investments, LLC (“AILLC”), an affiliate of Lincoln Benefit and a second tier subsidiary of AllCorp.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Related Person(s) involved in the transaction[1] and the approximate dollar value of the amount of the Related Person’s interest in the transaction ($)
		($)		ALIC		AIC		AllCorp		AFS		ALNY		ADLLC	AILLC
Investment Management Agreement among Allstate Investments, LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007.	2011 2012 2013	133,073,456 172,138,967 174,642,625	[2] [2] [2]	71,775,550 85,874,525 82,062,732	[2] [2] [2]	52,773,567 73,118,384 79,465,291	[2] [2] [2]	1,475,458 67,330 0	[2] [2]	N/A		N/A		N/A	0 0 631,751	[2]

Tax Sharing Agreement among The Allstate Corporation and certain affiliates dated as of November 12, 1996, as supplemented by Supplemental Intercompany Tax Sharing Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company effective December 21, 2000.	2011 2012 2013	2,845,812 261,856,736 403,752,626	[3] [3] [3]	71,718,284 (51,081,452 (28,599,632	) )	42,900,789 402,335,848 805,259,656		(142,533,135 (133,557,504 (361,417,973	) ) )	N/A		0 0 0		N/A	N/A

Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004, as amended by Amendment No. 1 effective January 1, 2009, and as supplemented by New York Insurer Supplement to Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation, Allstate Life Insurance Company of New York and Intramerica Life Insurance Company, effective March 5, 2005.	2011 2012 2013	3,618,090,094 4,010,414,793 4,594,114,658	[2] [2] [2]	171,247,884 206,609,277 219,150,824	[2] [2] [2]	171,247,884 206,609,277 1,783,214,605	[2] [2]	1,706,778,729 1,675,534,870 12,439,714	[2] [2] [2]	7,255,192 10,233,063 43,654	[2] [2] [2]	0 0 1,562,050	[2]	0 0 (28,737)[2]	N/A

Reinsurance Agreements between Lincoln Benefit Life Company and Allstate Life Insurance Company: Coinsurance Agreement effective December 31, 2001; Modified Coinsurance Agreement effective December 31, 2001; Modified Coinsurance Agreement effective December 31, 2001.	2011 2012 2013	562,439,149 447,340,588 528,831,836	[4] [4] [4]	562,439,149 447,340,588 (528,831,836	[4] [4] )[4]	N/A		N/A		N/A		N/A		N/A	N/A

[1]	Each identified Related Person is a Party to the transaction.
[2]	Gross amount of expense received under the transaction.
[3]	Total amounts paid to the Internal Revenue Service.
[4]	Net reinsurance income

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Related Person(s) involved in the transaction[1] and the approximate dollar value of the amount of the Related Person’s interest in the transaction ($)
		($)		ALIC		AIC		AllCorp		AFS		ALNY	ADLLC	AILLC
Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company	2011 2012 2013	14,875,149 10,741,767 12,927,091	[2] [2] [2]	7,085,880 4,042,532 4,928,625	[2] [2] [2]	0 0 0		0 0 0		0 0 7,701,706	[2]	0 0 0	0 0 0	0 0 0

Intercompany Loan Agreement among The Allstate Corporation, Allstate Life Insurance Company, Lincoln Benefit Life Company and other certain subsidiaries of The Allstate Corporation dated February 1, 1996.	2011 2012 2013	399,830,632 0 0	[5] [6] [6]	0 0 0	[6] [6] [6]	399,830,632 0 0	[5] [6] [6]	399,830,632 0 0	[5] [6] [6]	N/A		N/A	N/A	N/A

Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain affiliates effective January 1, 2007.	2011 2012 2013	1,391,107 0 0	[7]	205,904 0 0	[7]	1,095,601 0 0	[7]	N/A		N/A		N/A	N/A	N/A

Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective September 30, 2012	2012 2013	0 201,639	[4]	N/A		N/A		0 201,639	[4]	N/A		N/A	N/A	N/A

[5]	Amounts loaned and repaid.
[6]	No loans outstanding at year end.
[7]	Value of transfer transactions.

Following the transaction, Lincoln Benefit entered into a Services Agreement with Resolution Life, Inc., dated April 1, 2014, whereby Resolution Life, Inc. agreed to provide certain administrative services to the Company and the Company agreed to provide certain administrative services to Resolution Life, Inc. Amounts payable under the agreement will be determined based on monthly services rendered.

Review and Approval of Related Person Transactions

All intercompany agreements to which Lincoln Benefit was a party before the transaction with Resolution were approved by Lincoln Benefit’s Board of Directors as well as by the board of any other affiliate of The Allstate Corporation which was a party to the agreement. When required, intercompany agreements are submitted for approval to the Nebraska Department of Insurance, Lincoln Benefit’s domestic regulator, and any additional states in which Lincoln Benefit might be commercially domiciled pursuant to the applicable state’s insurance holding company systems act. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements. All approvals are maintained in Lincoln Benefit’s corporate records.

Independence Standards For Directors

Although not subject to the independence standards of the New York Stock Exchange, for purposes of this S-1 registration statement, Lincoln Benefit has applied the independence standards required for listed companies of the New York Stock Exchange to the Board of Directors. Applying these standards, Lincoln Benefit has determined that four of its directors are independent: Richard Carbone, Ann Frohman, Robert Stein and Grace Vandecruze.

Compensation Committee Interlocks and Insider Participation

The Board of Directors of Lincoln Benefit does not have a compensation committee. Prior to the transaction with Resolution, all compensation decisions were made by The Allstate Corporation, as the ultimate parent company of Lincoln Benefit. No executive officer of Lincoln Benefit served as a member of the compensation committee of another entity for which any executive officer served as a director for Lincoln Benefit.

Other Information

A section entitled “Experts” is added to your prospectus as follows:

Experts

The financial statements and financial statement schedules included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements and financial statement schedules are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The following change is made to the prospectuses for the LBL Advantage, Consultant II and Premier Planner:

Under the “More Information” section, the subsection entitled “Legal Matters” is deleted and replaced with the following:

LEGAL MATTERS

Prior to the transaction with Resolution, matters of Nebraska law pertaining to the Contracts, including the validity of the Contracts and Lincoln Benefit’s right to issue such Contracts under Nebraska insurance law, were passed upon by Angela K. Fontana, former General Counsel of Lincoln Benefit.

Principal Underwriter

Allstate Distributors, LLC (“ADLLC”) serves as the principal underwriter and distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a wholly owned subsidiary of Allstate Life Insurance Company. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

Administration

We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) whereby, PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se2, LLC, of 5801 SW 6th Avenue,

Topeka, Kansas 66636, whereby se2, LLC provides certain business process outsourcing services with respect to the Contracts. se2, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2013, consisted of the following: NTT DATA Process Services, LLC (administrative services) located at PO Box 4201, Boston, MA 02211; RR Donnelly Global Investment Markets (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.

In connection with the Resolution Life’s acquisition of Lincoln Benefit, Resolution Life, Inc. and ALIC entered into a Transition Services Agreement (the “TSA”), pursuant to which ALIC will continue to provide certain administrative services for the Recaptured Business for a period of twelve to twenty-four months after the closing. Following termination of the TSA, we plan to outsource the administration of the Recaptured Business to third-party administrators. In particular, we expect to outsource the long-term administration of our deferred annuity business to se2, LLC, an unaffiliated third-party service provider. We expect this transition to third-party administrators to be completed within twelve to twenty-four months of the closing.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.

                   CONSULTANT I VARIABLE ANNUITY PROSPECTUS

                               FLEXIBLE PREMIUM

                INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS

                                   ISSUED BY

                         LINCOLN BENEFIT LIFE COMPANY

                              IN CONNECTION WITH

                 LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT

            STREET ADDRESS: 5801 SW 6TH AVE., TOPEKA, KS 66606-0001

            MAILING ADDRESS: P.O. BOX 758561, TOPEKA, KS 66675-8566

                       TELEPHONE NUMBER: 1-800-457-7617

                          FAX NUMBER: 1-785-228-4584

The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis. LINCOLN BENEFIT LIFE NO LONGER OFFERS THIS CONTRACT. IF YOU
HAVE ALREADY PURCHASED THE CONTRACT YOU MAY CONTINUE TO MAKE PURCHASE PAYMENTS
ACCORDING TO THE CONTRACT.

Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers 46 investment options, each of which is a Sub-Account of the
Lincoln Benefit Life Variable Annuity Account ("Separate Account"). Each
Sub-Account invests exclusively in shares of Portfolios in one of the following underlying Funds:

 INVESCO VARIABLE INSURANCE FUNDS       MFS(R) VARIABLE INSURANCE TRUST/(SM)
 (SERIES I)                             /(INITIAL CLASS)

 THE ALGER PORTFOLIOS (CLASS O)         OPPENHEIMER VARIABLE ACCOUNT FUNDS
                                        (SERVICE SHARES)
 DWS VARIABLE SERIES I (CLASS A)
                                        PIMCO VARIABLE INSURANCE TRUST
 DWS VARIABLE SERIES II (CLASS A)       (ADMINISTRATIVE SHARES)

 FEDERATED INSURANCE SERIES             PUTNAM VARIABLE TRUST (CLASS IB)

 FIDELITY(R) VARIABLE INSURANCE         T. ROWE PRICE EQUITY SERIES, INC. (I)
 PRODUCTS (INITIAL CLASS)
                                        T. ROWE PRICE INTERNATIONAL SERIES,
 JANUS ASPEN SERIES (INSTITUTIONAL      INC. (I)
 SHARES AND SERVICE SHARES)
                                        WELLS FARGO VARIABLE TRUST FUNDS
 LEGG MASON PARTNERS VARIABLE EQUITY
 TRUST (CLASS I)

--------------------------------------------------------------------------------
THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE
SECURITIES NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS MAY 1, 2014.

--------------------------------------------------------------------------------
Some of the portfolios described in this prospectus may not be available in your Contract. We may make available other investment options in the future.

You may not purchase a Contract if either you or the Annuitant are older than
90 years before we receive your application.

Your Contract Value will vary daily as a function of the investment performance of the Sub-Accounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum
Contract Value for amounts allocated to the Sub-Accounts. Benefits provided by this Contract, when based on the Fixed Account, are subject to a Market Value
Adjustment, which may result in an upwards or downwards adjustment in withdrawal benefits, death benefits, settlement values, transfers to the
Sub-Accounts.

In certain states the Contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the content specifies otherwise.

This prospectus sets forth the information you ought to know about the
Contract. You should read it before investing and keep it for future reference.

                               1     PROSPECTUS

We have filed a Statement of Additional Information with the Securities and
Exchange Commission ("SEC"). The current Statement of Additional Information is dated May 1, 2014. The information in the Statement of Additional Information is incorporated by reference in this prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The Table of
Contents of the Statement of Additional Information appears on page 46 of this prospectus.

At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements are set forth in the Statement of Additional Information. Lincoln Benefit will file annual and quarterly reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-202-551-8090 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site
(http://www.sec.gov).

PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR YOUR FUTURE REFERENCE.

                               2     PROSPECTUS

TABLE OF CONTENTS
--------------------------------------------------------------------------------

      DEFINITIONS                                                       4
      --------------------------------------------------------------------
      FEE TABLES                                                        5
      --------------------------------------------------------------------
      QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT                         7
      --------------------------------------------------------------------
      CONDENSED FINANCIAL INFORMATION                                  11
      --------------------------------------------------------------------
      DESCRIPTION OF THE CONTRACTS                                     11
      --------------------------------------------------------------------
         Summary                                                       11
      --------------------------------------------------------------------
         Contract Owner                                                11
      --------------------------------------------------------------------
         Annuitant                                                     11
      --------------------------------------------------------------------
         Modification of the Contract                                  11
      --------------------------------------------------------------------
         Assignment                                                    11
      --------------------------------------------------------------------
         Free Look Period                                              11
      --------------------------------------------------------------------
      PURCHASES AND CONTRACT VALUE                                     12
      --------------------------------------------------------------------
         Minimum Purchase Payment                                      12
      --------------------------------------------------------------------
         Automatic Payment Plan                                        12
      --------------------------------------------------------------------
         Allocation of Purchase Payments                               12
      --------------------------------------------------------------------
         Contract Value                                                12
      --------------------------------------------------------------------
         Separate Account Accumulation Unit Value                      13
      --------------------------------------------------------------------
         Transfer During Accumulation Period                           13
      --------------------------------------------------------------------
         Market Timing & Excessive Trading                             13
      --------------------------------------------------------------------
         Trading Limitations                                           14
      --------------------------------------------------------------------
         Short Term Trading Fees                                       14
      --------------------------------------------------------------------
         Automatic Dollar Cost Averaging Program                       15
      --------------------------------------------------------------------
         Portfolio Rebalancing                                         15
      --------------------------------------------------------------------
      THE INVESTMENT AND FIXED ACCOUNT OPTIONS                         15
      --------------------------------------------------------------------
         Separate Account Investments                                  15
      --------------------------------------------------------------------
           The Portfolios                                              15
      --------------------------------------------------------------------
           Voting Rights                                               18
      --------------------------------------------------------------------
           Additions, Deletions, and Substitutions of Securities       19
      --------------------------------------------------------------------
         The Fixed Account                                             19
      --------------------------------------------------------------------
           General                                                     19
      --------------------------------------------------------------------
           Guaranteed Maturity Fixed Account Option                    19
      --------------------------------------------------------------------
           Market Value Adjustment                                     20
      --------------------------------------------------------------------
           Dollar Cost Averaging Fixed Account Option                  21
      --------------------------------------------------------------------
      ANNUITY BENEFITS                                                 21
      --------------------------------------------------------------------
         Annuity Date                                                  21
      --------------------------------------------------------------------
         Annuity Options                                               21
      --------------------------------------------------------------------
         Other Options                                                 22
      --------------------------------------------------------------------
         Annuity Payments: General                                     22
      --------------------------------------------------------------------
         Variable Annuity Payments                                     23
      --------------------------------------------------------------------
         Fixed Annuity Payments                                        23
      --------------------------------------------------------------------
         Transfers During the Annuity Period                           23
      --------------------------------------------------------------------
         Death Benefit During Annuity Period                           23
      --------------------------------------------------------------------
            Certain Employee Benefit Plans                         23
         -------------------------------------------------------------
         OTHER CONTRACT BENEFITS                                   24
         -------------------------------------------------------------
            Death Benefit: General                                 24
         -------------------------------------------------------------
            Due Proof of Death                                     24
         -------------------------------------------------------------
            Death Benefit Payments                                 24
         -------------------------------------------------------------
            Beneficiary                                            28
         -------------------------------------------------------------
            Contract Loans for 403(b) Contracts                    28
         -------------------------------------------------------------
            Withdrawals (Redemptions)                              29
         -------------------------------------------------------------
            Written Requests and Forms in Good Order               29
         -------------------------------------------------------------
            Systematic Withdrawal Program                          30
         -------------------------------------------------------------
            ERISA Plans                                            30
         -------------------------------------------------------------
            Minimum Contract Value                                 31
         -------------------------------------------------------------
         CONTRACT CHARGES                                          31
         -------------------------------------------------------------
            Mortality and Expense Risk Charge                      31
         -------------------------------------------------------------
            Administrative Charges                                 31
         -------------------------------------------------------------
              Contract Maintenance Charge                          31
         -------------------------------------------------------------
              Administrative Expense Charge                        31
         -------------------------------------------------------------
              Transfer Fee                                         31
         -------------------------------------------------------------
            Sales Charges                                          32
         -------------------------------------------------------------
            Waiver Benefits                                        33
         -------------------------------------------------------------
            Premium Taxes                                          33
         -------------------------------------------------------------
            Deduction for Separate Account Income Taxes            33
         -------------------------------------------------------------
            Other Expenses                                         33
         -------------------------------------------------------------
         TAXES                                                     35
         -------------------------------------------------------------
            Taxation of Lincoln Benefit Life Company               35
         -------------------------------------------------------------
            Taxation of Variable Annuities in General              35
         -------------------------------------------------------------
            Income Tax Withholding                                 38
         -------------------------------------------------------------
            Tax Qualified Contracts                                38
         -------------------------------------------------------------
         DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE
          SEPARATE ACCOUNT                                         43
         -------------------------------------------------------------
            Lincoln Benefit Life Company                           43
         -------------------------------------------------------------
            Separate Account                                       43
         -------------------------------------------------------------
            State Regulation of Lincoln Benefit                    43
         -------------------------------------------------------------
            Financial Statements                                   44
         -------------------------------------------------------------
         ADMINISTRATION                                            44
         -------------------------------------------------------------
         DISTRIBUTION OF CONTRACTS                                 44
         -------------------------------------------------------------
         LEGAL PROCEEDINGS                                         45
         -------------------------------------------------------------
         LEGAL MATTERS                                             45
         -------------------------------------------------------------
         REGISTRATION STATEMENT                                    45
         -------------------------------------------------------------
         ABOUT LINCOLN BENEFIT LIFE COMPANY                        45
         -------------------------------------------------------------
         TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION  46
         -------------------------------------------------------------
         APPENDIX A ACCUMULATION UNIT VALUES                       47
         -------------------------------------------------------------
         APPENDIX B ILLUSTRATION OF A MARKET VALUE ADJUSTMENT      74
         -------------------------------------------------------------
--------------------------------------------------------------------------------
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH
SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE
ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS
PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

--------------------------------------------------------------------------------

                               3     PROSPECTUS

DEFINITIONS
--------------------------------------------------------------------------------

Please refer to this list for the meaning of the following terms:

ACCUMULATION PERIOD - The period, beginning on the Issue Date, during which
Contract Value builds up under Your Contract.

ACCUMULATION UNIT - A unit of measurement which we use to calculate Contract
Value.

ANNUITANT - The living person on whose life the annuity benefits under a
Contract are based.

ANNUITIZATION - The process to begin annuity payments under the Contract.

ANNUITIZED VALUE - The Contract Value adjusted by any applicable Market Value
Adjustment and less any applicable taxes.

ANNUITY DATE - The date on which annuity payments are scheduled to begin.

ANNUITY PERIOD - The period during which annuity payments are paid. The Annuity
Period begins on the Annuity Date.

ANNUITY UNIT - A unit of measurement which we use to calculate the amount of
Variable Annuity payments.

BENEFICIARY(IES) - The person(s) designated to receive any death benefits under the Contract.

COMPANY ("WE," "US," "OUR," "LINCOLN BENEFIT") - Lincoln Benefit Life Company.

CONTRACT ANNIVERSARY - Each anniversary of the Issue Date.

CONTRACT OWNER ("YOU," "YOUR") - The person(s) having the privileges of ownership defined in the Contract. If Your Contract is issued as part of a retirement plan, Your ownership privileges may be modified by the plan.

CONTRACT VALUE - The sum of the values of Your investment in the Sub-Accounts of the Separate Account and the Fixed Account.

CONTRACT YEAR - Each twelve-month period beginning on the Issue Date and each
Contract Anniversary.

CONTRIBUTION YEAR - Each twelve-month period beginning on the date a Purchase
Payment is allocated to a Sub-Account, or each anniversary of that date.

FIXED ACCOUNT - The portion of the Contract Value allocated to Our general account.

FIXED ANNUITY - A series of annuity payments that are fixed in amount.

GUARANTEE PERIODS - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

ISSUE DATE - The date when the Contract becomes effective.

LATEST ANNUITY DATE - The latest date by which you must begin annuity payments under the Contract.

LOAN ACCOUNT - An account established for amounts transferred from the
Sub-Accounts or the Fixed Account as security for outstanding Contract loans.

MARKET VALUE ADJUSTMENT - An amount added to or subtracted from certain transactions involving Your interest in the Fixed Account, to reflect the impact of changing interest rates.

NET INVESTMENT FACTOR - The factor used to determine the value of an
Accumulation Unit and Annuity Unit in any Valuation Period. We determine the
Net Investment Factor separately for each Sub-Account.

NON-QUALIFIED PLAN - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Tax Code.

PORTFOLIO(S) - The underlying funds in which the Sub- Accounts invest. Each
Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

PURCHASE PAYMENTS - Amounts paid to Us as premium for the Contract by you or on
Your behalf.

QUALIFIED PLAN - A retirement plan which receives special tax treatment under
Sections 401, 403(b), 408 or 408A of the Tax Code or a deferred compensation plan for a state and local government or another tax exempt organization under
Section 457 of the Tax Code.

SEPARATE ACCOUNT - The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

SUB-ACCOUNT - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

SURRENDER VALUE - The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes, Withdrawal
Charge, and the contract maintenance charge and increased or decreased by any
Market Value Adjustment.

TAX CODE - The Internal Revenue Code of 1986, as amended.

TREASURY RATE - The U.S. Treasury Note Constant Maturity Yield for the
preceding week as reported in Federal Reserve Bulletin Release H.15.

VALUATION DATE - Each day the New York Stock Exchange is open for business.

VALUATION PERIOD - The period of time over which we determine the change in the value of the Sub-Accounts in order to price Accumulation Units and Annuity
Units. Each Valuation Period begins at the close of normal trading on the New
York Stock Exchange ("NYSE") currently 4:00 p.m. Eastern time on each Valuation
Date and ends at the close of the NYSE on the next Valuation Date.

VARIABLE ANNUITY - A series of annuity payments that vary in amount based on changes in the value of the Sub- Accounts to which Your Contract Value has been allocated.

WITHDRAWAL CHARGE - The contingent deferred sales charge that may be required upon some withdrawals.

                               4     PROSPECTUS

FEE TABLES
--------------------------------------------------------------------------------

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN
BUYING, OWNING, AND SURRENDERING THE CONTRACT. THE FIRST TABLE DESCRIBES THE
FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT,
SURRENDER THE CONTRACT, OR TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS.
STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

Maximum Contingent Deferred Sales Charge - Withdrawal Charge (as a percentage of Purchase Payments) - 7%

                      CONTRIBUTION YEAR APPLICABLE CHARGE
                             1-2                7%
                             3-4                6%
                               5                5%
                               6                4%
                               7                3%
                               8 +              0%

TRANSFER FEE (Applies solely to the second and subsequent transfers
within a calendar month. We are currently waiving the transfer fee)    $ 10.00

THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY
DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING PORTFOLIO FEES AND
EXPENSES.

Annual Contract Maintenance Charge                                     $35.00
Separate Account Annual Expenses (as a percentage of daily net asset value deducted from each of the Sub-Accounts of the Separate Account)
Base Contract (without optional riders)
 Mortality and Expense Risk Charge                                      1.15%
 Administrative Expense Charge                                          0.10%
                                                                       ------
 Total Separate Account Annual Expenses                                 1.25%
Base Contract (with Enhanced Death Benefit Rider)
 Mortality and Expense Risk Charge                                      1.35%
 Administrative Expense Charge                                          0.10%
                                                                       ------
 Total Separate Account Annual Expenses                                 1.45%
Base Contract (with Enhanced Income Benefit Rider)
 Mortality and Expense Risk Charge                                      1.50%
 Administrative Expense Charge                                          0.10%
                                                                       ------
 Total Separate Account Annual Expenses                                 1.60%
Base Contract (with Enhanced Death and Income Benefit Riders)
 Mortality and Expense Risk Charge                                      1.55%
 Administrative Expense Charge                                          0.10%
                                                                       ------
 Total Separate Account Annual Expenses                                 1.65%
Base Contract (with Enhanced Death and Income Benefit Riders II)
 Mortality and Expense Risk Charge                                      1.70%
 Administrative Expense Charge                                          0.10%
                                                                       ------
 Total Separate Account Annual Expenses                                 1.80%

THE NEXT TABLE SHOWS THE MINIMUM AND MAXIMUM TOTAL ANNUAL OPERATING EXPENSES
CHARGED BY THE PORTFOLIOS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT
YOU OWN THE CONTRACT. ADVISERS AND/OR OTHER SERVICE PROVIDERS OF CERTAIN
PORTFOLIOS MAY HAVE AGREED TO WAIVE THEIR FEES AND/OR REIMBURSE PORTFOLIO
EXPENSES IN ORDER TO KEEP THE PORTFOLIOS' EXPENSES BELOW SPECIFIED LIMITS. THE
RANGE OF EXPENSES SHOWN IN THIS TABLE DOES NOT SHOW THE EFFECT OF ANY SUCH FEE
WAIVER OR EXPENSE REIMBURSEMENT. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES
AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH PORTFOLIO.

                                                              Minimum  Maximum
 ------------------------------------------------------------------------------
 Total Annual Portfolio Operating Expenses(1) (expenses that are deducted from Portfolio assets, which may include
 management fees, distribution and/or service (12b-1) fees,
 and other expenses) (without waivers or reimbursements)      0.10%    1.33%
 ------------------------------------------------------------------------------

(1)Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2013.

                               5     PROSPECTUS

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the
Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate
Account annual expenses, and Portfolio fees and expenses and assumes no transfers or exchanges were made. The Example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..   Invested $10,000 in the Contract for the time periods indicated,

..   earned a 5% annual return on your investment,

..   surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and,

..   elected the Enhanced Death and Income Benefit Riders II (with total
    Separate Account expenses of 1.80%).

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO
PAY IF YOU SURRENDER YOUR CONTRACT.

                                                  1 Year 3 Years 5 Years 10 Years
---------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses   $913  $1,481  $2,072   $3,450
---------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses   $792  $1,120  $1,472   $2,264
---------------------------------------------------------------------------------

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                                  1 Year 3 Years 5 Years 10 Years
---------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses   $318   $971   $1,647   $3,450
---------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses   $197   $610   $1,047   $2,264
---------------------------------------------------------------------------------

EXPLANATION OF EXPENSE EXAMPLES

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF
PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%,
WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE
WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED.
EXAMPLES 1 AND 2 ASSUME THE ELECTION OF THE ENHANCED DEATH AND INCOME BENEFIT
RIDERS II (TOTAL SEPARATE ACCOUNT EXPENSES OF 1.80%). IF THESE RIDERS WERE NOT
ELECTED, THE EXPENSE FIGURES SHOWN WOULD BE SLIGHTLY LOWER. THE EXAMPLES
REFLECT THE FREE WITHDRAWAL AMOUNTS, IF ANY, AND AN ANNUAL CONTRACT MAINTENANCE
CHARGE OF $35.

                               6     PROSPECTUS

QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT
The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the prospectus. Please read the prospectus carefully.

1. WHAT IS THE CONTRACT?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non- qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity
Period. During the Accumulation Period, earnings accumulate on a tax- deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

Your premiums are invested in one or more of the Sub- Accounts of the Separate
Account or allocated to the Fixed Account, as you instruct us. You may allocate your Contract Value to up to twenty-one options under the Contract, counting each Sub-Account and the Fixed Account as one option. We will treat all of your
Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your Contract will depend on the investment performance of the Sub- Accounts and the amount of interest we credit to the Fixed Account.

Each Sub-Account will invest in a single investment portfolio (a "Portfolio")
of an underlying fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Sub-Accounts. The investment policies and risks of each
Portfolio are described in the accompanying prospectuses for the Portfolios.

In some states, you may also allocate all or part of your Contract Value to the
"Fixed Account", as described in the answer to Question 5.

2. WHAT ANNUITY OPTIONS DOES THE CONTRACT OFFER?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

..   a life annuity with payments guaranteed for zero to thirty years;

..   a joint and full survivorship annuity, with payments guaranteed for zero to thirty years; and

..   fixed payments for a specified period of five to thirty years.

Call us to inquire about other options.

You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the youngest
Annuitant's 90th birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Sub-Accounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Sub-Accounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3. HOW DO I BUY A CONTRACT?

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $1,200 in Purchase Payments during the first Contract Year.
Purchase Payments must be at least $100, unless you enroll in an automatic payment plan. Your periodic payments in an automatic payment plan must be at least $25 per month. We may lower these minimums at our sole discretion. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application.

4. WHAT ARE MY INVESTMENT CHOICES UNDER THE CONTRACT?

You can allocate and reallocate your investment among the Sub-Accounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate
Account currently invests in the Portfolios described in "The Investment and
Fixed Account Options: Separate Account Investments."

Some of the Portfolios described in this prospectus may not be available in your Contract.

Each Portfolio holds its assets separately from the assets of the other
Portfolios. Each Portfolio has distinct investment objectives and policies which are described in the prospectuses for the Portfolios.

5. WHAT IS THE FIXED ACCOUNT OPTION?

We offer two Fixed Account interest crediting options: the Guaranteed Maturity
Fixed Account Option and the Dollar Cost Averaging Fixed Account Option.

You may allocate Purchase Payments to the Sub- Account(s) and the Fixed
Account(s). Loan payments may not be allocated to the Fixed Account(s). You may

                               7     PROSPECTUS

not transfer amounts into the DCA Fixed Account. The minimum amount that may be transferred into any one of the Guarantee Maturity Fixed Account Options is
$500.

We will credit interest to amounts allocated to the Guaranteed Maturity Fixed
Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to the Guaranteed
Maturity Fixed Account Option. We will tell you what interest rates and
Guarantee Periods we are offering at a particular time. At the end of each
Guarantee Period, you may select a new Guarantee Period from among the choices we are then making available or transfer or withdraw the relevant amount from the Fixed Account without any Market Value Adjustment.

We may offer Guarantee Periods ranging from one to ten years in length. We are currently offering Guarantee Periods of one, three, five, seven, and ten years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the
Guaranteed Maturity Fixed Account Option and to amounts rolled over in the
Fixed Account for new Guarantee Periods.

In addition, if you participate in our dollar cost averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Sub-Accounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred to your chosen Sub-Accounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Fixed Account, to reflect changes in interest rates.
As a general rule, we will apply a Market Value Adjustment to the following transactions:

1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount (which is described in the answer to Question 6);

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Sub-Accounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed
   Account Option to a new Guarantee Period before the end of the existing
   Guarantee Period;

4) when you annuitize your Contract; and

5) when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2) it is necessary to meet IRS minimum withdrawal requirements; or

3) it is a transfer that is part of a Dollar Cost Averaging program.

We determine the amount of a Market Value Adjustment using a formula that takes into consideration:

1) whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and

2) how many years are left until the end of the Guarantee Period.

As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6. WHAT ARE MY EXPENSES UNDER THE CONTRACT?

CONTRACT MAINTENANCE CHARGE. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Sub-Accounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the
Fixed Account.

During the Annuity Period, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all payments are
Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE AND MORTALITY AND EXPENSE RISK CHARGE. We impose a mortality and expense risk charge at an annual rate of 1.15% of average daily net assets and an administrative expense charge at an annual rate of .10% of average daily net assets. If you select one of our optional enhanced benefit riders, however, we may charge you a higher mortality and expense risk charge.
These charges are assessed each day during the Accumulation Period and the
Annuity Period. We guarantee that we will not raise these charges.

                               8     PROSPECTUS

TRANSFER FEE. Although we currently are not charging a transfer fee, the
Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month.

WITHDRAWAL CHARGE (CONTINGENT DEFERRED SALES CHARGE). During the Accumulation
Period, you may withdraw all or part of the value of your Contract before your death or, if the Contract is owned by a company or other legal entity, before the Annuitant's death. Certain withdrawals may be made without payment of any
Withdrawal Charge, which is a contingent deferred sales charge. Other withdrawals are subject to the Withdrawal Charge.

The Withdrawal Charge will vary depending on how many complete years have passed since you paid the Purchase Payment being withdrawn. The Withdrawal
Charge applies to each Purchase Payment for seven complete years from the date of the Payment (each a "Contribution Year") as follows:

                      CONTRIBUTION YEAR APPLICABLE CHARGE
                      ----------------- -----------------
                             1-2                7%
                             3-4                6%
                               5                5%
                               6                4%
                               7                3%
                               8+               0%

In determining Withdrawal Charges, we will deem your Purchase Payments to be withdrawn on a first-in, first- out basis.

Each year, free of Withdrawal Charges or any otherwise applicable Market Value
Adjustment, you may withdraw the Free Withdrawal Amount, which equals:

   (a)  the greater of:
   earnings not previously withdrawn; or
   15% of your total Purchase Payments made in the most recent seven years; plus

   (b)  an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

In most states, we also may waive the Withdrawal Charge if you:

1) require long-term medical or custodial care outside the home;
2) become unemployed; or

3) are diagnosed with a terminal illness.

These provisions will apply to the Annuitant, if the Contract is owned by a company or other legal entity. Additional restrictions and costs may apply to
Contracts issued in connection with qualified plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59  1/2, may be subject to an additional 10% federal tax penalty. You should consult with your tax counselor to determine what effect a withdrawal might have on your tax liability. As described in the answer to Question 5, we may increase or decrease certain withdrawals by a Market Value Adjustment.

PREMIUM TAXES. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to
3.5%.

OTHER EXPENSES. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7. HOW WILL MY INVESTMENT IN THE CONTRACT BE TAXED?

You should consult a qualified tax adviser for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59  1/2, may be subject to an additional 10% federal tax penalty.

Special rules apply if the Contract is owned by a company or other legal entity. Generally, such an owner must include in income any increase in the excess of the Contract Value over the "investment in the contract" during the taxable year.

8. DO I HAVE ACCESS TO MY MONEY?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your
Contract or request a partial withdrawal. Under some qualified plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining
Contract Value must at least equal $500.

Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge, the Withdrawal Charge, and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a
Market Value Adjustment.

After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9. WHAT IS THE DEATH BENEFIT?

We will pay a death benefit while the Contract is in force and before the
Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the
Contract Owner is not a living person. To obtain payment of the Death Benefit,

                               9     PROSPECTUS

the Beneficiary must submit to us a complete request for payment of the death benefit, which includes due proof of death as specified in the Contract.

The standard death benefit is the greatest of the following:

1) your total Purchase Payments reduced by a withdrawal adjustment;

2) your Contract Value;

3) the amount you would have received by surrendering your Contract; or

4) your Contract Value on each Contract Anniversary which may be evenly divisible by seven increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment.

We also offer an optional enhanced death benefit rider, which is described later in this prospectus.

We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10. WHAT ELSE SHOULD I KNOW?

ALLOCATION OF PURCHASE PAYMENTS. You allocate your initial Purchase Payment among the Sub-Accounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase
Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

TRANSFERS. During the Accumulation Period, you may transfer Contract Value among the Sub-Accounts and from the Sub-Accounts to the Fixed Account. You may not make a transfer, however, that would result in your allocating your
Contract Value to more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.

You may also use our Automatic Dollar Cost Averaging or Portfolio Rebalancing
programs. You may not use both programs at the same time.

Under the Dollar Cost Averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Sub-Account of your choosing, including other Sub-Accounts or the Fixed Account. Transfers from the Dollar
Cost Averaging Fixed Account may be made monthly only. Transfers from
Sub-Accounts may be made monthly, quarterly, or annually.

Under the Portfolio Rebalancing Program, you can maintain the percentage of your Contract Value allocated to each Sub-Account at a pre-set level.
Investment results will shift the balance of your Contract Value allocations.
If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. We will automatically terminate this program if you request a transfer outside of the program. You may not include the Fixed Account in a Portfolio Rebalancing Program. You also may not elect rebalancing after annuitization.

During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the
Sub- Accounts or from the Sub-Accounts to increase your Fixed Annuity payments.
Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value may be more or less than your Purchase Payments.
In some states, we are required to send you the amount of your Purchase
Payments. Since state laws differ as to the consequences of returning a
Contract, you should refer to your Contract for specific information about your circumstances. If your Contract is qualified under Section 408 of the Internal
Revenue Code, we will refund the greater of any purchase payments or the
Contract Value.

11. WHO CAN I CONTACT FOR MORE INFORMATION?

You can write to us at Lincoln Benefit Life Company, P.O. Box 758565, Topeka,
KS 66675-8565, or call us at (800) 457-7617.

                               10     PROSPECTUS

CONDENSED FINANCIAL INFORMATION
Attached as Appendix A is a table showing selected information concerning
Accumulation Unit Values for each Sub-Account for 2004 through 2013.
Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Sub-Account. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract
Value, such as the Contract Administration Charge. The Separate Account's
financial statements, which are comprised of the financial statements of the underlying sub-accounts, as of December 31, 2013, are included in the Statement of Additional Information. Lincoln Benefit's financial statements as of
December 31, 2013, are included in the Statement of Additional Information.

DESCRIPTION OF THE CONTRACTS
SUMMARY.  The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Sub-Accounts to which you allocate your Purchase
Payments and your Contract Value, as well as to reflect interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your Contract. Upon
Annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years.
All of these features are described in more detail below.

CONTRACT OWNER.  As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. The Contract can also be purchased as an IRA or TSA
(also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the
Contract. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application. The Contract cannot be jointly owned by both a non-living person and a living person.
Changing ownership of this contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. If the
Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefit section.

ANNUITANT.  The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If a non-Qualified contract is held by a non-living person, any change in the Annuitant will be treated as the death of the Annuitant and will activate the distribution requirements outlined in the Death Benefit section.
If your Contract was issued under a plan qualified under Section 403(b), 408 or
408A of the Tax Code, you must be the Annuitant. If the Contract is a non-qualified Contract, you may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are not the Annuitant and the
Annuitant dies before annuity payments begin, then either you become the new
Annuitant or you must name another person as the new Annuitant. You must attest that the Annuitant is alive in order to annuitize your Contract.

MODIFICATION OF THE CONTRACT.  Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT.  Before the Annuity Date, if the Annuitant is still alive, you may assign an interest in the Contract if it is a non-qualified Contract. If a
Contract is issued pursuant to a Qualified Plan, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others.
An assignment may also result in taxes or tax penalties.

We will not be bound by any assignment until we receive written notice of it.
Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

BECAUSE OF THE POTENTIAL TAX CONSEQUENCES AND ERISA ISSUES ARISING FROM AN
ASSIGNMENT, YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR
CONTRACT.

FREE LOOK PERIOD.  You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to
us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the
Contract from you. The Contract Value at that time may be more or less than your Purchase Payments.

In some states, if you exercise your "free look" rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states, on the Issue Date we will allocate your Purchase Payment to the
Sub-Accounts and the Fixed Account Options as you specified in your application. However, we reserve the right in the future to delay allocating your Purchase

                               11     PROSPECTUS

Payments to the Sub-Accounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if your state's free look period is longer than ten days, for ten days plus the period required by state law. During that time, we will allocate your Purchase Payment to the Fidelity Money Market
Sub-Account. Your Contract will contain specific information about your free-look rights in your state.

PURCHASES AND CONTRACT VALUE
MINIMUM PURCHASE PAYMENT.  The minimum initial Purchase Payment for a Contract is $1,200. You may pay it in a lump sum or in installments of your choice over the first Contract Year. You may not pay more than $1 million in Purchase
Payments without our prior approval. As a general rule, subsequent Purchase
Payments may be made in amounts of $100 or more. Subsequent Purchase Payments made as part of an Automatic Payment Plan, however, may be as small as $25 per month. However, each purchase payment made to the Dollar Cost Averaging Fixed
Account must be at least $1,200. If we receive purchase payments designated for the Dollar Cost Averaging Fixed Account that are lower than the required minimum of $1,200, or purchase payments designated for the Guaranteed Maturity
Fixed Account Option that are lower than $500, such amounts will be allocated to the Fidelity Money Market Portfolio. We may lower these minimums if we choose. We may refuse any Purchase Payment at any time. We may apply certain limitations, restrictions, and/or underwriting standards as a condition of acceptance of purchase payments.

AUTOMATIC PAYMENT PLAN.  You may make scheduled Purchase Payments of $25 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.

ALLOCATION OF PURCHASE PAYMENTS.  Your Purchase Payments are allocated to the
Sub-Account(s) and the Fixed Account in the proportions that you have selected.
You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent
Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

You initially may allocate your Purchase Payments to up to twenty-one options, counting each Sub-Account and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period. You may add or delete Sub-Accounts and/or the Fixed Account from your allocation instructions, but we will not execute instructions that would cause you to have Contract
Value in more than twenty-one options. In the future, we may waive this limit.

If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus. If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

Usually, we will allocate your initial Purchase Payment to the Sub-Accounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.

There may be circumstances where the New York Stock Exchange is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Contract Value may fluctuate based on changes in the Accumulation Unit Values, but you may not be able to transfer Contract Value, or make a purchase or redemption request.

With respect to any purchase payment that is pending investment in our Variable
Account, we may hold the amount temporarily in a suspense account and may earn interest on amounts held in that suspense account. You will not be credited with any interest on amounts held in that suspense account.

In some states, however, we are required to return at least your Purchase
Payment if you cancel your Contract during the "free-look" period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase
Payments received during the "free-look period" to the Fidelity Money Market
Sub-Account. If we exercise that right and your state's free look period is ten days, we will transfer your Purchase Payments to your specified Sub-Accounts or the Fixed Account 20 days after the Issue Date; if your state's free look period is longer, we will transfer your Purchase Payment after ten days plus the period required by state law have passed.

We determine the number of Accumulation Units in each Sub-Account to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a Sub-Account by that Sub-Account's Accumulation Unit Value on the Valuation
Date when the allocation occurs.

CONTRACT VALUE.  We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units

                               12     PROSPECTUS

in the Sub-Accounts you have selected, plus the value of your investment in the
Fixed Account.

SEPARATE ACCOUNT ACCUMULATION UNIT VALUE.  As a general matter, the
Accumulation Unit Value for each Sub-Account will rise or fall to reflect changes in the share price of the Portfolio in which the Sub-Account invests.
In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation
Unit Value. We determine Withdrawal Charges, transfer fees and contract maintenance charges separately for each Contract. They do not affect
Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.

We determine a separate Accumulation Unit Value for each Sub-Account. We also determine a separate set of Accumulation Unit Values reflecting the cost of the enhanced benefit riders described beginning on page 26. If we elect or are required to assess a charge for taxes, we may calculate a separate Accumulation
Unit Value for Contracts issued in connection with Non-Qualified and Qualified
Plans, respectively, within each Sub-Account. We determine the Accumulation
Unit Value for each Sub-Account Monday through Friday on each day that the New
York Stock Exchange is open for business.

You should refer to the prospectuses for the Portfolios for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Accumulation Unit Value of the corresponding Sub- Account and, therefore, your Contract Value.

TRANSFER DURING ACCUMULATION PERIOD.  During the Accumulation Period, you may
transfer Contract Value among the Fixed Account and the Sub-Accounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-one options under the Contract at one time.

As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day. Requests received before 4:00 p.m. will be effected on that day at that day's price. Requests received after 4:00 p.m. will be effected on the next day on which the NYSE is open for business, at that day's price. If you transfer an amount from the Fixed Account to a Sub-Account before the end of the applicable Guarantee Period or you allocate an amount in the Fixed
Account to a new Guarantee Period before the end of the existing Guarantee
Period, we usually will increase or decrease the amount by a Market Value
Adjustment. The calculation of the Market Value Adjustment is described in
"Market Value Adjustment" on page 20.

Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.

The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

You may not transfer Contract Value into the Dollar Cost Averaging Fixed
Account Option. You may not transfer Contract Value out of the Dollar Cost
Averaging Fixed Account Option except as part of a Dollar Cost Averaging program.

We may charge you the transfer fee described on page 5, although we currently are waiving it. At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the phone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the Variable Sub-Accounts in any
Contract year, or to refuse any Variable Sub-Account transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to the Contract Owners.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING
The Contracts/Policies are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair
Portfolio performance and adversely affect your Contract/Policy Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the
Contract/Policy if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a
Contract/Policy.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or

                               13     PROSPECTUS

excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable
Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity.
Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the
Portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract/Policy year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

..   we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract/Policy Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable
    Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract/Policy Owners; or

..   we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of
    Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..   the total dollar amount being transferred, both in the aggregate and in the transfer request;

..   the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable
    Sub-Account in a short period of time can constitute market timing);

..   whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain
    Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

..   whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

..   the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract/Policy Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract/Policy Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that
Contract/Policy Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract/Policy Owner from making future additions or transfers into the class of Variable
Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and
Small Cap Variable Sub-Accounts).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

SHORT TERM TRADING FEES
The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio's Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The
Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract/Policy Owner(s)
responsible for the short-term transfer activity generating the fee.

We will administer and collect redemption fees in connection with transfers between the Variable Sub- Accounts and forward these fees to the Portfolio.
Please consult the Portfolio's prospectus for more complete information regarding the fees and charges associated with each Portfolio.

                               14     PROSPECTUS

AUTOMATIC DOLLAR COST AVERAGING PROGRAM.  Under our Automatic Dollar Cost
Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a
Sub-Account of your choosing. The interval between transfers from the Dollar
Cost Averaging Fixed Account may be monthly only. The interval between transfers from Sub-Accounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar
Cost Average to a Guaranteed Maturity Fixed Account Option, the minimum amount that must be transferred into any one Option is $500. We may change this minimum or grant exceptions. For each purchase payment allocated to this
Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the purchase payment, we will transfer the payment plus associated interest to the
Fidelity Money Market Variable Sub-Account in equal monthly payments. You may not use the Dollar Cost Averaging program to transfer amounts from the
Guaranteed Maturity Fixed Account Option.

Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a
Dollar Cost Averaging program. We will not charge a transfer fee for Dollar
Cost Averaging.

By investing amounts on a regular basis instead of investing the total amount at one time, Dollar Cost Averaging may decrease the effect of market fluctuations on the investment of your Purchase Payment. This may result in a lower average cost of units over time. However, there is no guarantee that
Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. We do not deduct a charge for participating in a Dollar Cost
Averaging program.

PORTFOLIO REBALANCING.  Portfolio Rebalancing allows you to maintain the percentage of your Contract Value allocated to each Sub-Account at a pre-set level. Over time, the variations in each Sub-Account's investment results will shift the balance of your Contract Value allocations. Under the Portfolio
Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new
Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may choose to have rebalances made monthly, quarterly, semi-annually, or annually. We will not charge a transfer fee for Portfolio Rebalancing. A one-time request to rebalance the amounts allocated to the Sub-Accounts is not part of a Portfolio Rebalancing program and is subject to all of the requirements that are applicable to transfers. We will automatically terminate this program if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume Portfolio Rebalancing after it has been canceled, then you must complete a new Portfolio Rebalancing form and send it to our home office. You may not include the Fixed Account in a Portfolio
Rebalancing program.

You may request Portfolio Rebalancing at any time by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form. If you stop
Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue
Date. Otherwise, your first rebalancing will occur twenty-five days after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

Generally, you may change the allocation percentages, frequency, or choice of
Sub-Accounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and
Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.

THE INVESTMENT AND FIXED ACCOUNT OPTIONS: SEPARATE ACCOUNT INVESTMENTS

THE PORTFOLIOS.  Each of the Sub-Accounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of
1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a
Portfolio, contact us and we will send you a copy.

We do not promise that the Portfolios will meet their investment objectives.
Amounts you have allocated to

                               15     PROSPECTUS

Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those
Sub-Accounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the Sub-Accounts of the
Separate Account.

PORTFOLIO                                EACH PORTFOLIO SEEKS                                     INVESTMENT ADVISER
------------------------------------------------------------------------------------------------------------------------------
INVESCO VARIABLE INSURANCE FUNDS
------------------------------------------------------------------------------------------------------------------------------
Invesco V.I. American Value Fund -       Above-average total return over a market cycle of
 Series I                                 three to five years by investing in common stocks
                                          and other equity securities.
--------------------------------------------------------------------------------------------------
Invesco V.I. Mid Cap Growth Portfolio,   Capital growth                                           INVESCO ADVISERS, INC.
 Series II
--------------------------------------------------------------------------------------------------
Invesco V.I. Growth and Income           Long-term growth of capital and income.
 Portfolio, Series II
--------------------------------------------------------------------------------------------------
Invesco V.I. Value Opportunities Fund -  Long-term growth of capital
 Series I/(2)/
--------------------------------------------------------------------------------------------------
THE ALGER PORTFOLIOS
------------------------------------------------------------------------------------------------------------------------------
Alger Large Cap Growth Portfolio -       Long-term capital appreciation
 Class I-2
--------------------------------------------------------------------------------------------------
Alger Growth & Income Portfolio -        Capital appreciation and current income
 Class I-2                                                                                        FRED ALGER MANAGEMENT, INC.
--------------------------------------------------------------------------------------------------
Alger Capital Appreciation Portfolio -   Long-term capital appreciation
 Class I-2
--------------------------------------------------------------------------------------------------
Alger Mid Cap Growth Portfolio -         Long-term capital appreciation
 Class I-2/(4)/
--------------------------------------------------------------------------------------------------
Alger Small Cap Growth Portfolio -       Long-term capital appreciation
 Class I-2
--------------------------------------------------------------------------------------------------
DWS VARIABLE SERIES I
------------------------------------------------------------------------------------------------------------------------------
DWS Bond VIP - Class A/(3)/              To maximize total return consistent with preservation
                                          of capital and prudent investment management, by
                                          investing for both current income and capital
                                          appreciation                                            DEUTSCHE INVESTMENT
--------------------------------------------------------------------------------------------------MANAGEMENT AMERICAS INC.
DWS VSI Global Small Cap - Class A       Above-average capital appreciation over the long
(formerly, DWS VSI Global Small Cap       term
 Growth - Class A)
--------------------------------------------------------------------------------------------------
DWS Core Equity VIP - Class A            Long-term growth of capital, current income and
                                          growth of income
--------------------------------------------------------------------------------------------------
DWS International VIP - Class A          Long-term growth of capital
--------------------------------------------------------------------------------------------------
DWS VARIABLE SERIES II
------------------------------------------------------------------------------------------------------------------------------
DWS Global Income Builder VIP - Class A  Maximize income while maintaining prospects for          DEUTSCHE INVESTMENT
                                          capital appreciation                                    MANAGEMENT AMERICAS INC.
------------------------------------------------------------------------------------------------------------------------------
FEDERATED INSURANCE SERIES
------------------------------------------------------------------------------------------------------------------------------
Federated Managed Volatility Fund II     High current income and moderate capital                 FEDERATED EQUITY
                                          appreciation                                            MANAGEMENT COMPANY OF
                                                                                                  PENNSYLVANIA
------------------------------------------------------------------------------------------------------------------------------
Federated Fund for U.S. Government       Current income
 Securities II                                                                                    FEDERATED INVESTMENT
--------------------------------------------------------------------------------------------------MANAGEMENT COMPANY
Federated High Income Bond Fund II       High current income
--------------------------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
------------------------------------------------------------------------------------------------------------------------------
Fidelity(R) VIP Asset Manager(SM)        High total return with reduced risk over the long
 Portfolio - Initial Class                term by allocating its assets among stocks, bonds,
                                          and short-term instruments.
--------------------------------------------------------------------------------------------------
Fidelity(R) VIP Contrafund(R) Portfolio  Long-term capital appreciation.
 - Initial Class
--------------------------------------------------------------------------------------------------FIDELITY MANAGEMENT &
Fidelity(R) VIP Equity-Income Portfolio  Reasonable Income. The fund will also consider the       RESEARCH COMPANY
 - Initial Class                          potential for capital appreciation. The fund's goal
                                          is to achieve a yield which exceeds the composite
                                          yield on the securities comprising the Standard &
                                          Poor's 500(SM) Index (S&P 500(R)).
--------------------------------------------------------------------------------------------------
Fidelity(R) VIP Growth Portfolio -       To achieve capital appreciation.
 Initial Class
--------------------------------------------------------------------------------------------------
Fidelity(R) VIP Index 500 Portfolio -    Investment results that correspond to the total return
 Initial Class                            of common stocks publicly traded in the United
                                          States, as represented by the Standard & Poor's
                                          500(SM) Index (S&P 500(R)).
--------------------------------------------------------------------------------------------------
Fidelity(R) VIP Money Market Portfolio   As high a level of current income as is consistent with
 - Initial Class                          preservation of capital and liquidity.
--------------------------------------------------------------------------------------------------
Fidelity(R) VIP Overseas Portfolio -     Long-term growth of capital.
 Initial Class
--------------------------------------------------------------------------------------------------

                               16     PROSPECTUS

PORTFOLIO                                EACH PORTFOLIO SEEKS                                   INVESTMENT ADVISER
---------------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES
---------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio    Long-term capital growth, consistent with
 - Institutional Shares                   preservation of capital and balanced by current
                                          income.
------------------------------------------------------------------------------------------------
Janus Aspen Series Flexible Bond         To obtain maximum total return, consistent with
 Portfolio - Institutional Shares         preservation of capital.                              JANUS CAPITAL MANAGEMENT
------------------------------------------------------------------------------------------------LLC
Janus Aspen Series Overseas Portfolio    Long-term growth of capital.
 - Service Shares
------------------------------------------------------------------------------------------------
Janus Aspen Series Janus Portfolio       Long-term growth of capital.
 - Institutional Shares
------------------------------------------------------------------------------------------------
Janus Aspen Series Enterprise Portfolio  Long-term growth of capital.
 - Institutional Shares
------------------------------------------------------------------------------------------------
Janus Aspen Series Global Research       Long-term growth of capital.
 Portfolio - Institutional Shares
------------------------------------------------------------------------------------------------
LEGG MASON PARTNERS VARIABLE EQUITY
 TRUST
---------------------------------------------------------------------------------------------------------------------------
ClearBridge Variable Large Cap Value     Long-term growth of capital. Current income is a       LEGG MASON PARTNERS FUND
 Portfolio - Class I                      secondary objective                                   ADVISOR, LLC
---------------------------------------------------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST/(SM)/
---------------------------------------------------------------------------------------------------------------------------
MFS Growth Series - Initial Class        Capital appreciation
------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Initial     Capital appreciation
 Class
------------------------------------------------------------------------------------------------MFS(TM) INVESTMENT
MFS New Discovery Series - Initial Class Capital appreciation                                   MANAGEMENT
------------------------------------------------------------------------------------------------
MFS Research Series - Initial Class      Capital appreciation
------------------------------------------------------------------------------------------------
MFS Total Return Series - Initial Class  Total return
------------------------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
---------------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund   Capital appreciation.                                  OPPENHEIMERFUNDS, INC.
 - Service Shares
---------------------------------------------------------------------------------------------------------------------------
PIMCO VARIABLE INSURANCE TRUST
---------------------------------------------------------------------------------------------------------------------------
PIMCO Foreign Bond Portfolio (U.S.       Maximum total return, consistent with preservation
 Dollar- Hedged) - Administrative Shares  of capital and prudent investment management.         PACIFIC INVESTMENT
------------------------------------------------------------------------------------------------MANAGEMENT COMPANY LLC
PIMCO Total Return Portfolio             Maximum total return, consistent with preservation
 - Administrative Shares                  of capital and prudent investment management.
------------------------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
---------------------------------------------------------------------------------------------------------------------------
Putnam VT International Value Fund -     Capital growth. Current income is a secondary          PUTNAM INVESTMENT
 Class IB                                 objective.                                            MANAGEMENT, LLC
---------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY SERIES, INC.
---------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio -  Substantial dividend income as well as long-term
 I                                        growth of capital through investments in the
                                          common stocks of established companies.
------------------------------------------------------------------------------------------------T. ROWE PRICE ASSOCIATES,
T. Rowe Price Mid-Cap Growth Portfolio   Long-term capital appreciation by investing in         INC.
 - I/(1)/                                 mid-cap stocks with potential for above-average
                                          earnings growth.
------------------------------------------------------------------------------------------------
T. Rowe Price New America Growth         Long-term growth of capital by investing primarily in
 Portfolio - I                            the common stocks of growth companies.
------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL SERIES, INC.
---------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock        Long-term growth of capital through investments
 Portfolio - I                            primarily in the common stocks of established,        T. ROWE PRICE ASSOCIATES,
                                          non-U.S. companies.                                   INC.
---------------------------------------------------------------------------------------------------------------------------
WELLS FARGO VARIABLE TRUST FUNDS
---------------------------------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Discovery Fund  Long-term capital appreciation.
                                                                                                WELLS FARGO FUNDS
                                                                                                MANAGEMENT, LLC
------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Opportunity     Long-term capital appreciation.                        SUB-ADVISOR: WELLS CAPITAL
 Fund(SM)                                                                                       MANAGEMENT INCORPORATED
------------------------------------------------------------------------------------------------

(1) Effective May 1, 2004, the T. Rowe Price Mid-Cap Growth Portfolio - I is no
longer available for new investments. If you are currently invested in the
Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Effective August 19, 2011, the Invesco V.I. Value Opportunities - Series I
Sub-Account (formerly, Invesco V.I. Basic Value - Series I Sub-Account) closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account

                               17     PROSPECTUS

as of the closure date. Contract Owners who had contract value invested in the
Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable
Sub-Account.

(3) Effective as of January 27, 2012, the DWS Bond VIP - Class A Variable
Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date.

Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the
Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-account following the closure date. Contract Owners who did not have contract value invested in this Variable
Sub-Account as of the specified closure date may not invest in the Variable
Sub-Account.

(4) Effective as of January 31, 2014, the Alger Mid-Cap Growth - Class I-2
Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date.
Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the
Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date.
Contract Owners who did not have contract value invested in the Variable
Sub-Account as of the closure date will not be permitted to invest in the
Variable Sub-Account.

Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the Portfolio. See the accompanying Prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each Sub-Account are separate and are credited to or charged against the particular Sub-Account without regard to income, gains or losses from any other
Sub-Account or from any other part of our business. We will use the net
Purchase Payments you allocate to a Sub-Account to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet
Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Some of the Portfolios have been established by investment advisers which manage publicly traded mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the
Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named Portfolio may differ substantially.

Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same
Portfolio. Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.

VOTING RIGHTS.  As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person.
Retirement plans, however, may have different rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard
Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment adviser of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude

                               18     PROSPECTUS

that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the
Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our
Contract Owners, and we may choose to do so.

ADDITIONS, DELETIONS, AND SUBSTITUTIONS OF SECURITIES.  If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the
Contract, we may add or substitute shares of another Portfolio or underlying fund for Portfolio shares already purchased or to be purchased in the future by
Purchase Payments under the Contract. Any substitution of securities will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the
Separate Account and the Sub-Accounts:

   (a) to operate the Separate Account in any form permitted by law;

   (b) to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

   (c) to transfer assets from one Sub-Account to another, or from any
Sub-Account to our general account;

   (d) to add, combine, or remove Sub-Accounts in the Separate Account; and

   (e) to change the way in which we assess charges, as long as the total charges do not exceed the maximum amount that may be charged the Separate
Account and the Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.

THE FIXED ACCOUNT

GENERAL.  You may allocate part or all of your Purchase Payments to the Fixed
Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Loan payments may not be allocated to the Fixed Account(s). Allstate Life invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. The Fixed Account may not be available in all states. Please contact us at 1-800-457-7617 for current information.

GUARANTEED MATURITY FIXED ACCOUNT OPTION.  We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500.
We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer.
Currently, we offer Guarantee Periods of one, three, five, seven and ten years.
In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

                        EXAMPLE
                        Purchase Payment       $ 10,000
                        Guarantee Period        5 years
                        Effective Annual Rate      4.50%

                               19     PROSPECTUS

                                                         End of Contract Year
                                        ------------------------------------------------------
                                          Year 1     Year 2     Year 3     Year 4     Year 5
----------------------------------------------------------------------------------------------
Beginning Contract Value                $10,000.00
  X (1 + Effective Annual Rate)           X  1.045
                                        ----------
                                        $10,450.00

Contract Value at end of Contract Year             $10,450.00
  X (1 + Effective Annual Rate)                      X  1.045
                                                   ----------
                                                   $10,920.25

Contract Value at end of Contract Year                        $10,920.25
  X (1 + Effective Annual Rate)                                 X  1.045
                                                              ----------
                                                              $11,411.66

Contract Value at end of Contract Year                                   $11,411.66
  X (1 + Effective Annual Rate)                                            X  1.045
                                                                         ----------
                                                                         $11,925.19

Contract Value at end of Contract Year                                              $11,925.19
  X (1 + Effective Annual Rate)                                                       X  1.045
                                                                                    ----------
                                                                                    $12,461.82
Total Interest Credited During Guarantee Period = $2,461.82= ($12,461.82 -
$10,000)

NOTE:This example assumes no withdrawals during the entire five-year Guarantee
     Period. If you were to make a partial withdrawal, you might be required to pay a Withdrawal Charge and the amount withdrawn might be increased or decreased by a Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800-457-7617.

WE WILL DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE
CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the
30-day period after the end of the Guarantee Period, you may:

1) take no action. If so, we will automatically keep the relevant amount in the
   Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

2) allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new
   Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those
   Guarantee Periods; or

3) instruct us to transfer all or a portion of the relevant amount to one or more Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market
   Value Adjustment; or

4) withdraw all or a portion of the relevant amount through a partial withdrawal. You may be required to pay a Withdrawal Charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee
   Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use
Guarantee Periods of the same length for all renewals in the Guaranteed
Maturity Fixed Account Option. You can select this program at any time during the Accumulation Period, including on the Issue Date. We will apply renewals to
Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this program at any time.

MARKET VALUE ADJUSTMENT.  We may increase or decrease the amount of some transactions involving your investment in the Guaranteed Maturity Fixed Account
Option to include a Market Value Adjustment. The formula for determining Market
Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity Fixed Account Option.

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount, as described on page 32;

                               20     PROSPECTUS

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Sub-Accounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed
   Account Option to a new Guarantee Period before the end of the existing
   Guarantee Period;

4) when you annuitize your Contract; and

5) when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2) you make a withdrawal to satisfy the IRS' required minimum distribution rules for this Contract; or

3) it is a transfer that is part of a Dollar Cost Averaging program.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares:

1) the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and

2) the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.

Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value
Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial
Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal. If, at that later time, the current five-year Treasury Rate is
4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year
Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION.  You may also allocate Purchase
Payments to the Dollar Cost Averaging Fixed Account Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Sub-Accounts or the Guaranteed Maturity Fixed Account Option.
We will follow your instructions in transferring amounts from this option to the Sub-Accounts or the Guaranteed Maturity Fixed Account Option on a monthly basis only, as described in "Automatic Dollar Cost Averaging Program" on page
15 of this prospectus.

ANNUITY BENEFITS
ANNUITY DATE.  You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day on or immediately following the tenth day of a calendar month.

The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is on or immediately following the later of the
10th Contract Anniversary or the youngest Annuitant's 90th birthday. If your
Contract was issued pursuant to a Qualified Plan, however, the Tax Code generally requires you to begin to take at least a minimum distribution by the later of:

..   the year of your separation from service; or

..   April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

If your Contract is issued pursuant to Section 408 of the Tax Code (traditional
IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70 1/2. No minimum distributions are required by the Tax Code for Contracts issued pursuant to
Section 408A (Roth IRAs).

If your Contract was purchased by a Qualified Plan, we may require you to annuitize by the date required by the Tax Code.

If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.

ANNUITY OPTIONS.  You may elect an Annuity Option at any time before the
Annuity Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default
Options are:

..   Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

..   Option B with 10 years (120 months) guaranteed, if you have designated joint Annuitants.

                               21     PROSPECTUS

You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date.

Three Annuity Options are generally available under the Contract. Each is available in the form of:

..   a Fixed Annuity;

..   a Variable Annuity; or

..   a combination of both Fixed and Variable Annuity.

The three Annuity Options are:

OPTION A: LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the
Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay income payments to the Beneficiary until the guaranteed number of payments has been paid. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

OPTION B: JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS.  Under this plan, we make periodic income payments for at least as long as either the
Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint
Annuitant die before we have made all of the guaranteed income payments, we will continue to pay income payments to the Beneficiary until the guaranteed number of payments has been paid. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

OPTION C: PAYMENTS FOR A SPECIFIED PERIOD CERTAIN OF 5 YEARS TO 30 YEARS.  We
make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request
Variable Annuity payments, you may at any time before the period expires request a lump sum payment. If you elected Variable Annuity payments, the lump sum payment will depend on:

..   the investment results of the Sub-Accounts you have selected,

..   the Contract Value at the time you elected annuitization, and

..   the length of the remaining period for which the payee would be entitled to payments.

No lump sum payment is available if you request Fixed Annuity payments. If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your Plan documents to see what is available.

If you choose Income Plan A or B, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

You may not "annuitize" your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described on page 30 below, however, we will subtract any applicable Withdrawal Charge and increase or decrease your surrender proceeds by any applicable Market Value
Adjustment.

OTHER OPTIONS.  We may have other Annuity Options available. You may obtain information about them by writing or calling us.

If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Tax
Code, we will only make payments to you and/or your spouse.

ANNUITY PAYMENTS: GENERAL.  On the Annuity Date, we will apply the Annuitized
Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in "Variable Annuity Payments" and "Fixed Annuity Payments"
beginning on page 23.

You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed
Annuity payments. You must apply at least the Contract Value in the Fixed
Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Sub-Accounts prior to the
Annuity Date. If you do not tell us how to allocate your Contract Value among
Fixed and Variable Annuity payments, we will apply your Contract Value in the
Separate Account to Variable Annuity payments and your Contract Value in the
Fixed Account to Fixed Annuity payments.

Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity
Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may

                               22     PROSPECTUS

reduce the frequency of payments so that the initial payment will be at least
$50.

We may defer for up to 15 days the payment of any amount attributable to a
Purchase Payment made by check to allow the check reasonable time to clear.

YOU MAY NOT WITHDRAW CONTRACT VALUE DURING THE ANNUITY PERIOD, IF WE ARE MAKING
PAYMENTS TO YOU UNDER ANY ANNUITY OPTION, SUCH AS OPTION A OR B ABOVE,
INVOLVING PAYMENT TO THE PAYEE FOR LIFE OR ANY COMBINATION OF PAYMENTS FOR LIFE
AND MINIMUM GUARANTEE PERIOD FOR A PREDETERMINED NUMBER OF YEARS.

VARIABLE ANNUITY PAYMENTS.  One basic objective of the Contract is to provide
Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Sub-Accounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by (1) actual mortality experience and (2) the amount of our administration expenses.

We cannot predict the total amount of your Variable Annuity payments. The
Variable Annuity payments may be more or less than your total Purchase Payments because (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

The investment results of the Sub-Accounts to which you have allocated your
Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the
Contract, we assumed an annual investment rate of 3 1/2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the
Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.

FIXED ANNUITY PAYMENTS.  You may choose to apply a portion of your Annuitized
Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in "Transfers During the Annuity
Period" below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the
Sub-Accounts.

We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit any applicable interest at a rate at least as high as state law requires.

TRANSFERS DURING THE ANNUITY PERIOD.  During the Annuity Period, you will have a limited ability to make transfers among the Sub-Accounts so as to change the relative weighting of the Sub-Accounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Sub-Accounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

You may not make any transfers for the first six months after the Annuity Date.
Thereafter, you may make transfers among the Sub-Accounts or make transfers from the Sub-Accounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.

DEATH BENEFIT DURING ANNUITY PERIOD.  If any Contract Owner dies after the
Annuity Date, the successor Contract Owner will receive any guaranteed annuity payments scheduled to continue. If the successor Owner dies before all of the guaranteed payments have been made, we will continue the guaranteed payments to the Beneficiary(ies). After annuity payments begin, upon
the death of the Annuitant and any Joint Annuitant, we will make any remaining guaranteed payments to the Beneficiary. The amount and number of these guaranteed payments will depend on the Annuity Option in effect at the time of the Annuitant's death. After the Annuitant's death, any remaining guaranteed payments will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant's death.

CERTAIN EMPLOYEE BENEFIT PLANS.  The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment related situations, employers are required

                               23     PROSPECTUS

by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

OTHER CONTRACT BENEFITS
DEATH BENEFIT: GENERAL.  We will pay a distribution on death, if:

1) the Contract is in force;

2) annuity payments have not begun; and

3) either:

    (a)any Owner dies; or

    (b)any Annuitant dies and the Owner is a non-living person.

DUE PROOF OF DEATH.  A complete request for settlement of the Death Proceeds must be submitted before the Annuity Date. Where there are multiple
Beneficiaries, we will value the Death Benefit at the time the first
Beneficiary submits a complete request for settlement of the Death Proceeds. A complete request must include "Due Proof of Death". We will accept the following documentation as Due Proof of Death:

..   a certified original copy of the Death Certificate;

..   a certified copy of a court decree as to the finding of death; or

..   a written statement of a medical doctor who attended the deceased at the time of death.

In addition, in our discretion we may accept other types of proof.

DEATH PROCEEDS.  If we receive a complete request for settlement of the Death
Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Surrender Value. We reserve the right to waive or extend, on a nondiscriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described below.
This right applies only to the amount payable as Death Proceeds and in no way restricts when the claim may be filed.

DEATH BENEFIT AMOUNT.  The standard Death Benefit under the Contract is the greatest of the following:

1) the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

2) the Contract Value on the date as of which we calculate the Death Benefit.

3) the Surrender Value;

4) the Contract Value on the seventh Contract Anniversary and each subsequent
   Contract Anniversary evenly divisible by seven, increased by the total
   Purchase Payments since that anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.

As described on page 26, you may add optional riders that in some circumstances may increase the Death Benefit under your contract.

DEATH BENEFIT PAYMENTS

1. If your spouse is the sole beneficiary:

   (a) Your spouse may elect to receive the Death Proceeds in a lump sum; or

   (b) Your spouse may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

   (i) over the life of your spouse; or

   (ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

   (iii) over the life of your spouse with a guaranteed number of payments from
5 to 30 years but not to exceed the life expectancy of your spouse.

   (b) If your spouse chooses to continue the Contract, or does not elect one of these options, then the Contract will continue in the Accumulation Period as if the death had not occurred. If the Contract is continued in the Accumulation
Period, the following conditions apply.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the
Sub-Accounts. This excess will be allocated in proportion to your Contract
Value in those Sub-Accounts as of the end of the Valuation Period during which we receive the
complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the fixed account options will be allocated to the Money Market Sub-Account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

   (i) transfer all or a portion of the excess among the Sub-Accounts;

                               24     PROSPECTUS

   (ii) transfer all or a portion of the excess into the Guaranteed Maturity
Fixed Account and begin a new Guarantee Period; or

   (iii) transfer all or a portion of the excess into a combination of
Sub-Accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as the free transfer allowed each calendar month and is subject to any minimum allocation amount specified in your
Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value
Adjustment.

Prior to the Annuity Date, the death benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under this Contract.

If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

2. If the Beneficiary is not your spouse but is a living person:

   (a) The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

   (b) The Beneficiary may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

   (i) over the life of the Beneficiary; or

   (ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary; or

   (iii) over the life of the Beneficiary with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary.

   (c) If the Beneficiary does not elect one of the options above, then the
Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Sub-Account and the
Contract Value will be adjusted accordingly. The Beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page 13 and
Transfer Fees on page 31 during this 5-year period.

The Beneficiary may not pay additional purchase payments into the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5-year period.

We reserve the right to offer additional options upon the death of the Contract
Owner.

If the Beneficiary dies before the complete liquidation of the Contract Value, then the Beneficiary's named Beneficiary(ies) will receive the greater of the
Surrender Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3. If the Beneficiary is a corporation or other type of non-living person:

   (a) The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

   (b) If the Beneficiary does not elect to receive the option above, then the
Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Sub-Account. The
Beneficiary may exercise all rights as set forth in Transfer During the
Accumulation Period on page 13 and Transfer Fees on page 31 during this 5-year period.

The Beneficiary may not pay additional purchase payments into the contract under this election. Withdrawal charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If any Beneficiary is a non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of your death to the date on which the Death Proceeds are paid.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

We offer different optional riders under this Contract. If you elect an optional rider, we will charge you a higher mortality and expense charge. We may discontinue offering one or more Riders at any time. The benefits under the
Riders are described below. The benefits in the riders discussed below may not be available in all states. For example, the Enhanced Death Benefit, Enhanced
Income Benefit and all versions of the Enhanced Death and Income Benefit riders issued in Washington state do not contain the Enhanced Death Benefit B or
Enhanced Income Benefit B provisions that are described below. Further they may be offered in

                               25     PROSPECTUS

certain states as a benefit of the base contract rather than as a separate rider. In those states, the expense charge will remain the same for the benefit.

ENHANCED DEATH BENEFIT RIDER:  When you purchase your Contract, you may select the Enhanced Death Benefit Rider. This Rider is available if the oldest Owner or Annuitant is age 80 or less at issue. If you are not an individual, the
Enhanced Death Benefit applies only to the Annuitant's death. As described below, we will charge a higher mortality and expense risk charge if you select this Rider. If you select this Rider, the Death Benefit will be the greater of the value provided in your Contract or the Enhanced Death Benefit. The Enhanced
Death Benefit will be the greater of the Enhanced Death Benefit A or Enhanced
Death Benefit B, defined below.

ENHANCED INCOME BENEFIT RIDER:  When you purchase your Contract you may select the Enhanced Income Benefit Rider if available in your state. Lincoln Benefit
Life no longer offers this Rider in most states. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue. If you select this Rider, you may be able to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the greater of
Enhanced Income Benefit A or Enhanced Income Benefit B, defined below, on the
Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income
Benefit, you must select an Annuity Date that is:

   (a) on or after the tenth Contract Anniversary;

   (b) before the Annuitant's age 90; and

   (c) within a 30-day period on or following a Contract Anniversary.

On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity
Option that provides for fixed payments on the basis guaranteed in the Contract for either a single life with a period certain, or joint lives with a period certain of at least:

   (a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity
Date; or

   (b) 5 years, if the youngest Annuitant's age is greater than 80 on the
Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized
Value and not the Enhanced Income Benefit.

The Enhanced Income Benefit under this Rider only applies to the determination of income payments under the income options described above. It is not a guarantee of Contract Value or performance. The benefit does not enhance the amounts paid in partial withdrawals, surrenders or death benefits. In addition, under some circumstances, you will receive higher initial income payments by applying your Contract Annuitized Value to one of the standard Annuity Options instead of utilizing this optional benefit. If you surrender your Contract, you will not receive any benefit under this Rider.

ENHANCED INCOME BENEFIT A.  At issue, the Enhanced Income Benefit A is equal to the initial purchase payment. After issue, Enhanced Income Benefit A is recalculated as follows:

..   When you make a Purchase Payment, we will increase the Enhanced Income
    Benefit A by the amount of your Purchase Payment;

..   When you make a withdrawal, we will decrease Enhanced Income Benefit A by a withdrawal adjustment as defined below;

..   On each Contract Anniversary, the Enhanced Income Benefit A is equal to the greater of the Contract Value or the most recently calculated Enhanced
    Income Benefit A.

If you do not make any additional Purchase Payments or withdrawals, the
Enhanced Income Benefit A will be the greatest of all Contract Anniversary
Contract Values prior to the date we calculate the Enhanced Income Benefit.

We will continuously adjust Enhanced Income Benefit A; as described above, until the oldest Contract Owner's 85th birthday, or if the Contract Owner is not a living individual, the oldest Annuitant's 85th birthday. Thereafter, we will adjust Enhanced Income Benefit A only for Purchase Payments and withdrawals.

ENHANCED INCOME BENEFIT B.  Enhanced Income Benefit B is equal to your total
Purchase Payments reduced by any withdrawal adjustments, accumulated daily at an effective annual interest rate of 5% per year, until the earlier of:

   (a) the date we determine the income benefit;

   (b) the first day of the month following the oldest Contract Owner's 85th birthday, or the first day of the month following the oldest Annuitant's 85th birthday, if the Contract Owner is not a living individual.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where,

   (a) is the withdrawal amount;

   (b) is the Contract Value immediately prior to the withdrawal;

   (c) is the most recently calculated Enhanced Income Benefit A or B, as applicable.

ENHANCED DEATH AND INCOME BENEFIT RIDER II:   When you purchase your Contract
and if available in your state, you may select the Enhanced Death and Income
Benefit Rider II. Lincoln Benefit Life no longer

                               26     PROSPECTUS

offers this Rider in most states. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue. This Rider provides the same Enhanced
Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the greater of
Enhanced Death Benefit A or Enhanced Death Benefit B, defined below, on the
Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income
Benefit, you must select an Annuity Date that is:

   (a) on or after the tenth Contract Anniversary;

   (b) before the Annuitant's age 90; and

   (c) within a 30-day period on or following a Contract Anniversary.

On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity
Option that provides for fixed payments on the basis guaranteed in the contract for either a single life with a period certain, or joint lives with a period certain of at least:

   (a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity
Date; or

   (b) 5 years, if the youngest Annuitant's age is greater than 80 on the
Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized
Value and not the Enhanced Income Benefit.

ENHANCED DEATH AND INCOME BENEFIT RIDER.  This Rider was previously available if the oldest Owner or Annuitant is age 75 or less at issue. This rider is no longer available. This Rider provides the same Enhanced Death Benefit as the
Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the value of the
Enhanced Death Benefit on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is on or after the tenth Contract Anniversary, but before the Annuitant's age
90. On the Annuity Date, you may apply the Enhanced Income Benefit to an
Annuity Option that provides for payments guaranteed for either a single life with a period certain or joint lives with a period certain of at least:

   (a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity
Date; or

   (b) at least 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized
Value and not the Enhanced Income Benefit.

ENHANCED DEATH BENEFIT A.  At issue, Enhanced Death Benefit A is equal to the initial Purchase Payment. After issue, Enhanced Death Benefit A is adjusted whenever you pay a Purchase Payment or make a withdrawal and on each Contract
Anniversary as follows:

..   When you pay a Purchase Payment, we will increase Enhanced Death Benefit A by the amount of the Purchase Payment;

..   When you make a withdrawal, we will decrease Enhanced Death Benefit A by a withdrawal adjustment, as described below; and

..   On each Contract Anniversary, we will set Enhanced Death Benefit A equal to the greater of the Contract Value on that Contract Anniversary or the most recently calculated Enhanced Death Benefit A.

If you do not pay any additional purchase payments or make any withdrawals,
Enhanced Death Benefit A will equal the greatest of the Contract Value on the
Issue Date and all Contract Anniversaries prior to the date we calculate any death benefit.

We will continuously adjust Enhanced Death Benefit A as described above until the oldest Contract Owner's 85th birthday or, if the Contract Owner is not a living individual, the Annuitant's 85th birthday. Thereafter, we will adjust
Enhanced Death Benefit A only for Purchase Payments and withdrawals.

ENHANCED DEATH BENEFIT B.  Enhanced Death Benefit B is equal to your total
Purchase Payments, reduced by any withdrawal adjustments, accumulated daily at an effective annual rate of 5% per year, until the earlier of:

   (a) the date we determine the death benefit,

   (b) the first day of the month following the oldest Contract Owner's 85th birthday; or

   (c) the first day of the month following the oldest Annuitant's 85th birthday, if the Contract Owner is not a living individual.

Thereafter, we will only adjust Enhanced Death Benefit B to reflect additional
Purchase Payments and withdrawals. Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws that govern the Contract.

The withdrawal adjustment for both Enhanced Death Benefit A and Enhanced Death
Benefit B will equal

                               27     PROSPECTUS

(a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the most recently calculated Enhanced Benefit A or B, as appropriate.

BENEFICIARY.  You name the Beneficiary. You may name a Beneficiary in the application. You may also name one or more contingent Beneficiaries who are entitled to receive benefits under the contract if all primary Beneficiaries are deceased at the time a Contract Owner, or Annuitant if the Contract Owner is not a living person, dies. You may change the Beneficiary or add additional
Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

Your changes in Beneficiary take effect when we accept them, effective as of the date you signed the form. Until we accept your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary prior to accepting a change. Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

..   your spouse if he or she is still alive; or, if he or she is no longer alive,

..   your surviving children equally; or if you have no surviving children,

..   your estate.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Contract Owner or Annuitant, the remaining
Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original shares of the remaining beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a
Beneficiary(ies) for his or her respective share, but that designated
Beneficiary(ies) will be restricted to the payout option chosen by the original
Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all beneficiaries will be considered to be non-living persons.

You may specify that the Death Benefit be paid under a specific income Plan by submitting a written request to our Service Center. If you so request, your
Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the changes.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

CONTRACT LOANS FOR 403(B) CONTRACTS.  Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a
Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Tax Code.
Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Tax Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your
Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant's Contract loans under TSA plans is more than the lesser of (a) or (b) where:

   (a) equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

   (b) equals the greater of $10,000 or half of the Surrender Value.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Some of these requirements are stated
in Section 72 of the Tax Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. We will transfer to the Loan Account amounts from the Separate
Account in proportion to the assets in each Sub-Account. If your loan amount is greater than your Contract Value in the Sub-Accounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account
Options. If your loan amount is greater than your contract value in the
Sub-Accounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed
Account Option.

                               28     PROSPECTUS

We will not charge a Withdrawal Charge on the loan or on the transfer from the
Sub-Accounts or the Fixed Account. We may, however, apply a Market Value
Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount. We will charge a
Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Sub-Accounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

1) the Death Proceeds;

2) surrender proceeds;

3) the amount available for partial withdrawal;

4) the amount applied on the Annuity Date to provide annuity payments; and

5) the amount applied on the Annuity Date to provide annuity payments under the
   Enhanced Income Benefit Rider, Enhanced Death and Income Benefit Rider, or
   the Enhanced Death and Income Benefit Rider II.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise.
Generally, loan payments are allocated to the Sub-Account(s) in the proportion that you have selected for Purchase Payments. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed Account and
Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the
Fixed Accounts will be allocated instead to the Fidelity Money Market
Sub-Account.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount and incur the early withdrawal tax penalty. We will capitalize interest on a loan in default.

If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

WITHDRAWALS (REDEMPTIONS).  Except as explained below, you may redeem a
Contract for all or a portion of its Contract Value before the Annuity Date. We may impose a Withdrawal Charge, which would reduce the amount paid to you upon redemption. The Withdrawal Charges are described on page 32. Withdrawals from the Fixed Account may be increased or decreased by a Market Value Adjustment, as described in "Market Value Adjustment" on page 20.

In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Sub-Account. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire
Contract Value, as described in "Minimum Contract Value" on page 31. Your
Contract will terminate if you withdraw all of your Contract Value.

Withdrawals taken prior to annuitization are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distribution of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

We may be required to withhold 20% of withdrawals and distributions from
Contracts issued in connection with certain Qualified Plans, as described on page 40.

To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus.

WRITTEN REQUESTS AND FORMS IN GOOD ORDER.
Written requests must include sufficient information and/or documentation, and be sufficiently clear, to

                               29     PROSPECTUS

enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in "good order."
Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

For partial withdrawals, you may allocate the amount among the Sub-Accounts and the Fixed Accounts. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the
Sub-Accounts and the Guaranteed Maturity Fixed Account Options based upon the balance of the Sub-Accounts and the Guaranteed Maturity Fixed Account Options,
with any remainder being distributed from the Dollar Cost Averaging Fixed
Account Option. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

If you request a total withdrawal, you must send us your Contract. The
Surrender Value will equal the Contract Value minus any applicable Withdrawal
Charge and adjusted by any applicable Market Value Adjustment. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described on page 31. We determine the
Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

1) whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

2) when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of Accumulation Unit Values is not reasonably practicable; or

3) at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b)(11) of the Tax
Code) only in the following circumstances:

1) when you attain age 59 1/2;

2) when you terminate your employment with the plan sponsor;

3) upon your death;

4) upon your disability as defined in Section 72(m)(7) of the Tax Code;

5) or in the case of hardship.

If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

1) salary reduction contributions made after December 31, 1988;

2) income attributable to such contributions; and

3) income attributable to amounts held as of December 31, 1988.

The limitations on withdrawals do not affect transfers between certain
Qualified Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.

SYSTEMATIC WITHDRAWAL PROGRAM.  If your Contract is a non-Qualified Contract or
IRA, you may participate in our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Sub-Account and
Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.

Depending on fluctuations in the net asset value of the Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

ERISA PLANS.  A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a
Non-Qualified

                               30     PROSPECTUS

Plan covered by to Title 1 of ERISA. You should consult an adviser.

MINIMUM CONTRACT VALUE.  If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract
Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to
Contracts issued in connection with Qualified Plans.

CONTRACT CHARGES
We assess charges under the Contract in three ways:

1) as deductions from Contract Value for contract maintenance charges and, if applicable, for premium taxes;

2) as charges against the assets of the Separate Account for administrative expenses and for the assumption of mortality and expense risks; and

3) as Withdrawal Charges (contingent deferred sales charges) subtracted from withdrawal and surrender payments.

In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the Fee Tables on page 5, and described more fully in the Prospectuses and
Statements of Additional Information for the Portfolios.

MORTALITY AND EXPENSE RISK CHARGE.  We deduct a mortality and expense risk charge from each Sub-Account during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.15% of the average net asset value of each Sub-Account. The mortality risks arise from our contractual obligations:

1) to make annuity payments after the Annuity Date for the life of the
   Annuitant(s);

2) to waive the Withdrawal Charge upon your death; and

3) to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found beginning on page 24.

The expense risk is that it may cost us more to administer the Contracts and the Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

If you select the Enhanced Death Benefit Rider, your mortality and expense risk charge will be 1.35% of average net asset value of each Sub-Account. If you select the Enhanced Income Rider, your mortality and expense risk charge will be 1.50% of average daily net asset value of each Sub-Account. If you select the Enhanced Death and Income Benefit Rider, your mortality and expense risk charge will be 1.55% of average daily net asset value of each Sub-Account. If you select the Enhanced Death and Income Benefit Rider II, your mortality and expense risk charge will be 1.70% of average daily net asset value of each
Sub-Account. We charge a higher mortality and expense risk charge for the
Riders to compensate us for the additional risk that we accept by providing the
Riders. We will calculate a separate Accumulation Unit Value for the base
Contract, and for Contracts with each type of Rider, in order to reflect the difference in the mortality and expense risk charges.

ADMINISTRATIVE CHARGES.

CONTRACT MAINTENANCE CHARGE.  We charge an annual contract maintenance charge of $35 on your Contract. The amount of this charge is guaranteed not to increase. This charge reimburses us for our expenses incurred in maintaining your Contract.

Before the Annuity Date, we assess the contract maintenance charge on each
Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Sub-Accounts to which you have allocated your Contract Value, and redeem Accumulation Units accordingly. We will waive this charge if you pay more than $50,000 in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your
Contract, we will deduct the full $35 charge as of the date of surrender, unless your Contract qualifies for a waiver.

After the Annuity Date and if allowed in your state, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all of your annuity payments are Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE.  We deduct an administrative expense charge from each Sub-Account during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Sub-Accounts. This charge is designed to compensate us for the cost of administering the Contracts and the Separate Account. The administrative expense charge is assessed during both the Accumulation Period and the Annuity Period.

TRANSFER FEE.  We currently are waiving the transfer fee. The Contract, however, permits us to charge a transfer fee of $10 on the second and each subsequent transaction in each calendar month in which transfer(s) are effected between Subaccount(s) and/or the Fixed Account. We will notify you if we begin to charge this fee. We will not charge a transfer fee on transfers that

                               31     PROSPECTUS

are part of a Dollar Cost Averaging or Portfolio Rebalancing program.

The transfer fee will be deducted from Contract Value that remains in the
Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.

SALES CHARGES.

WITHDRAWAL CHARGE.  We may charge a Withdrawal Charge, which is a contingent deferred sales charge, upon certain withdrawals.

As a general rule, the Withdrawal Charge equals a percentage of Purchase
Payments withdrawn that are: (a) less than seven years old; and (b) not eligible for a free withdrawal. The applicable percentage depends on how many years ago you made the Purchase Payment being withdrawn, as shown in this chart:

                                        WITHDRAWAL CHARGE
                      CONTRIBUTION YEAR    PERCENTAGE
                      First and Second          7%
                      Third and Fourth          6%
                           Fifth                5%
                           Sixth                4%
                          Seventh               3%
                      Eighth and later          0%

When we calculate the Withdrawal Charge, we do not take any applicable Market
Value Adjustment into consideration. Beginning on January 1, 2004, if you make a withdrawal before the Annuity Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

We subtract the Withdrawal Charge from the Contract Value remaining after your withdrawal. As a result, the decrease in your Contract Value will be greater than the withdrawal amount requested and paid.

For purposes of determining the Withdrawal Charge, the Contract Value is deemed to be withdrawn in the following order:

FIRST.  Earnings - the current Contract Value minus all Purchase Payments that have not previously been withdrawn;

SECOND.  "Old Purchase Payments" - Purchase Payments received by us more than seven years before the date of withdrawal that have not been previously withdrawn;

THIRD.  Any additional amounts available as a "Free Withdrawal," as described on page 32;

FOURTH.  "New Purchase Payments" - Purchase Payments received by us less than seven years before the date of withdrawal. These Payments are deemed to be withdrawn on a first-in, first-out basis.

No Withdrawal Charge is applied in the following situations:

..   on annuitization;

..   the payment of a Death Benefit;

..   a free withdrawal amount, as described on page 32;

..   certain withdrawals for Contracts issued under 403(b) plans or 401 plan under our prototype as described on page 33;

..   withdrawals taken to satisfy IRS minimum distribution rules;

..   withdrawals that qualify for one of the waiver benefits described on page
    33; and

..   withdrawal under Contracts issued to employees of Lincoln Benefit Life
    Company or its affiliates, Surety Life Insurance Company and Allstate
    Financial Services, L.L.C., or to their spouses or minor children if those individuals reside in the State of Nebraska.

We will never waive or eliminate a Withdrawal Charge where such waiver or elimination would be unfairly discriminatory to any person or where it is prohibited by state law.

We may waive withdrawal charges if this Contract is surrendered, and the entire proceeds of the surrender are directly used to purchase a new Contract also issued by us or any affiliated company. Such waivers will be granted on a non-discriminatory basis.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the
Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age
59 1/2, may be subject to an additional 10% federal tax penalty. The amount of your withdrawal may be affected by a Market Value Adjustment. Additional restrictions may apply to Contracts held in Qualified Plans. We outline the tax requirements applicable to withdrawals on page 36. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

FREE WITHDRAWAL.  Withdrawals of the following amounts are never subject to the
Withdrawal Charge:

..  In any Contract Year, the greater of: (a) earnings that have not previously been withdrawn; or (b) 15 percent of New Purchase Payments; and

                               32     PROSPECTUS

..  Any Old Purchase Payments that have not been previously withdrawn.

However, even if you do not owe a Withdrawal Charge on a particular withdrawal, you may still owe taxes or penalty taxes, or be subject to a market Value
Adjustment. The tax treatment of withdrawals is summarized on page 36.

WAIVER BENEFITS

GENERAL.  If approved in your state, we will offer the three waiver benefits described below. In general, if you qualify for one of these benefits, we will permit you to make one or more partial or full withdrawals without paying any otherwise applicable Withdrawal Charge or Market Value Adjustment. While we
have summarized those benefits here, you should consult your Contract for the precise terms of the waiver benefits.

Some Qualified Plans may not permit you to utilize these benefits. Also, even if you do not need to pay our Withdrawal Charge because of these benefits, you still may be required to pay taxes or tax penalties on the amount withdrawn.
You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

CONFINEMENT WAIVER BENEFIT.  Under this benefit, we will waive the Withdrawal
Charge and Market Value Adjustment on all withdrawals under your Contract if the following conditions are satisfied:

1) Any Contract Owner or the Annuitant, if the Contract is owned by a company or other legal entity, is confined to a long term care facility or a hospital for at least 90 consecutive days. The Owner or Annuitant must enter the long term care facility or hospital at least 30 days after the Issue
   Date;

2) You request the withdrawal no later than 90 days following the end of the
   Owner or Annuitant's stay at the long term care facility or hospital. You must provide written proof of the stay with your withdrawal request; and

3) A physician must have prescribed the stay and the stay must be medically necessary.

You may not claim this benefit if the physician prescribing the Owner or
Annuitant's stay in a long term care facility is the Owner or Annuitant or a member of the Owner or Annuitant's immediate family.

TERMINAL ILLNESS WAIVER BENEFIT.  Under this benefit, we will waive any
Withdrawal Charge and Market Value Adjustment on all withdrawals under your
Contract if, at least 30 days after the Issue Date, you, or the Annuitant if the Owner is not a living person, are diagnosed with a terminal illness. We may require confirmation of the diagnosis as provided in the Contract.

UNEMPLOYMENT WAIVER BENEFIT.  Under this benefit, we will waive any Withdrawal
Charge and Market Value Adjustment on one partial or full withdrawal from your
Contract, if you meet the following requirements:

1) you become unemployed at least 1 year after the Issue Date;

2) you receive unemployment compensation for at least 30 consecutive days as a result of that unemployment; and

3) you claim this benefit within 180 days of your initial receipt of unemployment compensation.

You may exercise this benefit once before the Annuity Date.

WAIVER OF WITHDRAWAL CHARGE FOR CERTAIN QUALIFIED PLAN WITHDRAWALS.  For
Contracts issued under a Section 403(b) plan or a Section 401 plan under our prototype, we will waive the Withdrawal Charge when:

1) the Annuitant becomes disabled (as defined in Section 72(m)(7)) of the Tax
   Code;

2) the Annuitant reaches age 59 1/2 and at least 5 Contract Years have passed since the Contract was issued;

3) at least 15 Contract Years have passed since the Contract was issued.

Our prototype is a Section 401 Defined Contribution Qualified Retirement plan.
This plan may be established as a Money Purchase plan, a Profit Sharing plan, or a paired plan (Money Purchase and Profit Sharing). For more information about our prototype plan, call us at 1-800-457-7617.

PREMIUM TAXES.  We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase
Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization. Premium taxes generally range from 0% to 3.5%.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES.  We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient.
Our status under the Tax Code is briefly described in the Statement of
Additional Information.

OTHER EXPENSES.  You indirectly bear the charges and expenses of the Portfolios whose shares are held by the

                               33     PROSPECTUS

Sub-Accounts to which you allocate your Contract value. For a summary of current estimates of those charges and expenses, see page 5. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We receive compensation from the investment advisers or administrators or the Portfolios in connection with administrative service and cost savings experienced by the investment advisers or administrators. We collect this compensation under agreements between us and the Portfolio's investment adviser, administrators or distributors, and is calculated based on a percentage of the average assets allocated to the
Portfolio.

                               34     PROSPECTUS

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. LINCOLN
BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR
TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE COMPANY
Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter
L of the Code. Since the Separate Account is not an entity separate from
Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the
Separate Account are automatically applied to increase reserves under the
Contract. Under existing federal income tax law, Lincoln Benefit believes that the Separate Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate
Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Separate Account, then Lincoln Benefit may impose a charge against the Separate Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL
TAX DEFERRAL.  Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..   the Contract Owner is a natural person,

..   the investments of the Separate Account are "adequately diversified"
    according to Treasury Department regulations, and

..   Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.

NON-NATURAL OWNERS.  Non-natural owners are also referred to as Non Living
Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE.  There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and
(5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY.  Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section.
In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS.  For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be
"adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the
Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT.  The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the
Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of

                               35     PROSPECTUS

the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account.
However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS.  If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the
Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS.  Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the
Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the
IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

PARTIAL ANNUITIZATION

Effective January 1, 2011, an individual may partially annuitize their non-qualified annuity if the contract so permits. The Small Business Jobs Act of 2010 included a provision which allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS.  You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

WITHDRAWALS AFTER THE PAYOUT START DATE.  Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES.  In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..   if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..   if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are

                               36     PROSPECTUS

   satisfied if any portion of the Contract Owner's interest that is payable to
   (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued
   with the surviving spouse as the new Contract Owner;

..   if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act ("DOMA"), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of
DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal
Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service ("IRS") issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes.

There are several unanswered questions regarding the scope and impact of the
Windsor case both as to the application of federal and state tax law. Absent further guidance from a state to the contrary, we will tax report and withhold at the state level consistent with the characterization of a given transaction under federal tax law (for example, a tax free rollover).

Please consult with your tax or legal advisor before electing the Spousal
Benefit for a same sex spouse or civil union partner.

TAXATION OF ANNUITY DEATH BENEFITS.  Death Benefit amounts are included in income as follows:

..   if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..   if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

MEDICARE TAX ON NET INVESTMENT INCOME.   The Patient Protection and Affordable
Care Act, also known as the 2010 Health Care Act, included a new Medicare tax on investment income. This new tax, which is effective in 2013, assesses a 3.8%
surtax on the lesser of (1) net investment income or (2) the excess of
"modified adjusted gross income" over a threshold amount. The "threshold amount" is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately
$12,000 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.

PENALTY TAX ON PREMATURE DISTRIBUTIONS.  A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..   made on or after the date the Contract Owner attains age 59 1/2,

..   made as a result of the Contract Owner's death or becoming totally disabled,

..   made in substantially equal periodic payments (as defined by the Code) over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..   made under an immediate annuity, or

..   attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS.  With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035.  A 1035 exchange is a tax-free exchange

                               37     PROSPECTUS

of a non-Qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued rulings that permit partial exchanges of annuity contracts. Effective for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer.

If a partial exchange is retroactively negated, the amount originally transferred to the recipient contract is treated as a withdrawal from the source contract, taxable to the extent of any gain in that contract on the date of the exchange. An additional 10% tax penalty may also apply if the Contract
Owner is under age 59 1/2. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES.  If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the
Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS.  The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING
Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed
Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax
Qualified Contracts are contracts purchased as or in connection with:

..   Individual Retirement Annuities (IRAs) under Code Section 408(b);

..   Roth IRAs under Code Section 408A;

..   Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..   Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code
    Section 408(p);

..   Tax Sheltered Annuities under Code Section 403(b);

..   Corporate and Self Employed Pension and Profit Sharing Plans under Code
    Section 401; and

..   State and Local Government and Tax-Exempt Organization Deferred
    Compensation Plans under Code Section 457.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and

                               38     PROSPECTUS

other conditions are not met. Please consult your Qualified Plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln
Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain
Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT.  If
you make a partial withdrawal under a Tax Qualified Contract other than a Roth
IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions)
bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income.
"Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..   made on or after the date the Contract Owner attains age 59 1/2,

..   made to a beneficiary after the Contract Owner's death,

..   attributable to the Contract Owner being disabled, or

..   made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS.  Generally, Tax Qualified Contracts (excluding
Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the
IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount.
These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS
regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA)
may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the
Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a
Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS.  A 10%
penalty tax applies to the taxable amount of any premature distribution from a
Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..   made on or after the date the Contract Owner attains age 59 1/2,

..   made as a result of the Contract Owner's death or total disability,

..   made in substantially equal periodic payments (as defined by the Code) over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..   made after separation from service after age 55 (does not apply to IRAs),

..   made pursuant to an IRS levy,

..   made for certain medical expenses,

                               39     PROSPECTUS

..   made to pay for health insurance premiums while unemployed (applies only for IRAs),

..   made for qualified higher education expenses (applies only for IRAs),

..   made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

..   from an IRA or attributable to elective deferrals under a 401(k) plan,
    403(b) annuity, or certain similar arrangements made to individuals who
    (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS.  With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS.  Generally, Lincoln Benefit
is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, or if no U.S.
taxpayer identification number is provided, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including
TSAs but excluding IRAs, with the exception of:

..   required minimum distributions, or,

..   a series of substantially equal periodic payments made over a period of at least 10 years, or,

..   a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..   hardship distributions.

With respect to any Contract held under a Section 457 plan or by the trustee of a Section 401 Pension or Profit Sharing Plan, we will not issue payments directly to a plan participant or beneficiary. Consequently, the obligation to comply with the withholding requirements described above will be the responsibility of the plan.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default.
If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed
Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

CHARITABLE IRA DISTRIBUTIONS.  Prior law provided a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. As of the beginning of 2014, this provision has expired and has not been extended. It is possible that Congress will extend this provision retroactively to include some or all of 2014.

                               40     PROSPECTUS

For distributions in tax years beginning after 2005 and before 2014, these rules provided an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deductions, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Per IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.

INDIVIDUAL RETIREMENT ANNUITIES.  Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an
Individual Retirement Annuity (IRA). Individual Retirement Annuities are
subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an
Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES.  Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual
Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

A traditional Individual Retirement Account or Annuity may be converted or
"rolled over" to a Roth Individual Retirement Annuity. For distributions after
2007, the Pension Protection Act of 2006 allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. Prior to January
1, 2010, income and filing status limitations applied to rollovers from non-Roth accounts to a Roth IRA. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS).  Code Section 408 permits a custodian or trustee of an Individual
Retirement Account to purchase an annuity as an investment of the Individual
Retirement Account. If an annuity is purchased inside of an Individual
Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement
Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement
Account to continue the Contract in the accumulation phase, with the
Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement
   Account;

3) We receive a complete request for settlement for the death of the Annuitant;
   and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

   (a) The Annuitant's surviving spouse is the sole beneficiary of the
   Individual Retirement Account;

   (b)  The Annuitant's surviving spouse has elected to continue the Individual
   Retirement Account as his or her own Individual Retirement Account; and

   (c)  The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. (SEP IRA)  Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA).  Code Section 408(p)
allows eligible employers with 100 or fewer employees to establish

                               41     PROSPECTUS

SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers.
Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form
5304-SIMPLE with a revision date of March 2012 or later, then your plan is up to date. If your plan has a revision date prior to March 2012, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS
(TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND
YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES.  Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..   attains age 59 1/2,

..   severs employment,

..   dies,

..   becomes disabled, or

..   incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan.
Generally, we do not accept funds in 403(b) contracts that are subject to the
Employee Retirement Income Security Act of 1974 (ERISA).

CAUTION: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its plan administrator.
Unless your contract is grandfathered from certain provisions in these regulations, we will only process certain transactions (e.g, transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in good order, and will not therefore process the transaction, until we receive the employer's approval in written or electronic form.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees
(commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Lincoln Benefit no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under
Section 401(a): a qualified plan fiduciary or an annuitant owner.

..   A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..   An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under
Section 401(a). A completed Annuitant Owned Qualified Plan Designation of
Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION
PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Lincoln Benefit no longer issues annuity contracts to 457 plans.

                               42     PROSPECTUS

DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT
--------------------------------------------------------------------------------

LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 S. 84th Street, Lincoln, NE 68506-4142. Lincoln Benefit is a
wholly-owned subsidiary of Resolution Life, Inc., a Delaware corporation, which is a wholly-owned, indirect subsidiary of Resolution Life, L.P. (the "Limited
Partnership"), a Bermuda limited partnership.

We are authorized to conduct life insurance and annuity business in the
District of Columbia, Guam, U.S. Virgin Islands and all states except New York.
We will market the Contract everywhere we conduct variable annuity business.
The Contracts offered by this prospectus are issued by us and will be funded in the Separate Account and/or the Fixed Account.

The Company has reinsurance agreements whereby certain premiums, contract charges, interest credited to contractholder funds, benefits and expenses are ceded to Allstate Life Insurance Company ("Allstate Life"), Lincoln Benefit
Reinsurance Company and other non-affiliated reinsurers.

Under our reinsurance agreement with Allstate Life, in effect through the date of the Company's acquisition by Resolution Life, Inc., substantially all contract related transactions were transferred to Allstate Life, and substantially all of the assets backing our reinsured liabilities were owned by
Allstate Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our financial statements. The amounts reflected in our financial statements relate only to the investment of those assets of Lincoln Benefit that were not transferred to Allstate Life under the reinsurance agreement. These assets represented our general account and were invested and managed by Allstate Life prior to the acquisition. While the reinsurance agreement provided us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

On April 1, 2014, all of the capital stock in Lincoln Benefit was acquired by
Resolution Life, Inc., pursuant to a Stock Purchase Agreement by and among
Allstate Life, Resolution Holdings, Inc. ("Resolution Holdings") and the
Limited Partnership. Immediately prior to that closing, Lincoln Benefit signed a Partial Commutation Agreement with Allstate Life (the "Partial Commutation
Agreement"), whereby we recaptured certain business previously reinsured to
Allstate Life, including (a) all of the fixed deferred annuity, value adjusted deferred annuity and indexed deferred annuity business written by the Company that was previously reinsured to Allstate Life, (b) all of the life insurance business written by the Company through independent producers that was previously reinsured to Allstate Life, other than certain specified life business, and (c) all of the net liability of the Company with respect to the accident and health and long-term care insurance business written by the
Company that was previously reinsured to Allstate Life. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of the transactions or agreements have changed the fact that we are primarily liable to you for your Contract.

SEPARATE ACCOUNT.  Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The
Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract
Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct.
Income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Separate Account is divided into Sub-Accounts. The assets of each
Sub-Account are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Sub-Accounts or the Portfolios. Values allocated to the Separate Account and the amount of
Variable Annuity payments will rise and fall with the values of shares of the
Portfolios and are also reduced by Contract charges. We may also use the
Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

We have included additional information about the Separate Account in the
Statement of Additional Information. You may obtain a copy of the Statement of
Additional Information by writing to us or calling us at 1-800-457-7617. We have reproduced the Table of Contents of the Statement of Additional
Information on page 46.

STATE REGULATION OF LINCOLN BENEFIT.  We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual

                               43     PROSPECTUS

statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the
Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

FINANCIAL STATEMENTS.  The financial statements of Lincoln Benefit and the financial statements of the Separate Account, which are comprised of the financial statements of the underlying Sub-Accounts, are set forth in the
Statement of Additional Information.

ADMINISTRATION.  We have primary responsibility for all administration of the
Contracts and the Variable Account. We entered into an administrative services agreement with The Prudential Insurance Company of America ("PICA") whereby,
PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se/2/, LLC, of 5801 SW 6th Avenue, Topeka, Kansas
66636, whereby se/2/, LLC provides certain business process outsourcing services with respect to the Contracts. se/2/, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2013, consisted of the following:
NTT DATA Process Services, LLC (administrative services) located at PO Box
4201, Boston, MA 02211; RR Donnelley Global Investment Markets (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606;
Jayhawk File Express, LLC (file storage and document destruction) located at
601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE
68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN
55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th
Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center
of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a
Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA
19399-1508; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West
11 Street, 5th Floor, Kansas City, MO 64105.

In connection with the Resolution Life's acquisition of Lincoln Benefit,
Resolution Life, Inc. and Allstate Life entered into a Transition Services
Agreement (the "TSA"), pursuant to which Allstate Life will continue to provide certain administrative services for the Recaptured Business for a period of twelve to twenty-four months after the closing. Following termination of the
TSA, we plan to outsource the administration of the Recaptured Business to third-party administrators. In particular, we expect to outsource the long-term administration of our deferred annuity business to se/2/, LLC, an unaffiliated third-party service provider. We expect this transition to third-party administrators to be completed within twelve to twenty-four months of the closing of the acquisition of Lincoln Benefit by Resolution Life, Inc.

In administering the Contracts, the following services are provided, among others:

..   maintenance of Contract Owner records;

..   Contract Owner services;

..   calculation of unit values;

..   maintenance of the Variable Account; and

..   preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

DISTRIBUTION OF CONTRACTS
The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all
Contract sales will not exceed 6% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to 1%
of Purchase Payments to broker-dealers who maintain certain sales volume levels.

Allstate Distributors, LLC ("ADLLC"), located at 3100 Sanders Road, Northbrook,
IL 60062-7154 serves as distributor of the Contracts. ADLLC is a wholly owned subsidiary of Allstate Life Insurance Company. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority.

Lincoln Benefit does not pay ADLLC a commission for distribution of the
Contracts. The underwriting agreement with ADLLC provides that we will reimburse

                               44     PROSPECTUS

ADLLC for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

Lincoln Benefit and ADLLC have also entered into wholesaling agreements with certain independent contractors and their broker-dealers. Under these agreements, compensation based on a percentage of premium payments and/or
Contract values is paid to the wholesaling broker-dealer for the wholesaling activities of their registered representative.

LEGAL PROCEEDINGS
There are no pending legal proceedings affecting the Separate Account. Lincoln
Benefit is engaged in routine lawsuits which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.

LEGAL MATTERS
Prior to the transaction with Resolution, matters of Nebraska law pertaining to the Contract, including the validity of the Contract and Lincoln Benefit's right to issue the Contract under Nebraska law, were passed upon by Angela K.
Fontana, former General Counsel of Lincoln Benefit.

REGISTRATION STATEMENT
We have filed a registration statement with the SEC, under the Securities Act of 1933 as amended, with respect to the Contracts offered by this prospectus.
This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the
Contracts. The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.

ABOUT LINCOLN BENEFIT LIFE COMPANY
Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange
Act") exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The variable annuities described in this prospectus fall within the exemption provided under rule 12h-7. We rely on the exemption provided under rule 12h-7 and do not file reports under the Exchange Act.

                               45     PROSPECTUS

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

           ---------------------------------------------------------
           THE CONTRACT
           ---------------------------------------------------------
              Annuity Payments
           ---------------------------------------------------------
              Initial Monthly Annuity Payment
           ---------------------------------------------------------
              Subsequent Monthly Payments
           ---------------------------------------------------------
              Transfers After Annuity Date
           ---------------------------------------------------------
              Annuity Unit Value
           ---------------------------------------------------------
           Illustrative Example of Annuity Unit Value Calculation
           ---------------------------------------------------------
           Illustrative Example of Variable Annuity Payments
           ---------------------------------------------------------
           EXPERTS
           ---------------------------------------------------------
           FINANCIAL STATEMENTS
           ---------------------------------------------------------

                               46     PROSPECTUS

APPENDIX A
--------------------------------------------------------------------------------

                           ACCUMULATION UNIT VALUES

Appendix A presents the Accumulation Unit Values and number of Accumulation
Units outstanding for each Sub-Account since the Sub-Accounts were first offered under the Contracts. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The Statement of
Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations of
Contract charges that affect Accumulation Unit Values for each Contract. Please contact us at 1-800-457-7617 to obtain a copy of the Statement of Additional
Information.

The LBL Consultant Variable Annuity I Contracts and all of the Variable
Sub-Accounts shown below were first offered under the Contracts on September 9,
1998, except for the Janus Aspen Series Foreign Stock - Service Shares
Sub-Account, LSA Balanced, Oppenheimer Main Street Small- & Mid-Cap Fund/VA -
Service Shares Sub-Account, PIMCO Foreign Bond (U.S. Dollar-Hedged) -
Administrative Shares Sub-Account, PIMCO Total Return - Administrative Shares
Sub-Account, Premier VIT OpCap Balanced Sub-Account, Premier VIT NACM Small Cap
Portfolio Class 1 Sub-Account, Putnam VT International Value Fund - Class IB
Sub-Account, Invesco Van Kampen V.I. Growth and Income Fund - Series II
Sub-Account which were first offered under the Contracts on May 1, 2002; the
Invesco Van Kampen V.I. Value Opportunities Fund - Series I Sub-Account, Legg
Mason ClearBridge Variable Large Cap Value Portfolio - Class I Sub-Account,
Invesco Van Kampen V.I. American Value Fund - Series I Sub-Account which were first offered under the Contracts on April 30, 2004; the Wells Fargo Advantage
VT Discovery Sub-Account, Wells Fargo Advantage VT Opportunity Sub-Account
which were first offered under the Contracts on April 8, 2005; and the DWS
VSII: Global Income Builder VIP - Class A Sub-Account which was first offered under the Contracts on April 29, 2005 and Janus Aspen Overseas Portfolio -
Service Share Sub-Account which was first offered under the Contracts on April
30, 2008. Accumulation unit value: unit of measure used to calculate the value or a Contract Owner's interest in a Sub-Account for any Valuation Period. An
Accumulation Unit Value does not reflect deduction of certain charges under the
Contract that are deducted from your Contract Value, such as the Contract
Maintenance Charge.

               SUB-ACCOUNT NAME AS OF
               DECEMBER 31, 2013 (AS
              APPEARS IN THE FOLLOWING
               TABLES OF ACCUMULATION       SUB-ACCOUNT NAME
                    UNIT VALUES)          ON/ABOUT MAY 1, 2014
              ---------------------------------------------------
              DWS VSI Global Small Cap  DWS VSI Global Small Cap
              Growth - Class A          - Class A
              ---------------------------------------------------

                               47     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15

                                                                                         Number of
                                                              Accumulation Accumulation    Units
                                                 For the Year  Unit Value   Unit Value  Outstanding
                                                    Ending    at Beginning    at End      at End
Sub-Accounts                                     December 31   of Period    of Period    of Period
---------------------------------------------------------------------------------------------------
ALGER CAPITAL APPRECIATION PORTFOLIO--CLASS I-2
                                                     2004       $12.055      $12.881      454,884
                                                     2005       $12.881      $14.559      380,525
                                                     2006       $14.559      $17.148      318,953
                                                     2007       $17.148      $22.613      307,354
                                                     2008       $22.613      $12.252      182,353
                                                     2009       $12.252      $18.283      147,379
                                                     2010       $18.283      $20.589      125,277
                                                     2011       $20.589      $20.272      102,062
                                                     2012       $20.272      $23.684       78,761
                                                     2013       $23.684      $31.621       65,750
---------------------------------------------------------------------------------------------------
ALGER GROWTH & INCOME PORTFOLIO--CLASS I-2
                                                     2004       $11.641      $12.398      686,795
                                                     2005       $12.398      $12.665      553,769
                                                     2006       $12.665      $13.673      412,877
                                                     2007       $13.673      $14.870      289,123
                                                     2008       $14.870       $8.889      189,627
                                                     2009        $8.889      $11.603      144,735
                                                     2010       $11.603      $12.865      102,497
                                                     2011       $12.865      $13.533       80,128
                                                     2012       $13.533      $15.013       64,595
                                                     2013       $15.013      $19.263       55,508
---------------------------------------------------------------------------------------------------
ALGER LARGE CAP GROWTH PORTFOLIO--CLASS I-2
                                                     2004       $10.198      $10.625      719,914
                                                     2005       $10.625      $11.756      607,853
                                                     2006       $11.756      $12.208      452,187
                                                     2007       $12.208      $14.460      340,976
                                                     2008       $14.460       $7.689      252,531
                                                     2009        $7.689      $11.206      202,899
                                                     2010       $11.206      $12.549      159,401
                                                     2011       $12.549      $12.350      114,291
                                                     2012       $12.350      $13.399       90,699
                                                     2013       $13.399      $17.875       81,073
---------------------------------------------------------------------------------------------------
ALGER MID CAP GROWTH PORTFOLIO--CLASS I-2
                                                     2004       $15.264      $17.040      571,188
                                                     2005       $17.040      $18.482      583,687
                                                     2006       $18.482      $20.104      495,198
                                                     2007       $20.104      $26.119      395,122
                                                     2008       $26.119      $10.741      307,529
                                                     2009       $10.741      $16.093      251,589
                                                     2010       $16.093      $18.974      201,160
                                                     2011       $18.974      $17.188      154,396
                                                     2012       $17.188      $19.725      126,168
                                                     2013       $19.725      $26.462       97,572

                               48     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15

                                                                                                    Number of
                                                                         Accumulation Accumulation    Units
                                                            For the Year  Unit Value   Unit Value  Outstanding
                                                               Ending    at Beginning    at End      at End
Sub-Accounts                                                December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------------
ALGER SMALLCAP GROWTH PORTFOLIO--CLASS I-2
                                                                2004        $8.212       $9.454      355,278
                                                                2005        $9.454      $10.913      404,918
                                                                2006       $10.913      $12.935      399,147
                                                                2007       $12.935      $14.976      268,659
                                                                2008       $14.976       $7.898      187,715
                                                                2009        $7.898      $11.349      171,410
                                                                2010       $11.349      $14.043      140,374
                                                                2011       $14.043      $13.427      117,145
                                                                2012       $13.427      $14.918       92,887
                                                                2013       $14.918      $19.780       75,544
--------------------------------------------------------------------------------------------------------------
CLEARBRIDGE VARIABLE LARGE CAP VALUE PORTFOLIO--CLASS I
 FORMERLY, LEGG MASON CLEARBRIDGE VARIABLE LARGE CAP VALUE
 PORTFOLIO--CLASS I SHARES
                                                                2004       $10.000      $10.954       60,840
                                                                2005       $10.954      $11.525       49,518
                                                                2006       $11.525      $13.461       49,417
                                                                2007       $13.461      $13.811       35,322
                                                                2008       $13.811       $8.781       26,875
                                                                2009        $8.781      $10.796       20,239
                                                                2010       $10.796      $11.671       17,945
                                                                2011       $11.671      $12.098       17,154
                                                                2012       $12.098      $13.919       16,971
                                                                2013       $13.919      $18.195       17,545
--------------------------------------------------------------------------------------------------------------
DWS VSI: BOND VIP--CLASS A
                                                                2004       $12.535      $13.046      507,579
                                                                2005       $13.046      $13.219      458,975
                                                                2006       $13.219      $13.671      362,090
                                                                2007       $13.671      $14.064      339,879
                                                                2008       $14.064      $11.560      255,646
                                                                2009       $11.560      $12.566      186,602
                                                                2010       $12.566      $13.253      155,647
                                                                2011       $13.253      $13.833      108,411
                                                                2012       $13.833      $14.722       82,736
                                                                2013       $14.722      $14.099       69,186
--------------------------------------------------------------------------------------------------------------
DWS VSI: CORE EQUITY VIP--CLASS A
                                                                2004        $8.871       $9.651      150,151
                                                                2005        $9.651      $10.109      139,183
                                                                2006       $10.109      $11.345      102,347
                                                                2007       $11.345      $11.355       73,259
                                                                2008       $11.355       $6.918       49,772
                                                                2009        $6.918       $9.164       38,191
                                                                2010        $9.164      $10.354       21,260
                                                                2011       $10.354      $10.211       20,105
                                                                2012       $10.211      $11.678       17,593
                                                                2013       $11.678      $15.838       17,088

                               49     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15

                                                                                          Number of
                                                               Accumulation Accumulation    Units
                                                  For the Year  Unit Value   Unit Value  Outstanding
                                                     Ending    at Beginning    at End      at End
Sub-Accounts                                      December 31   of Period    of Period    of Period
----------------------------------------------------------------------------------------------------
DWS VSI: GLOBAL SMALL CAP GROWTH--CLASS A
                                                      2004       $14.317      $17.440       176,147
                                                      2005       $17.440      $20.357       193,166
                                                      2006       $20.357      $24.544       166,415
                                                      2007       $24.544      $26.499       131,794
                                                      2008       $26.499      $13.094        97,138
                                                      2009       $13.094      $19.164        83,558
                                                      2010       $19.164      $23.968        72,183
                                                      2011       $23.968      $21.328        61,099
                                                      2012       $21.328      $24.300        42,306
                                                      2013       $24.300      $32.623        35,943
----------------------------------------------------------------------------------------------------
DWS VSI: INTERNATIONAL VIP--CLASS A
                                                      2004        $8.507       $9.790       121,969
                                                      2005        $9.790      $11.232       127,476
                                                      2006       $11.232      $13.967       127,598
                                                      2007       $13.967      $15.805       113,896
                                                      2008       $15.805       $8.083       101,279
                                                      2009        $8.083      $10.658        69,353
                                                      2010       $10.658      $10.697        54,718
                                                      2011       $10.697       $8.803        41,799
                                                      2012        $8.803      $10.488        31,677
                                                      2013       $10.488      $12.453        41,029
----------------------------------------------------------------------------------------------------
DWS VSII: GLOBAL INCOME BUILDER VIP--CLASS A
                                                      2005       $10.000      $10.602       449,167
                                                      2006       $10.602      $11.543       346,262
                                                      2007       $11.543      $11.950       249,164
                                                      2008       $11.950       $8.576       165,654
                                                      2009        $8.576      $10.454       114,278
                                                      2010       $10.454      $11.483        87,837
                                                      2011       $11.483      $11.179        63,813
                                                      2012       $11.179      $12.473        52,594
                                                      2013       $12.473      $14.366        46,688
----------------------------------------------------------------------------------------------------
FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES II
                                                      2004       $12.710      $13.005     1,136,236
                                                      2005       $13.005      $13.104       879,855
                                                      2006       $13.104      $13.478       722,780
                                                      2007       $13.478      $14.146       603,659
                                                      2008       $14.146      $14.568       494,396
                                                      2009       $14.568      $15.136       374,113
                                                      2010       $15.136      $15.721       305,850
                                                      2011       $15.721      $16.423       238,391
                                                      2012       $16.423      $16.701       220,033
                                                      2013       $16.701      $16.155       179,191

                               50     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15

                                                                                              Number of
                                                                   Accumulation Accumulation    Units
                                                      For the Year  Unit Value   Unit Value  Outstanding
                                                         Ending    at Beginning    at End      at End
Sub-Accounts                                          December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------
FEDERATED HIGH INCOME BOND FUND II
                                                          2004       $10.814      $11.797       729,703
                                                          2005       $11.797      $11.960       606,875
                                                          2006       $11.960      $13.088       539,007
                                                          2007       $13.088      $13.368       432,506
                                                          2008       $13.368       $9.770       344,383
                                                          2009        $9.770      $14.748       260,044
                                                          2010       $14.748      $16.710       201,597
                                                          2011       $16.710      $17.356       164,486
                                                          2012       $17.356      $19.659       148,235
                                                          2013       $19.659      $20.771       133,814
--------------------------------------------------------------------------------------------------------
FEDERATED MANAGED VOLATILITY FUND II
                                                          2004        $7.668       $8.325       297,389
                                                          2005        $8.325       $8.738       271,194
                                                          2006        $8.738       $9.980       220,546
                                                          2007        $9.980      $10.253       154,739
                                                          2008       $10.253       $8.062       102,548
                                                          2009        $8.062      $10.213       101,513
                                                          2010       $10.213      $11.305        68,578
                                                          2011       $11.305      $11.698        50,687
                                                          2012       $11.698      $13.118        46,621
                                                          2013       $13.118      $15.772        46,726
--------------------------------------------------------------------------------------------------------
FIDELITY VIP ASSET MANAGER? PORTFOLIO--INITIAL CLASS
                                                          2004       $11.186      $11.652       437,716
                                                          2005       $11.652      $11.973       433,897
                                                          2006       $11.973      $12.690       338,607
                                                          2007       $12.690      $14.474       252,896
                                                          2008       $14.474      $10.189       202,629
                                                          2009       $10.189      $12.992       144,646
                                                          2010       $12.992      $14.661       116,581
                                                          2011       $14.661      $14.108        93,211
                                                          2012       $14.108      $15.672        74,411
                                                          2013       $15.672      $17.908        63,012
--------------------------------------------------------------------------------------------------------
FIDELITY VIP CONTRAFUND(R) PORTFOLIO--INITIAL CLASS
                                                          2004       $12.763      $14.555     1,438,118
                                                          2005       $14.555      $16.809     1,469,954
                                                          2006       $16.809      $18.546     1,308,454
                                                          2007       $18.546      $21.536     1,005,803
                                                          2008       $21.536      $12.226       742,971
                                                          2009       $12.226      $16.386       631,023
                                                          2010       $16.386      $18.969       511,344
                                                          2011       $18.969      $18.261       383,384
                                                          2012       $18.261      $20.994       335,707
                                                          2013       $20.994      $27.220       271,301

                               51     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15

                                                                                             Number of
                                                                  Accumulation Accumulation    Units
                                                     For the Year  Unit Value   Unit Value  Outstanding
                                                        Ending    at Beginning    at End      at End
Sub-Accounts                                         December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------------------
FIDELITY VIP EQUITY-INCOME PORTFOLIO--INITIAL CLASS
                                                         2004       $12.067      $13.291     1,384,897
                                                         2005       $13.291      $13.896     1,176,532
                                                         2006       $13.896      $16.496       941,565
                                                         2007       $16.496      $16.539       684,837
                                                         2008       $16.539       $9.366       412,487
                                                         2009        $9.366      $12.044       308,304
                                                         2010       $12.044      $13.697       252,183
                                                         2011       $13.697      $13.658       198,587
                                                         2012       $13.658      $15.823       163,437
                                                         2013       $15.823      $20.025       133,321
-------------------------------------------------------------------------------------------------------
FIDELITY VIP GROWTH PORTFOLIO--INITIAL CLASS
                                                         2004       $10.215      $10.429     1,091,575
                                                         2005       $10.429      $10.897       953,608
                                                         2006       $10.897      $11.500       769,995
                                                         2007       $11.500      $14.418       618,823
                                                         2008       $14.418       $7.523       492,708
                                                         2009        $7.523       $9.531       405,357
                                                         2010        $9.531      $11.688       320,051
                                                         2011       $11.688      $11.566       270,601
                                                         2012       $11.566      $13.100       225,513
                                                         2013       $13.100      $17.638       186,919
-------------------------------------------------------------------------------------------------------
FIDELITY VIP INDEX 500 PORTFOLIO--INITIAL CLASS
                                                         2004       $10.237      $11.183     1,817,054
                                                         2005       $11.183      $11.578     1,583,665
                                                         2006       $11.578      $13.233     1,319,112
                                                         2007       $13.233      $13.778     1,041,479
                                                         2008       $13.778       $8.572       756,199
                                                         2009        $8.572      $10.718       592,792
                                                         2010       $10.718      $12.176       493,294
                                                         2011       $12.176      $12.270       410,778
                                                         2012       $12.270      $14.046       343,300
                                                         2013       $14.046      $18.344       307,792
-------------------------------------------------------------------------------------------------------
FIDELITY VIP MONEY MARKET PORTFOLIO--INITIAL CLASS
                                                         2004       $11.406      $11.401     1,544,840
                                                         2005       $11.401      $11.601     1,335,848
                                                         2006       $11.601      $12.017     1,166,577
                                                         2007       $12.017      $12.487     1,221,039
                                                         2008       $12.487      $12.705     1,305,720
                                                         2009       $12.705      $12.637       985,343
                                                         2010       $12.637      $12.511       775,634
                                                         2011       $12.511      $12.369       634,224
                                                         2012       $12.369      $12.232       505,511
                                                         2013       $12.232      $12.083       410,477

                               52     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15

                                                                                                           Number of
                                                                                Accumulation Accumulation    Units
                                                                   For the Year  Unit Value   Unit Value  Outstanding
                                                                      Ending    at Beginning    at End      at End
Sub-Accounts                                                       December 31   of Period    of Period    of Period
---------------------------------------------------------------------------------------------------------------------
FIDELITY VIP OVERSEAS PORTFOLIO--INITIAL CLASS
                                                                       2004       $10.251      $11.504      402,967
                                                                       2005       $11.504      $13.526      394,476
                                                                       2006       $13.526      $15.773      366,639
                                                                       2007       $15.773      $18.273      327,028
                                                                       2008       $18.273      $10.141      276,821
                                                                       2009       $10.141      $12.672      211,336
                                                                       2010       $12.672      $14.155      161,268
                                                                       2011       $14.155      $11.580      132,738
                                                                       2012       $11.580      $13.808      109,420
                                                                       2013       $13.808      $17.787       90,942
---------------------------------------------------------------------------------------------------------------------
INVESCO V.I. AMERICAN VALUE FUND--SERIES I
 FORMERLY, INVESCO VAN KAMPEN V.I. AMERICAN VALUE FUND--SERIES I
                                                                       2004       $10.000      $11.333      309,322
                                                                       2005       $11.333      $12.570      353,741
                                                                       2006       $12.570      $14.984      276,970
                                                                       2007       $14.984      $15.958      210,481
                                                                       2008       $15.958       $9.252      158,166
                                                                       2009        $9.252      $12.720      131,570
                                                                       2010       $12.720      $15.356      113,395
                                                                       2011       $15.356      $15.306       92,596
                                                                       2012       $15.306      $17.731       76,421
                                                                       2013       $17.731      $23.511       52,878
---------------------------------------------------------------------------------------------------------------------
INVESCO V.I. GROWTH AND INCOME FUND--SERIES II
 FORMERLY, INVESCO VAN KAMPEN V.I. GROWTH AND INCOME
 FUND--SERIES II
                                                                       2004       $10.293      $11.600      354,336
                                                                       2005       $11.600      $12.570      434,444
                                                                       2006       $12.570      $14.397      396,566
                                                                       2007       $14.397      $14.576      306,627
                                                                       2008       $14.576       $9.758      199,062
                                                                       2009        $9.758      $11.960      183,308
                                                                       2010       $11.960      $13.252      150,424
                                                                       2011       $13.252      $12.792      100,474
                                                                       2012       $12.792      $14.445       78,301
                                                                       2013       $14.445      $19.082       62,871
---------------------------------------------------------------------------------------------------------------------
INVESCO V.I. MID CAP GROWTH FUND--SERIES II
 FORMERLY, INVESCO VAN KAMPEN V.I. MID CAP GROWTH FUND--SERIES II
                                                                       2004       $10.000      $11.156       44,940
                                                                       2005       $11.156      $12.242       49,948
                                                                       2006       $12.242      $12.686       45,228
                                                                       2007       $12.686      $14.732       39,490
                                                                       2008       $14.732       $7.735       29,220
                                                                       2009        $7.735      $11.945       38,907
                                                                       2010       $11.945      $15.014       25,399
                                                                       2011       $15.014      $13.440       18,967
                                                                       2012       $13.440      $14.816       15,527
                                                                       2013       $14.816      $19.988       11,807

                               53     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15

                                                                                                          Number of
                                                                               Accumulation Accumulation    Units
                                                                  For the Year  Unit Value   Unit Value  Outstanding
                                                                     Ending    at Beginning    at End      at End
Sub-Accounts                                                      December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------------------
INVESCO V.I. VALUE OPPORTUNITIES FUND--SERIES I
 FORMERLY, INVESCO VAN KAMPEN V.I. VALUE OPPORTUNITIES
 FUND--SERIES I
                                                                      2004       $10.000      $10.821       269,780
                                                                      2005       $10.821      $11.301       253,928
                                                                      2006       $11.301      $12.634       235,944
                                                                      2007       $12.634      $12.669       199,610
                                                                      2008       $12.669       $6.034       176,998
                                                                      2009        $6.034       $8.820       148,589
                                                                      2010        $8.820       $9.351       119,425
                                                                      2011        $9.351       $8.953        77,525
                                                                      2012        $8.953      $10.407        62,452
                                                                      2013       $10.407      $13.747        56,742
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN ENTERPRISE PORTFOLIO--INSTITUTIONAL SHARES
                                                                      2004       $10.443      $12.453       642,333
                                                                      2005       $12.453      $13.812       539,509
                                                                      2006       $13.812      $15.497       434,028
                                                                      2007       $15.497      $18.677       344,083
                                                                      2008       $18.677      $10.380       288,564
                                                                      2009       $10.380      $14.846       221,943
                                                                      2010       $14.846      $18.452       186,653
                                                                      2011       $18.452      $17.965       157,425
                                                                      2012       $17.965      $20.809       139,793
                                                                      2013       $20.809      $27.204       119,634
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN GLOBAL RESEARCH PORTFOLIO--INSTITUTIONAL SHARES
 FORMERLY, JANUS ASPEN WORLDWIDE PORTFOLIO--INSTITUTIONAL SHARES
                                                                      2004        $9.971      $10.318     1,193,225
                                                                      2005       $10.318      $10.788       997,853
                                                                      2006       $10.788      $12.594       775,658
                                                                      2007       $12.594      $13.634       562,020
                                                                      2008       $13.634       $7.451       410,898
                                                                      2009        $7.451      $10.132       336,082
                                                                      2010       $10.132      $11.591       263,086
                                                                      2011       $11.591       $9.874       207,953
                                                                      2012        $9.874      $11.709       180,063
                                                                      2013       $11.709      $14.851       152,881
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN JANUS PORTFOLIO--INSTITUTIONAL SHARES
                                                                      2004        $9.984      $10.306     1,041,507
                                                                      2005       $10.306      $10.614       860,239
                                                                      2006       $10.614      $11.676       645,480
                                                                      2007       $11.676      $13.270       469,901
                                                                      2008       $13.270       $7.900       371,128
                                                                      2009        $7.900      $10.637       290,538
                                                                      2010       $10.637      $12.031       230,669
                                                                      2011       $12.031      $11.252       195,033
                                                                      2012       $11.252      $13.177       155,917
                                                                      2013       $13.177      $16.961       128,313

                               54     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15

                                                                                                          Number of
                                                                               Accumulation Accumulation    Units
                                                                  For the Year  Unit Value   Unit Value  Outstanding
                                                                     Ending    at Beginning    at End      at End
Sub-Accounts                                                      December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN OVERSEAS PORTFOLIO--SERVICE SHARES
                                                                      2008       $10.000       $7.495        62,852
                                                                      2009        $7.495      $13.254        86,323
                                                                      2010       $13.254      $16.365        71,833
                                                                      2011       $16.365      $10.935        59,162
                                                                      2012       $10.935      $12.222        39,058
                                                                      2013       $12.222      $13.794        31,628
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES BALANCED PORTFOLIO--INSTITUTIONAL SHARES
                                                                      2004       $13.832      $14.825     1,365,759
                                                                      2005       $14.825      $15.805     1,195,782
                                                                      2006       $15.805      $17.282       970,410
                                                                      2007       $17.282      $18.865       747,492
                                                                      2008       $18.865      $15.679       535,796
                                                                      2009       $15.679      $19.493       427,444
                                                                      2010       $19.493      $20.865       348,978
                                                                      2011       $20.865      $20.945       284,742
                                                                      2012       $20.945      $23.501       258,732
                                                                      2013       $23.501      $27.887       196,994
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES FLEXIBLE BOND PORTFOLIO--INSTITUTIONAL SHARES
                                                                      2004       $13.166      $13.519       527,949
                                                                      2005       $13.519      $13.619       492,874
                                                                      2006       $13.619      $14.017       393,774
                                                                      2007       $14.017      $14.816       327,277
                                                                      2008       $14.816      $15.514       272,856
                                                                      2009       $15.514      $17.346       231,270
                                                                      2010       $17.346      $18.496       202,832
                                                                      2011       $18.496      $19.499       171,010
                                                                      2012       $19.499      $20.862       146,755
                                                                      2013       $20.862      $20.575       105,740
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES FOREIGN STOCK PORTFOLIO--SERVICE SHARES
                                                                      2004       $10.226      $11.939       152,105
                                                                      2005       $11.939      $12.526       114,760
                                                                      2006       $12.526      $14.605        84,464
                                                                      2007       $14.605      $17.055        73,894
                                                                      2008       $17.055      $16.058             0
--------------------------------------------------------------------------------------------------------------------
MFS(R) GROWTH SERIES--INITIAL CLASS
                                                                      2004        $8.995      $10.035       231,814
                                                                      2005       $10.035      $10.821       202,017
                                                                      2006       $10.821      $11.531       165,550
                                                                      2007       $11.531      $13.798       126,996
                                                                      2008       $13.798       $8.528       102,015
                                                                      2009        $8.528      $11.594        78,308
                                                                      2010       $11.594      $13.207        66,211
                                                                      2011       $13.207      $13.001        60,057
                                                                      2012       $13.001      $15.071        50,368
                                                                      2013       $15.071      $20.369        39,799

                               55     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15

                                                                                      Number of
                                                           Accumulation Accumulation    Units
                                              For the Year  Unit Value   Unit Value  Outstanding
                                                 Ending    at Beginning    at End      at End
Sub-Accounts                                  December 31   of Period    of Period    of Period
------------------------------------------------------------------------------------------------
MFS(R) INVESTORS TRUST SERIES--INITIAL CLASS
                                                  2004        $9.091       $9.998       244,156
                                                  2005        $9.998      $10.596       207,370
                                                  2006       $10.596      $11.824       171,767
                                                  2007       $11.824      $12.880       126,138
                                                  2008       $12.880       $8.512       100,457
                                                  2009        $8.512      $10.668        84,052
                                                  2010       $10.668      $11.704        56,558
                                                  2011       $11.704      $11.307        36,636
                                                  2012       $11.307      $13.308        32,003
                                                  2013       $13.308      $17.356        24,351
------------------------------------------------------------------------------------------------
MFS(R) NEW DISCOVERY SERIES--INITIAL CLASS
                                                  2004       $15.738      $16.556       232,616
                                                  2005       $16.556      $17.209       188,078
                                                  2006       $17.209      $19.241       161,666
                                                  2007       $19.241      $19.479       139,957
                                                  2008       $19.479      $11.671       119,273
                                                  2009       $11.671      $18.809        94,439
                                                  2010       $18.809      $25.325        80,183
                                                  2011       $25.325      $22.443        58,617
                                                  2012       $22.443      $26.868        53,041
                                                  2013       $26.868      $37.551        49,336
------------------------------------------------------------------------------------------------
MFS(R) RESEARCH SERIES--INITIAL CLASS
                                                  2004        $9.100      $10.412       189,969
                                                  2005       $10.412      $11.085       142,585
                                                  2006       $11.085      $12.095       119,287
                                                  2007       $12.095      $13.521        86,910
                                                  2008       $13.521       $8.534        55,904
                                                  2009        $8.534      $11.002        49,781
                                                  2010       $11.002      $12.593        38,970
                                                  2011       $12.593      $12.381        34,033
                                                  2012       $12.381      $14.339        29,467
                                                  2013       $14.339      $18.732        21,713
------------------------------------------------------------------------------------------------
MFS(R) TOTAL RETURN SERIES--INITIAL CLASS
                                                  2004       $13.180      $14.490     1,033,566
                                                  2005       $14.490      $14.714       970,559
                                                  2006       $14.714      $16.260       802,883
                                                  2007       $16.260      $16.734       661,560
                                                  2008       $16.734      $12.868       464,793
                                                  2009       $12.868      $15.000       347,219
                                                  2010       $15.000      $16.285       279,717
                                                  2011       $16.285      $16.368       217,821
                                                  2012       $16.368      $17.983       185,517
                                                  2013       $17.983      $21.143       153,519

                               56     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15

                                                                                                   Number of
                                                                        Accumulation Accumulation    Units
                                                           For the Year  Unit Value   Unit Value  Outstanding
                                                              Ending    at Beginning    at End      at End
Sub-Accounts                                               December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET SMALL CAP FUND/VA--SERVICE SHARES
 FORMERLY, OPPENHEIMER MAIN STREET SMALL- & MID-CAP
 FUND(R)/VA--SERVICE SHARES
                                                               2004       $11.178      $13.157       347,171
                                                               2005       $13.157      $14.256       305,883
                                                               2006       $14.256      $16.144       279,529
                                                               2007       $16.144      $15.720       219,803
                                                               2008       $15.720       $9.625       151,992
                                                               2009        $9.625      $13.011       120,823
                                                               2010       $13.011      $15.812        98,906
                                                               2011       $15.812      $15.244        74,721
                                                               2012       $15.244      $17.714        78,073
                                                               2013       $17.714      $24.600        71,129
-------------------------------------------------------------------------------------------------------------
PIMCO FOREIGN BOND PORTFOLIO (U.S. DOLLAR-HEDGED)--
 ADMINISTRATIVE SHARES
                                                               2004       $10.669      $11.122       347,113
                                                               2005       $11.122      $11.550       338,440
                                                               2006       $11.550      $11.657       247,334
                                                               2007       $11.657      $11.929       175,543
                                                               2008       $11.929      $11.501       185,837
                                                               2009       $11.501      $13.133       139,898
                                                               2010       $13.133      $14.072       137,307
                                                               2011       $14.072      $14.838       121,733
                                                               2012       $14.838      $16.243       102,765
                                                               2013       $16.243      $16.122       103,151
-------------------------------------------------------------------------------------------------------------
PIMCO TOTAL RETURN PORTFOLIO--ADMINISTRATIVE SHARES
                                                               2004       $10.951      $11.343     1,060,049
                                                               2005       $11.343      $11.476     1,156,641
                                                               2006       $11.476      $11.771       944,261
                                                               2007       $11.771      $12.643       737,286
                                                               2008       $12.643      $13.088       699,373
                                                               2009       $13.088      $14.744       709,743
                                                               2010       $14.744      $15.743       639,674
                                                               2011       $15.743      $16.109       508,815
                                                               2012       $16.109      $17.434       464,493
                                                               2013       $17.434      $16.880       289,601
-------------------------------------------------------------------------------------------------------------
PREMIER VIT NACM SMALL CAP PORTFOLIO--CLASS 1
                                                               2004       $10.143      $11.809       274,798
                                                               2005       $11.809      $11.669       207,018
                                                               2006       $11.669      $14.300       198,198
                                                               2007       $14.300      $14.203       142,608
                                                               2008       $14.203       $8.186       108,005
                                                               2009        $8.186       $9.344        85,491
                                                               2010        $9.344      $10.843             0

                               57     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15

                                                                                      Number of
                                                           Accumulation Accumulation    Units
                                              For the Year  Unit Value   Unit Value  Outstanding
                                                 Ending    at Beginning    at End      at End
Sub-Accounts                                  December 31   of Period    of Period    of Period
------------------------------------------------------------------------------------------------
PREMIER VIT OPCAP BALANCED PORTFOLIO
                                                  2004       $10.000      $10.812      129,223
                                                  2005       $10.812      $10.971      113,375
                                                  2006       $10.971      $12.005       99,054
                                                  2007       $12.005      $11.330       58,167
                                                  2008       $11.330       $7.700       43,630
                                                  2009        $7.700       $7.432            0
------------------------------------------------------------------------------------------------
PUTNAM VT INTERNATIONAL VALUE FUND--CLASS IB
                                                  2004       $11.161      $13.335       89,040
                                                  2005       $13.335      $15.027      123,886
                                                  2006       $15.027      $18.881      158,576
                                                  2007       $18.881      $19.952      125,260
                                                  2008       $19.952      $10.636       74,027
                                                  2009       $10.636      $13.254       56,664
                                                  2010       $13.254      $14.022       39,029
                                                  2011       $14.022      $11.940       26,096
                                                  2012       $11.940      $14.350       21,954
                                                  2013       $14.350      $17.320       21,131
------------------------------------------------------------------------------------------------
RIDGEWORTH LARGE CAP GROWTH STOCK FUND
                                                  2004        $8.653       $9.123       60,421
                                                  2005        $9.123       $8.929       57,402
                                                  2006        $8.929       $9.773       67,263
                                                  2007        $9.773      $11.125       88,003
                                                  2008       $11.125       $6.517       81,011
                                                  2009        $6.517       $6.634            0
------------------------------------------------------------------------------------------------
RIDGEWORTH LARGE CAP VALUE EQUITY FUND
                                                  2004        $9.168      $10.439      192,125
                                                  2005       $10.439      $10.696       91,183
                                                  2006       $10.696      $12.937      142,829
                                                  2007       $12.937      $13.229       83,673
                                                  2008       $13.229       $8.781       59,269
                                                  2009        $8.781       $8.309            0
------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME PORTFOLIO--I
                                                  2004       $13.140      $14.913      895,153
                                                  2005       $14.913      $15.306      874,317
                                                  2006       $15.306      $17.984      762,467
                                                  2007       $17.984      $18.339      575,733
                                                  2008       $18.339      $11.571      402,473
                                                  2009       $11.571      $14.353      288,947
                                                  2010       $14.353      $16.304      227,597
                                                  2011       $16.304      $15.987      165,957
                                                  2012       $15.987      $18.495      147,085
                                                  2013       $18.495      $23.694      114,417

                               58     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15

                                                                                        Number of
                                                             Accumulation Accumulation    Units
                                                For the Year  Unit Value   Unit Value  Outstanding
                                                   Ending    at Beginning    at End      at End
Sub-Accounts                                    December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK PORTFOLIO--I
                                                    2004        $9.201      $10.338      264,060
                                                    2005       $10.338      $11.847      255,863
                                                    2006       $11.847      $13.934      244,192
                                                    2007       $13.934      $15.553      191,891
                                                    2008       $15.553       $7.879      149,103
                                                    2009        $7.879      $11.858      116,835
                                                    2010       $11.858      $13.403       95,977
                                                    2011       $13.403      $11.538       69,775
                                                    2012       $11.538      $13.495       78,643
                                                    2013       $13.495      $15.201       65,383
--------------------------------------------------------------------------------------------------
T. ROWE PRICE MID-CAP GROWTH PORTFOLIO--I
                                                    2004       $15.505      $18.121      586,887
                                                    2005       $18.121      $20.534      504,417
                                                    2006       $20.534      $21.626      404,390
                                                    2007       $21.626      $25.097      295,779
                                                    2008       $25.097      $14.931      222,831
                                                    2009       $14.931      $21.476      160,985
                                                    2010       $21.476      $27.173      125,304
                                                    2011       $27.173      $26.495       92,948
                                                    2012       $26.495      $29.801       73,521
                                                    2013       $29.801      $40.231       65,296
--------------------------------------------------------------------------------------------------
T. ROWE PRICE NEW AMERICA GROWTH PORTFOLIO--I
                                                    2004        $9.090       $9.995      173,326
                                                    2005        $9.955      $10.271      157,832
                                                    2006       $10.271      $10.888      129,696
                                                    2007       $10.888      $12.233      117,852
                                                    2008       $12.233       $7.461       92,406
                                                    2009        $7.461      $11.035       64,870
                                                    2010       $11.035      $13.040       49,935
                                                    2011       $13.040      $12.740       45,311
                                                    2012       $12.740      $14.232       48,686
                                                    2013       $14.232      $19.398       28,832
--------------------------------------------------------------------------------------------------
WELLS FARGO ADVANTAGE VT DISCOVERY FUND
                                                    2005       $10.000      $11.481      293,780
                                                    2006       $11.481      $12.999      225,795
                                                    2007       $12.999      $15.702      161,353
                                                    2008       $15.702       $8.628      115,632
                                                    2009        $8.628      $11.956       82,156
                                                    2010       $11.956      $16.004       68,993
                                                    2011       $16.004      $15.872       55,858
                                                    2012       $15.872      $18.455       53,856
                                                    2013       $18.455      $26.209       42,675

                               59     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15

                                                                                            Number of
                                                                 Accumulation Accumulation    Units
                                                    For the Year  Unit Value   Unit Value  Outstanding
                                                       Ending    at Beginning    at End      at End
Sub-Accounts                                        December 31   of Period    of Period    of Period
------------------------------------------------------------------------------------------------------
WELLS FARGO ADVANTAGE VT OPPORTUNITY FUND--CLASS 2
                                                        2005       $10.000      $11.040      510,068
                                                        2006       $11.040      $12.235      431,405
                                                        2007       $12.235      $12.884      339,846
                                                        2008       $12.884       $7.622      257,232
                                                        2009        $7.622      $11.120      196,311
                                                        2010       $11.120      $13.591      157,062
                                                        2011       $13.591      $12.682      117,739
                                                        2012       $12.682      $14.468      100,940
                                                        2013       $14.468      $18.672       73,852

* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.15% and an administrative expense charge of 0.10%.

                               60     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7

                                                                                         Number of
                                                              Accumulation Accumulation    Units
                                                 For the Year  Unit Value   Unit Value  Outstanding
                                                    Ending    at Beginning    at End      at End
Sub-Accounts                                     December 31   of Period    of Period    of Period
---------------------------------------------------------------------------------------------------
ALGER CAPITAL APPRECIATION PORTFOLIO--CLASS I-2
                                                     2004        $5.447       $5.788       727,607
                                                     2005        $5.788       $6.506       721,253
                                                     2006        $6.506       $7.621       732,706
                                                     2007        $7.621       $9.995       759,050
                                                     2008        $9.995       $5.385       521,910
                                                     2009        $5.385       $7.992       457,894
                                                     2010        $7.992       $8.951       466,843
                                                     2011        $8.951       $8.765       505,465
                                                     2012        $8.765      $10.184       243,023
                                                     2013       $10.184      $13.522       262,580
---------------------------------------------------------------------------------------------------
ALGER GROWTH & INCOME PORTFOLIO--CLASS I-2
                                                     2004        $6.738       $7.137       396,418
                                                     2005        $7.137       $7.252       381,157
                                                     2006        $7.252       $7.786       339,270
                                                     2007        $7.786       $8.421       308,605
                                                     2008        $8.421       $5.006       254,925
                                                     2009        $5.006       $6.499       249,853
                                                     2010        $6.499       $7.166       199,795
                                                     2011        $7.166       $7.496       169,075
                                                     2012        $7.496       $8.271       171,101
                                                     2013        $8.271      $10.554       135,343
---------------------------------------------------------------------------------------------------
ALGER LARGE CAP GROWTH PORTFOLIO--CLASS I-2
                                                     2004        $6.175       $6.398       439,952
                                                     2005        $6.398       $7.041       492,261
                                                     2006        $7.041       $7.271       413,156
                                                     2007        $7.271       $8.565       371,317
                                                     2008        $8.565       $4.529       324,912
                                                     2009        $4.529       $6.565       298,212
                                                     2010        $6.565       $7.311       266,498
                                                     2011        $7.311       $7.156       160,824
                                                     2012        $7.156       $7.721       136,867
                                                     2013        $7.721      $10.244       111,785
---------------------------------------------------------------------------------------------------
ALGER MID CAP GROWTH PORTFOLIO--CLASS I-2
                                                     2004        $8.703       $9.663       999,864
                                                     2005        $9.663      $10.424     1,007,060
                                                     2006       $10.424      $11.277       894,467
                                                     2007       $11.277      $14.569       822,716
                                                     2008       $14.569       $5.959       721,972
                                                     2009        $5.959       $8.878       656,392
                                                     2010        $8.878      $10.410       560,969
                                                     2011       $10.410       $9.379       432,244
                                                     2012        $9.379      $10.704       356,543
                                                     2013       $10.704      $14.281       307,935

                               61     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7

                                                                                                    Number of
                                                                         Accumulation Accumulation    Units
                                                            For the Year  Unit Value   Unit Value  Outstanding
                                                               Ending    at Beginning    at End      at End
Sub-Accounts                                                December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------------
ALGER SMALLCAP GROWTH PORTFOLIO--CLASS I-2
                                                                2004        $5.060       $5.793      359,793
                                                                2005        $5.793       $6.651      408,709
                                                                2006        $6.651       $7.840      400,994
                                                                2007        $7.840       $9.027      386,201
                                                                2008        $9.027       $4.734      324,933
                                                                2009        $4.734       $6.765      302,059
                                                                2010        $6.765       $8.326      273,464
                                                                2011        $8.326       $7.917      210,162
                                                                2012        $7.917       $8.747      163,618
                                                                2013        $8.747      $11.535      126,657
--------------------------------------------------------------------------------------------------------------
CLEARBRIDGE VARIABLE LARGE CAP VALUE PORTFOLIO--CLASS I
 FORMERLY, LEGG MASON CLEARBRIDGE VARIABLE LARGE CAP VALUE
 PORTFOLIO--CLASS I SHARES
                                                                2004       $10.000      $10.913       47,102
                                                                2005       $10.913      $11.419       45,145
                                                                2006       $11.419      $13.264       47,405
                                                                2007       $13.264      $13.534       46,980
                                                                2008       $13.534       $8.557       42,904
                                                                2009        $8.557      $10.464       43,855
                                                                2010       $10.464      $11.250       44,795
                                                                2011       $11.250      $11.597       35,396
                                                                2012       $11.597      $13.269      103,883
                                                                2013       $13.269      $17.251       42,635
--------------------------------------------------------------------------------------------------------------
DWS VSI: BOND VIP--CLASS A
                                                                2004       $12.026      $12.447      242,774
                                                                2005       $12.447      $12.544      235,908
                                                                2006       $12.544      $12.902      203,670
                                                                2007       $12.902      $13.200      192,164
                                                                2008       $13.200      $10.790      162,984
                                                                2009       $10.790      $11.665      139,150
                                                                2010       $11.665      $12.234      131,495
                                                                2011       $12.234      $12.700       95,813
                                                                2012       $12.700      $13.442       74,674
                                                                2013       $13.442      $12.803       68,152
--------------------------------------------------------------------------------------------------------------
DWS VSI: CORE EQUITY VIP--CLASS A
                                                                2004        $7.849       $8.492       99,749
                                                                2005        $8.492       $8.847       85,054
                                                                2006        $8.847       $9.874       79,081
                                                                2007        $9.874       $9.829       76,673
                                                                2008        $9.829       $5.955       67,583
                                                                2009        $5.955       $7.846       85,215
                                                                2010        $7.846       $8.815       73,664
                                                                2011        $8.815       $8.646       63,481
                                                                2012        $8.646       $9.834       48,726
                                                                2013        $9.834      $13.264       44,715

                               62     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7

                                                                                          Number of
                                                               Accumulation Accumulation    Units
                                                  For the Year  Unit Value   Unit Value  Outstanding
                                                     Ending    at Beginning    at End      at End
Sub-Accounts                                      December 31   of Period    of Period    of Period
----------------------------------------------------------------------------------------------------
DWS VSI: GLOBAL SMALL CAP GROWTH--CLASS A
                                                      2004        $7.780       $9.425      254,808
                                                      2005        $9.425      $10.942      309,298
                                                      2006       $10.942      $13.120      368,488
                                                      2007       $13.120      $14.087      319,396
                                                      2008       $14.087       $6.922      292,135
                                                      2009        $6.922      $10.076      295,598
                                                      2010       $10.076      $12.533      247,927
                                                      2011       $12.533      $11.091      194,798
                                                      2012       $11.091      $12.567      162,040
                                                      2013       $12.567      $16.779      115,189
----------------------------------------------------------------------------------------------------
DWS VSI: INTERNATIONAL VIP--CLASS A
                                                      2004        $5.948       $6.808      174,503
                                                      2005        $6.808       $7.768      190,759
                                                      2006        $7.768       $9.606      229,934
                                                      2007        $9.606      $10.810      202,975
                                                      2008       $10.810       $5.498      253,788
                                                      2009        $5.498       $7.210      164,420
                                                      2010        $7.210       $7.197      126,785
                                                      2011        $7.197       $5.890      106,508
                                                      2012        $5.890       $6.979       98,904
                                                      2013        $6.979       $8.241       70,952
----------------------------------------------------------------------------------------------------
DWS VSII: GLOBAL INCOME BUILDER VIP--CLASS A
                                                      2005       $10.000      $10.562      140,966
                                                      2006       $10.562      $11.437      117,438
                                                      2007       $11.437      $11.776      108,626
                                                      2008       $11.776       $8.404       99,008
                                                      2009        $8.404      $10.189       96,552
                                                      2010       $10.189      $11.130       85,675
                                                      2011       $11.130      $10.777       62,067
                                                      2012       $10.777      $11.958       55,722
                                                      2013       $11.958      $13.697       45,570
----------------------------------------------------------------------------------------------------
FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES II
                                                      2004       $12.006      $12.218      605,532
                                                      2005       $12.218      $12.243      530,059
                                                      2006       $12.243      $12.523      381,051
                                                      2007       $12.523      $13.072      721,964
                                                      2008       $13.072      $13.388      610,475
                                                      2009       $13.388      $13.834      473,221
                                                      2010       $13.834      $14.289      324,041
                                                      2011       $14.289      $14.846      269,692
                                                      2012       $14.846      $15.014      209,711
                                                      2013       $15.014      $14.444      173,446

                               63     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7

                                                                                              Number of
                                                                   Accumulation Accumulation    Units
                                                      For the Year  Unit Value   Unit Value  Outstanding
                                                         Ending    at Beginning    at End      at End
Sub-Accounts                                          December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------
FEDERATED HIGH INCOME BOND FUND II
                                                          2004       $10.941      $11.870       444,657
                                                          2005       $11.870      $11.968       439,857
                                                          2006       $11.968      $13.026       430,206
                                                          2007       $13.026      $13.231       379,607
                                                          2008       $13.231       $9.617       307,223
                                                          2009        $9.617      $14.437       275,990
                                                          2010       $14.437      $16.268       242,351
                                                          2011       $16.268      $16.804       195,932
                                                          2012       $16.804      $18.930       179,749
                                                          2013       $18.930      $19.891       128,657
--------------------------------------------------------------------------------------------------------
FEDERATED MANAGED VOLATILITY FUND II
                                                          2004        $6.855       $7.401        76,744
                                                          2005        $7.401       $7.726        76,010
                                                          2006        $7.726       $8.776       100,300
                                                          2007        $8.776       $8.966        65,968
                                                          2008        $8.966       $7.012        98,652
                                                          2009        $7.012       $8.834        87,864
                                                          2010        $8.834       $9.725        54,559
                                                          2011        $9.725      $10.008        30,900
                                                          2012       $10.008      $11.161       104,369
                                                          2013       $11.161      $13.345        27,541
--------------------------------------------------------------------------------------------------------
FIDELITY VIP ASSET MANAGER? PORTFOLIO--INITIAL CLASS
                                                          2004        $9.379       $9.716       181,632
                                                          2005        $9.716       $9.929       176,415
                                                          2006        $9.929      $10.466       129,882
                                                          2007       $10.466      $11.872       125,667
                                                          2008       $11.872       $8.311       130,724
                                                          2009        $8.311      $10.540       122,598
                                                          2010       $10.540      $11.828       129,616
                                                          2011       $11.828      $11.320        72,461
                                                          2012       $11.320      $12.506        62,231
                                                          2013       $12.506      $14.212        34,548
--------------------------------------------------------------------------------------------------------
FIDELITY VIP CONTRAFUND(R) PORTFOLIO--INITIAL CLASS
                                                          2004        $9.078      $10.296     1,158,838
                                                          2005       $10.296      $11.826     1,260,810
                                                          2006       $11.826      $12.977     1,273,768
                                                          2007       $12.977      $14.986     1,188,207
                                                          2008       $14.986       $8.461     1,080,956
                                                          2009        $8.461      $11.277     1,046,007
                                                          2010       $11.277      $12.983       998,155
                                                          2011       $12.983      $12.430       709,229
                                                          2012       $12.430      $14.212       690,676
                                                          2013       $14.212      $18.326       549,301

                               64     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7

                                                                                             Number of
                                                                  Accumulation Accumulation    Units
                                                     For the Year  Unit Value   Unit Value  Outstanding
                                                        Ending    at Beginning    at End      at End
Sub-Accounts                                         December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------------------
FIDELITY VIP EQUITY-INCOME PORTFOLIO--INITIAL CLASS
                                                         2004       $10.759      $11.786       434,981
                                                         2005       $11.786      $12.255       395,964
                                                         2006       $12.255      $14.468       396,481
                                                         2007       $14.468      $14.426       349,218
                                                         2008       $14.426       $8.125       273,985
                                                         2009        $8.125      $10.390       270,828
                                                         2010       $10.390      $11.751       237,804
                                                         2011       $11.751      $11.654       185,670
                                                         2012       $11.654      $13.427       142,532
                                                         2013       $13.427      $16.899       116,569
-------------------------------------------------------------------------------------------------------
FIDELITY VIP GROWTH PORTFOLIO--INITIAL CLASS
                                                         2004        $6.080       $6.173       939,071
                                                         2005        $6.173       $6.415       831,880
                                                         2006        $6.415       $6.732       682,021
                                                         2007        $6.732       $8.394       682,803
                                                         2008        $8.394       $4.356       663,776
                                                         2009        $4.356       $5.488       676,234
                                                         2010        $5.488       $6.693       597,279
                                                         2011        $6.693       $6.587       435,815
                                                         2012        $6.587       $7.420       377,416
                                                         2013        $7.420       $9.936       310,756
-------------------------------------------------------------------------------------------------------
FIDELITY VIP INDEX 500 PORTFOLIO--INITIAL CLASS
                                                         2004        $7.516       $8.166     1,444,339
                                                         2005        $8.166       $8.407     1,362,101
                                                         2006        $8.407       $9.557     1,346,569
                                                         2007        $9.557       $9.896     1,295,792
                                                         2008        $9.896       $6.123     1,150,557
                                                         2009        $6.123       $7.614     1,043,678
                                                         2010        $7.614       $8.602       911,514
                                                         2011        $8.602       $8.621       744,841
                                                         2012        $8.621       $9.814       646,616
                                                         2013        $9.814      $12.747       569,038
-------------------------------------------------------------------------------------------------------
FIDELITY VIP MONEY MARKET PORTFOLIO--INITIAL CLASS
                                                         2004       $10.373      $10.311       618,241
                                                         2005       $10.311      $10.435       694,730
                                                         2006       $10.435      $10.750       725,670
                                                         2007       $10.750      $11.108       714,035
                                                         2008       $11.108      $11.240     1,173,850
                                                         2009       $11.240      $11.119       894,758
                                                         2010       $11.119      $10.947       697,719
                                                         2011       $10.947      $10.764       551,078
                                                         2012       $10.764      $10.586       452,033
                                                         2013       $10.586      $10.400       331,128

                               65     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7

                                                                                                           Number of
                                                                                Accumulation Accumulation    Units
                                                                   For the Year  Unit Value   Unit Value  Outstanding
                                                                      Ending    at Beginning    at End      at End
Sub-Accounts                                                       December 31   of Period    of Period    of Period
---------------------------------------------------------------------------------------------------------------------
FIDELITY VIP OVERSEAS PORTFOLIO--INITIAL CLASS
                                                                       2004        $7.208       $8.045      382,839
                                                                       2005        $8.045       $9.406      426,944
                                                                       2006        $9.406      $10.909      513,031
                                                                       2007       $10.909      $12.569      470,601
                                                                       2008       $12.569       $6.937      476,598
                                                                       2009        $6.937       $8.620      469,624
                                                                       2010        $8.620       $9.577      413,895
                                                                       2011        $9.577       $7.792      323,321
                                                                       2012        $7.792       $9.240      281,150
                                                                       2013        $9.240      $11.837      229,142
---------------------------------------------------------------------------------------------------------------------
INVESCO V.I. AMERICAN VALUE FUND--SERIES I
 FORMERLY, INVESCO VAN KAMPEN V.I. AMERICAN VALUE FUND--SERIES I
                                                                       2004       $10.000      $11.290      220,091
                                                                       2005       $11.290      $12.455      280,918
                                                                       2006       $12.455      $14.765      311,438
                                                                       2007       $14.765      $15.638      269,763
                                                                       2008       $15.638       $9.017      244,967
                                                                       2009        $9.017      $12.329      201,588
                                                                       2010       $12.329      $14.802      159,248
                                                                       2011       $14.802      $14.672      123,833
                                                                       2012       $14.672      $16.904       96,739
                                                                       2013       $16.904      $22.292       87,271
---------------------------------------------------------------------------------------------------------------------
INVESCO V.I. GROWTH AND INCOME FUND--SERIES II
 FORMERLY, INVESCO VAN KAMPEN V.I. GROWTH AND INCOME
 FUND--SERIES II
                                                                       2004       $10.199      $11.431      238,529
                                                                       2005       $11.431      $12.319      277,577
                                                                       2006       $12.319      $14.033      291,195
                                                                       2007       $14.033      $14.129      213,247
                                                                       2008       $14.129       $9.407      187,559
                                                                       2009        $9.407      $11.466      182,380
                                                                       2010       $11.466      $12.635      151,891
                                                                       2011       $12.635      $12.129      114,411
                                                                       2012       $12.129      $13.621       84,341
                                                                       2013       $13.621      $17.896       65,957
---------------------------------------------------------------------------------------------------------------------
INVESCO V.I. MID CAP GROWTH FUND--SERIES II
 FORMERLY, INVESCO VAN KAMPEN V.I. MID CAP GROWTH FUND--SERIES II
                                                                       2004       $10.000      $11.114       77,019
                                                                       2005       $11.114      $12.130       52,894
                                                                       2006       $12.130      $12.500       60,010
                                                                       2007       $12.500      $14.437       59,849
                                                                       2008       $14.437       $7.538       46,687
                                                                       2009        $7.538      $11.577       51,595
                                                                       2010       $11.577      $14.472       53,523
                                                                       2011       $14.472      $12.884       45,673
                                                                       2012       $12.884      $14.125       28,551
                                                                       2013       $14.125      $18.951       27,068

                               66     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7

                                                                                                          Number of
                                                                               Accumulation Accumulation    Units
                                                                  For the Year  Unit Value   Unit Value  Outstanding
                                                                     Ending    at Beginning    at End      at End
Sub-Accounts                                                      December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------------------
INVESCO V.I. VALUE OPPORTUNITIES FUND--SERIES I
 FORMERLY, INVESCO VAN KAMPEN V.I. VALUE OPPORTUNITIES
 FUND--SERIES I
                                                                      2004       $10.000      $10.781      244,914
                                                                      2005       $10.781      $11.197      251,607
                                                                      2006       $11.197      $12.450      294,765
                                                                      2007       $12.450      $12.415      241,174
                                                                      2008       $12.415       $5.881      236,766
                                                                      2009        $5.881       $8.549      231,753
                                                                      2010        $8.549       $9.014      197,346
                                                                      2011        $9.014       $8.583      140,959
                                                                      2012        $8.583       $9.922      122,553
                                                                      2013        $9.922      $13.034       99,437
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN ENTERPRISE PORTFOLIO--INSTITUTIONAL SHARES
                                                                      2004        $3.715       $4.405      466,868
                                                                      2005        $4.405       $4.860      505,828
                                                                      2006        $4.860       $5.423      510,006
                                                                      2007        $5.423       $6.499      505,513
                                                                      2008        $6.499       $3.592      433,329
                                                                      2009        $3.592       $5.110      419,789
                                                                      2010        $5.110       $6.316      360,339
                                                                      2011        $6.316       $6.116      287,583
                                                                      2012        $6.116       $7.045      245,055
                                                                      2013        $7.045       $9.159      211,368
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN GLOBAL RESEARCH PORTFOLIO--INSTITUTIONAL SHARES
 FORMERLY, JANUS ASPEN WORLDWIDE PORTFOLIO--INSTITUTIONAL SHARES
                                                                      2004        $5.558       $5.719      414,342
                                                                      2005        $5.719       $5.947      364,847
                                                                      2006        $5.947       $6.905      335,256
                                                                      2007        $6.905       $7.434      327,739
                                                                      2008        $7.434       $4.040      279,358
                                                                      2009        $4.040       $5.464      445,607
                                                                      2010        $5.464       $6.216      264,635
                                                                      2011        $6.216       $5.266      213,672
                                                                      2012        $5.266       $6.211      195,301
                                                                      2013        $6.211       $7.834      175,354
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN JANUS PORTFOLIO--INSTITUTIONAL SHARES
                                                                      2004        $5.746       $5.898      275,805
                                                                      2005        $5.898       $6.042      257,364
                                                                      2006        $6.042       $6.610      266,266
                                                                      2007        $6.610       $7.471      225,942
                                                                      2008        $7.471       $4.423      195,932
                                                                      2009        $4.423       $5.923      193,524
                                                                      2010        $5.923       $6.662      183,375
                                                                      2011        $6.662       $6.197      129,587
                                                                      2012        $6.197       $7.217      107,789
                                                                      2013        $7.217       $9.239       89,643

                               67     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7

                                                                                                          Number of
                                                                               Accumulation Accumulation    Units
                                                                  For the Year  Unit Value   Unit Value  Outstanding
                                                                     Ending    at Beginning    at End      at End
Sub-Accounts                                                      December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN OVERSEAS PORTFOLIO--SERVICE SHARES
                                                                      2008       $10.000       $7.225       81,678
                                                                      2009        $7.225      $12.707      127,139
                                                                      2010       $12.707      $15.603      120,730
                                                                      2011       $15.603      $10.369      236,411
                                                                      2012       $10.369      $11.526       64,984
                                                                      2013       $11.526      $12.937       54,455
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES BALANCED PORTFOLIO--INSTITUTIONAL SHARES
                                                                      2004        $9.267       $9.878      705,500
                                                                      2005        $9.878      $10.473      691,502
                                                                      2006       $10.473      $11.389      664,165
                                                                      2007       $11.389      $12.364      559,884
                                                                      2008       $12.364      $10.220      522,134
                                                                      2009       $10.220      $12.636      495,193
                                                                      2010       $12.636      $13.451      424,233
                                                                      2011       $13.451      $13.428      402,662
                                                                      2012       $13.428      $14.984      302,661
                                                                      2013       $14.984      $17.683      251,992
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES FLEXIBLE BOND PORTFOLIO--INSTITUTIONAL SHARES
                                                                      2004       $12.480      $12.743      312,969
                                                                      2005       $12.743      $12.767      291,063
                                                                      2006       $12.767      $13.069      350,195
                                                                      2007       $13.069      $13.738      380,041
                                                                      2008       $13.738      $14.306      355,482
                                                                      2009       $14.306      $15.908      323,948
                                                                      2010       $15.908      $16.870      295,938
                                                                      2011       $16.870      $17.687      252,052
                                                                      2012       $17.687      $18.819      193,648
                                                                      2013       $18.819      $18.458      167,369
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES FOREIGN STOCK PORTFOLIO--SERVICE SHARES
                                                                      2004       $10.132      $11.765       71,988
                                                                      2005       $11.765      $12.276       79,929
                                                                      2006       $12.276      $14.235       72,800
                                                                      2007       $14.235      $16.532       78,321
                                                                      2008       $16.532      $15.537            0
--------------------------------------------------------------------------------------------------------------------
MFS(R) GROWTH SERIES--INITIAL CLASS
                                                                      2004        $4.432       $4.917      274,686
                                                                      2005        $4.917       $5.273      269,766
                                                                      2006        $5.273       $5.588      247,942
                                                                      2007        $5.588       $6.650      220,878
                                                                      2008        $6.650       $4.087      314,346
                                                                      2009        $4.087       $5.527      175,017
                                                                      2010        $5.527       $6.261      155,208
                                                                      2011        $6.261       $6.130      113,799
                                                                      2012        $6.130       $7.067       98,625
                                                                      2013        $7.067       $9.499       67,784

                               68     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7

                                                                                      Number of
                                                           Accumulation Accumulation    Units
                                              For the Year  Unit Value   Unit Value  Outstanding
                                                 Ending    at Beginning    at End      at End
Sub-Accounts                                  December 31   of Period    of Period    of Period
------------------------------------------------------------------------------------------------
MFS(R) INVESTORS TRUST SERIES--INITIAL CLASS
                                                  2004        $7.567       $8.276      136,211
                                                  2005        $8.276       $8.724      135,382
                                                  2006        $8.724       $9.682      134,594
                                                  2007        $9.682      $10.488      127,128
                                                  2008       $10.488       $6.893      180,349
                                                  2009        $6.893       $8.591      197,186
                                                  2010        $8.591       $9.375       86,881
                                                  2011        $9.375       $9.007       59,938
                                                  2012        $9.007      $10.543       53,533
                                                  2013       $10.543      $13.674       32,594
------------------------------------------------------------------------------------------------
MFS(R) NEW DISCOVERY SERIES--INITIAL CLASS
                                                  2004        $7.374       $7.715      623,501
                                                  2005        $7.715       $7.975      560,525
                                                  2006        $7.975       $8.868      514,110
                                                  2007        $8.868       $8.928      480,804
                                                  2008        $8.928       $5.320      407,025
                                                  2009        $5.320       $8.527      412,667
                                                  2010        $8.527      $11.418      350,753
                                                  2011       $11.418      $10.063      280,613
                                                  2012       $10.063      $11.981      214,325
                                                  2013       $11.981      $16.653      215,511
------------------------------------------------------------------------------------------------
MFS(R) RESEARCH SERIES--INITIAL CLASS
                                                  2004        $6.227       $7.085       53,593
                                                  2005        $7.085       $7.502       52,102
                                                  2006        $7.502       $8.141       49,634
                                                  2007        $8.141       $9.050       50,049
                                                  2008        $9.050       $5.681       46,891
                                                  2009        $5.681       $7.284       43,067
                                                  2010        $7.284       $8.291       38,811
                                                  2011        $8.291       $8.107       26,137
                                                  2012        $8.107       $9.337      155,546
                                                  2013        $9.337      $12.132       42,010
------------------------------------------------------------------------------------------------
MFS(R) TOTAL RETURN SERIES--INITIAL CLASS
                                                  2004       $11.736      $12.832      590,723
                                                  2005       $12.832      $12.959      622,265
                                                  2006       $12.959      $14.243      569,919
                                                  2007       $14.243      $14.577      589,170
                                                  2008       $14.577      $11.148      454,138
                                                  2009       $11.148      $12.923      417,681
                                                  2010       $12.923      $13.953      393,032
                                                  2011       $13.953      $13.947      283,231
                                                  2012       $13.947      $15.240      249,819
                                                  2013       $15.240      $17.819      220,864

                               69     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7

                                                                                                   Number of
                                                                        Accumulation Accumulation    Units
                                                           For the Year  Unit Value   Unit Value  Outstanding
                                                              Ending    at Beginning    at End      at End
Sub-Accounts                                               December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET SMALL CAP FUND/VA--SERVICE SHARES
 FORMERLY, OPPENHEIMER MAIN STREET SMALL- & MID-CAP
 FUND(R)/VA--SERVICE SHARES
                                                               2004       $11.076      $12.965      323,468
                                                               2005       $12.965      $13.972      312,606
                                                               2006       $13.972      $15.735      325,308
                                                               2007       $15.735      $15.238      316,074
                                                               2008       $15.238       $9.278      291,787
                                                               2009        $9.278      $12.473      266,203
                                                               2010       $12.473      $15.075      255,321
                                                               2011       $15.075      $14.454      208,709
                                                               2012       $14.454      $16.704      184,340
                                                               2013       $16.704      $23.071      188,258
-------------------------------------------------------------------------------------------------------------
PIMCO FOREIGN BOND PORTFOLIO (U.S. DOLLAR-HEDGED)--
 ADMINISTRATIVE SHARES
                                                               2004       $10.571      $10.960      100,873
                                                               2005       $10.960      $11.319      106,489
                                                               2006       $11.319      $11.362       99,214
                                                               2007       $11.362      $11.563      106,231
                                                               2008       $11.563      $11.086      122,885
                                                               2009       $11.086      $12.591      135,635
                                                               2010       $12.591      $13.417      119,213
                                                               2011       $13.417      $14.070       85,468
                                                               2012       $14.070      $15.317       51,144
                                                               2013       $15.317      $15.120       37,907
-------------------------------------------------------------------------------------------------------------
PIMCO TOTAL RETURN PORTFOLIO--ADMINISTRATIVE SHARES
                                                               2004       $10.851      $11.178      604,097
                                                               2005       $11.178      $11.247      614,406
                                                               2006       $11.247      $11.473      512,461
                                                               2007       $11.473      $12.255      483,376
                                                               2008       $12.255      $12.616      572,089
                                                               2009       $12.616      $14.135      536,002
                                                               2010       $14.135      $15.010      502,876
                                                               2011       $15.010      $15.275      328,409
                                                               2012       $15.275      $16.441      247,570
                                                               2013       $16.441      $15.831      198,615
-------------------------------------------------------------------------------------------------------------
PREMIER VIT NACM SMALL CAP PORTFOLIO--CLASS 1
                                                               2004       $10.051      $11.637      244,720
                                                               2005       $11.637      $11.436      236,295
                                                               2006       $11.436      $13.938      205,170
                                                               2007       $13.938      $13.767      172,785
                                                               2008       $13.767       $7.892      167,008
                                                               2009        $7.892       $8.958      160,896
                                                               2010        $8.958      $10.376            0

                               70     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7

                                                                                      Number of
                                                           Accumulation Accumulation    Units
                                              For the Year  Unit Value   Unit Value  Outstanding
                                                 Ending    at Beginning    at End      at End
Sub-Accounts                                  December 31   of Period    of Period    of Period
------------------------------------------------------------------------------------------------
PREMIER VIT OPCAP BALANCED PORTFOLIO
                                                  2004       $10.000      $10.772       91,944
                                                  2005       $10.772      $10.870      106,673
                                                  2006       $10.870      $11.829       97,834
                                                  2007       $11.829      $11.102       94,157
                                                  2008       $11.102       $7.504       80,619
                                                  2009        $7.504       $7.230            0
------------------------------------------------------------------------------------------------
PUTNAM VT INTERNATIONAL VALUE FUND--CLASS IB
                                                  2004       $11.059      $13.141       58,105
                                                  2005       $13.141      $14.727       61,333
                                                  2006       $14.727      $18.403      109,461
                                                  2007       $18.403      $19.339      175,336
                                                  2008       $19.339      $10.253       80,251
                                                  2009       $10.253      $12.707       72,272
                                                  2010       $12.707      $13.369       62,701
                                                  2011       $13.369      $11.322       51,749
                                                  2012       $11.322      $13.532       44,267
                                                  2013       $13.532      $16.243       35,363
------------------------------------------------------------------------------------------------
RIDGEWORTH LARGE CAP GROWTH STOCK FUND
                                                  2004        $7.992       $8.380       63,858
                                                  2005        $8.380       $8.157       58,249
                                                  2006        $8.157       $8.879       51,761
                                                  2007        $8.879      $10.052       47,830
                                                  2008       $10.052       $5.856       43,139
                                                  2009        $5.856       $5.951            0
------------------------------------------------------------------------------------------------
RIDGEWORTH LARGE CAP VALUE EQUITY FUND
                                                  2004       $11.201      $12.683      100,258
                                                  2005       $12.683      $12.925       68,271
                                                  2006       $12.925      $15.546       93,618
                                                  2007       $15.546      $15.810       49,278
                                                  2008       $15.810      $10.437       30,278
                                                  2009       $10.437       $9.859            0
------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME PORTFOLIO--I
                                                  2004       $12.073      $13.627      761,565
                                                  2005       $13.627      $13.909      796,314
                                                  2006       $13.909      $16.254      661,730
                                                  2007       $16.254      $16.483      601,481
                                                  2008       $16.483      $10.343      537,201
                                                  2009       $10.343      $12.759      523,378
                                                  2010       $12.759      $14.414      428,716
                                                  2011       $14.414      $14.056      307,413
                                                  2012       $14.056      $16.172      260,866
                                                  2013       $16.172      $20.605      241,316

                               71     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7

                                                                                        Number of
                                                             Accumulation Accumulation    Units
                                                For the Year  Unit Value   Unit Value  Outstanding
                                                   Ending    at Beginning    at End      at End
Sub-Accounts                                    December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK PORTFOLIO--I
                                                    2004        $6.716       $7.505      176,753
                                                    2005        $7.505       $8.554      203,771
                                                    2006        $8.554      $10.006      257,698
                                                    2007       $10.006      $11.107      256,965
                                                    2008       $11.107       $5.596      188,929
                                                    2009        $5.596       $8.375      202,112
                                                    2010        $8.375       $9.415      262,241
                                                    2011        $9.415       $8.060      158,565
                                                    2012        $8.060       $9.376      121,404
                                                    2013        $9.376      $10.503      128,895
--------------------------------------------------------------------------------------------------
T. ROWE PRICE MID-CAP GROWTH PORTFOLIO--I
                                                    2004       $10.288      $11.957      675,635
                                                    2005       $11.957      $13.476      621,478
                                                    2006       $13.476      $14.114      575,076
                                                    2007       $14.114      $16.289      538,625
                                                    2008       $16.289       $9.638      472,274
                                                    2009        $9.638      $13.787      438,741
                                                    2010       $13.787      $17.348      371,524
                                                    2011       $17.348      $16.823      257,098
                                                    2012       $16.823      $18.818      214,315
                                                    2013       $18.818      $25.264      179,849
--------------------------------------------------------------------------------------------------
T. ROWE PRICE NEW AMERICA GROWTH PORTFOLIO--I
                                                    2004        $7.284       $7.933      120,707
                                                    2005        $7.933       $8.140      126,892
                                                    2006        $8.140       $8.581      132,467
                                                    2007        $8.581       $9.589      126,622
                                                    2008        $9.589       $5.816      125,436
                                                    2009        $5.816       $8.555      120,111
                                                    2010        $8.555      $10.054      108,637
                                                    2011       $10.054       $9.769       81,021
                                                    2012        $9.769      $10.853       68,813
                                                    2013       $10.853      $14.711       43,587
--------------------------------------------------------------------------------------------------
WELLS FARGO ADVANTAGE VT DISCOVERY FUND
                                                    2005       $10.000      $11.435      177,119
                                                    2006       $11.435      $12.876      174,427
                                                    2007       $12.876      $15.468      167,923
                                                    2008       $15.468       $8.453      150,363
                                                    2009        $8.453      $11.648      130,113
                                                    2010       $11.648      $15.507      125,559
                                                    2011       $15.507      $15.296       90,356
                                                    2012       $15.296      $17.686      106,448
                                                    2013       $17.686      $24.980      120,720

                               72     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7

                                                                                            Number of
                                                                 Accumulation Accumulation    Units
                                                    For the Year  Unit Value   Unit Value  Outstanding
                                                       Ending    at Beginning    at End      at End
Sub-Accounts                                        December 31   of Period    of Period    of Period
------------------------------------------------------------------------------------------------------
WELLS FARGO ADVANTAGE VT OPPORTUNITY FUND--CLASS 2
                                                        2005       $10.000      $10.996      449,486
                                                        2006       $10.996      $12.120      420,788
                                                        2007       $12.120      $12.692      391,679
                                                        2008       $12.692       $7.467      344,261
                                                        2009        $7.467      $10.835      303,876
                                                        2010       $10.835      $13.169      278,789
                                                        2011       $13.169      $12.221      163,451
                                                        2012       $12.221      $13.865      116,811
                                                        2013       $13.865      $17.796      101,343

* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.70% and an administrative expense charge of 0.10%.

                               73     PROSPECTUS

APPENDIX B
--------------------------------------------------------------------------------

ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

           Purchase Payment:                $40,000.00
           ---------------------------------------------------------
           Guarantee Period:                5 Years
           ---------------------------------------------------------
           Guaranteed Interest Rate:        5% Annual Effective Rate
           ---------------------------------------------------------
           5-year Treasury Rate at Time of
           Purchase Payment:                6%
           ---------------------------------------------------------

The following examples illustrate how the Market Value Adjustment and the
Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5%
assumed Guaranteed Interest Rate is the rate required to be used in the
"Summary of Expenses." In these examples, the withdrawal occurs one year after the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers. No Withdrawal
Charge applies to transfers.

Assuming that the entire $40,000.00 Purchase Payment is allocated to the
Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be
$51,051.26. After one year, when the withdrawals occur in these examples, the
Contract Value would be $42,000.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment and the Withdrawal Charge only apply to the portion of a withdrawal that is greater than the Free Withdrawal Amount. Accordingly, the first step is to calculate the Free Withdrawal Amount.

The Free Withdrawal Amount is equal to:

   (a) the greater of:

   . earnings not previously withdrawn; or

   . 15% of your total Purchase Payments in the most recent seven years; plus

   (b) an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

Here, (a) equals $6,000.00, because 15% of the total Purchase Payments in the most recent seven years ($6,000.00 = 15% X $40,000.00) is greater than the earnings not previously withdrawn ($2,000.00). (b) equals $0, because all of the Purchase Payments were made less than seven years age. Accordingly, the
Free Withdrawal Amount is $6,000.00.

The formula that we use to determine the amount of the Market Value Adjustment is:

   .9 X (I - J) X N

where: I = the Treasury Rate for a maturity equal to the relevant Guarantee
Period for the week preceding the beginning of the Guarantee Period;

J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period. These examples also show the Withdrawal Charge (if any), which would be calculated separately from the Market Value Adjustment.

EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury
Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

   .9 X (.06 - .065) X 4 = -.0180

The Market Value Adjustment is a reduction of $648.00 from the amount withdrawn:

   $ - 648.00 = -.0180 X ($42,000.00 - $6,000.00)

A Withdrawal Charge of 7% would be assessed against the Purchase Payments withdrawn that are less than seven years old and are not eligible for free withdrawal. Under the Contract, earnings are deemed to be withdrawn before
Purchase Payments. Accordingly, in this example, the amount of the Purchase
Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00).

Therefore, the Withdrawal Charge would be:

   $2,520.00 = 7% X (40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

   $38,832.00 = $42,000.00-$648.00 - $2,520.00

                               74     PROSPECTUS

EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year

Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:

   .9 X (.06 - .055) X 4 = .0180

The Market Value Adjustment would increase the amount withdrawn by $648.00, as follows:

   $648.00 = .0180 X ($42,000.00 - $6,000.00)

As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or
$4,000.00 ($6,000.00 - $2,000.00). Therefore, the Withdrawal Charge would be:

   $2,520.00 = 7% X ($40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

   $40,128.00 = $42,000.00 + $648.00 - $2,520.00

EXAMPLE OF A PARTIAL WITHDRAWAL

If you request a partial withdrawal from a Guarantee Period, we can either
(1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment and
Withdrawal Charge. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, the Market Value Adjustment and Withdrawal Charge would be calculated as follows:

                Let:   AW =   the total amount to be withdrawn
                                from your Contract Value
                      MVA =   Market Value Adjustment
                       WC =   Withdrawal Charge
                      AW' =   amount subject to Market Value
                                Adjustment and Withdrawal
                                Charge
                Then   AW -   $20,000.00 = WC - MVA

Since neither the Market Value Adjustment nor the Withdrawal Charge apply to the free withdrawal amount, we can solve directly for the amount subject to the
Market Value Adjustment and the Withdrawal Charge (i.e., AW'), which equals AW
- $6,000.00. Then, AW = AW' + $6,000, and AW' + $6,000.00 - $20,000.00 = WC -
MVA.

                 MVA. =   - .018 X AW'
                 WC.. =   .07 X AW'
                 WC.. -   MVA = .088AW'
                 AW'. -   $14,000.00 = .088AW'
                 AW'. =   $14,000.00 / (1 - .088) = $15,350.88
                 MVA. =   - .018 X $15,350.88 = - $276.32
                 WC.. =   .07 X $15,350.88 = $1,074.56

AW = Total amount withdrawn = $15,350.88 + $6,000.00 = $21,350.88

You receive $20,000.00; the total amount subtracted from your contract is
$21,350.88; the Market Value Adjustment is $276.32; and the Withdrawal Charge
is $1,074.56. Your remaining Contract Value is $20,649.12.

If, however, in the same example, you wished to withdraw $20,000.00 from your
Contract Value and receive the adjusted amount, the calculations would be as follows:

By definition, AW = total amount withdrawn from your Contract Value = $20,000.00

                 AW'  =   amount that MVA & WC are applied to
                      =   amount withdrawn in excess of Free
                            Amount = $20,000.00 - $6,000.00 =
                            $14,000.00
                 MVA  =   - .018 X $14,000.00 = - $252.00
                 WC   =   .07 X $14,000.00 = $980.00

You would receive $20,000.00 - $252.00 - $980.00 = $18,768.00; the total amount subtracted from your Contract Value is $20,000.00. Your remaining Contract
Value would be $22,000.00.

EXAMPLE OF FREE WITHDRAWAL AMOUNT

Assume that in the foregoing example, after four years $8,620.25 in interest had been credited and that the Contract Value in the Fixed Account equaled
$48,620.25. In this example, if no prior withdrawals have been made, you could withdraw up to $8,620.25 without incurring a Market Value Adjustment or a
Withdrawal Charge. The Free Withdrawal Amount would be $8,620.25, because the interest credited ($8,620.25) is greater than 15% of the Total Purchase
Payments in the most recent seven years ($40,000.00 X .15 = $6,000.00).

                               75     PROSPECTUS

LBL3055-7

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